UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Olaplex Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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Olaplex Holdings, Inc.

432 Park Avenue South, Third Floor

New York, NY 10016

NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS

AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

To our Stockholders:

This notice of written consent and appraisal rights and information statement is being furnished to the holders of common stock, par value $0.001 per share (the “Common Stock”), of Olaplex Holdings, Inc., a Delaware corporation (“Olaplex” or the “Company”), in connection with the Agreement and Plan of Merger, dated as of March 26, 2026, by and among the Company, Henkel US Operations Corporation, a Delaware corporation (“Parent”), and Margot Acquisition Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), a copy of which is attached as Annex A to this information statement (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of Parent (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). Upon consummation of the Merger, (i) each share (a “Share” and collectively, the “Shares”) of Common Stock issued and outstanding immediately prior to the date and time at which the Merger becomes effective (the “Effective Time”) (other than those Shares described in clauses (ii) and (iii) below) will be converted automatically into the right to receive $2.06 per Share (the “Merger Consideration”), payable net to the holder in cash, without interest, subject to any withholding of taxes required by applicable law as provided in the Merger Agreement, and all such Shares will no longer be outstanding and will automatically be canceled and will cease to exist; (ii) Shares held by the Company as treasury stock or held directly by Parent or Merger Sub, or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub, in each case, immediately prior to the Effective Time, shall automatically be canceled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof; and (iii) Shares issued and outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand, and has properly demanded, appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware, as amended (“DGCL”) (such Shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and such Shares shall be canceled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL with respect to such Dissenting Shares.

The board of directors of the Company (the “Board”) unanimously: (i) determined that the Merger Agreement and the Merger and the other Transactions are advisable, fair to and in the best interests of the Company and its stockholders (the “Company Stockholders”), (ii) approved, adopted and declared advisable the entrance into and execution and delivery of the Merger Agreement and the Transactions, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company Stockholders for its adoption and (iv) subject to the terms and conditions of the Merger Agreement, recommended that the Company Stockholders adopt the Merger Agreement.

The adoption of the Merger Agreement by the Company Stockholders required the affirmative vote or written consent by holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote thereon. On March 26, 2026, (i) Advent International GPE IX Limited Partnership, (ii) Advent International GPE IX-B Limited Partnership, (iii) Advent International GPE IX-C Limited Partnership, (iv) Advent International GPE IX-F Limited Partnership, (v) Advent International GPE IX-G Limited Partnership, (vi) Advent International GPE IX-H Limited Partnership, (vii) Advent International GPE IX-I Limited Partnership, (viii) Advent International GPE IX-A SCSp, (ix) Advent International GPE IX-D SCSp, (x) Advent International GPE IX-E SCSp, (xi) Advent International GPE IX Strategic Investors SCSp, (xii) Advent Partners GPE IX Limited Partnership, (xiii) Advent Partners GPE IX-A Limited Partnership,

(xiv) Advent Partners GPE IX Cayman Limited Partnership, (xv) Advent Partners GPE IX-A Cayman Limited Partnership and (xvi) Advent Partners GPE IX-B Cayman Limited Partnership (collectively, the “Advent Stockholders”), which at such time beneficially owned an aggregate of 499,468,771 Shares, representing approximately 75% of the issued and outstanding Shares, executed and delivered a written consent adopting the Merger Agreement and approving the Transactions, including the Merger (the “Principal Stockholders Written Consent”). As a result, no further action by any Company Stockholder is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement or approve the Transactions, including the Merger, and the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the Transactions, including the Merger. This notice and the accompanying information statement shall constitute notice to you from the Company of the Principal Stockholders Written Consent in accordance with Section 228(e) of the DGCL.

Under Section 262 of the DGCL, if the Merger is completed, subject to compliance with the requirements of Section 262 of the DGCL, holders of shares of Common Stock, other than the Advent Stockholders which have previously waived their appraisal rights, will have the right to seek an appraisal for, and be paid the “fair value” in cash of, their shares of Common Stock (as determined by the Delaware Court of Chancery), together with interest, if any, on the amount determined to be fair value, instead of receiving the Merger Consideration. To exercise your appraisal rights, you must submit a written demand for an appraisal to the Company no later than 20 days after the mailing of this information statement, which mailing date is May 4, 2026 and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex D. This notice and the accompanying information statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL in connection with the Merger.

We urge you to read the entire information statement carefully. If the Merger is completed, you will receive instructions regarding payment for your shares of Common Stock.

BY ORDER OF THE BOARD OF DIRECTORS,

Amanda Baldwin	John C. Duffy
Chief Executive Officer	General Counsel and Secretary

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.

This information statement is dated May 4, 2026 and is first being mailed to stockholders on or about May 4, 2026.

i

ii

SUMMARY

This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To fully understand the Merger, as defined and as described below, contemplated by the Agreement and Plan of Merger, dated as of March 26, 2026 (the “Merger Agreement”), by and among Olaplex Holdings, Inc., a Delaware corporation, Henkel US Operations Corporation, a Delaware corporation (“Parent”) and Margot Acquisition Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and for a more complete description of the legal terms of the Merger, you should carefully read this entire information statement, the annexes attached to this information statement (which are incorporated by reference herein) and the documents referred to or incorporated by reference in this information statement. We have included page references in parentheses to direct you to the appropriate place in this information statement for a more complete description of the topics presented in this summary. Except as otherwise specifically noted in this information statement or as the context otherwise requires “Olaplex,” the “Company” or “we,” “our,” “us” and similar words in this information statement refer to Olaplex Holdings, Inc. including, in certain cases, its subsidiaries. All references to the “Merger” refer to the merger of Merger Sub with and into Olaplex with Olaplex surviving as a wholly owned subsidiary of Parent. Olaplex, following completion of the Merger, is sometimes referred to in this information statement as the “Surviving Corporation.” This information statement is dated May 4, 2026 and is first being mailed to our stockholders on or about May 4, 2026.

The Parties to the Merger Agreement (page 18)

Olaplex. The Company, based in New York, New York, is a Delaware corporation. The Company is a foundational health and beauty company powered by breakthrough innovation that starts with and is inspired by the professional hairstylist. The Company’s products are designed to enable professional hairstylists and their clients to achieve their best results and to provide consumers with a holistic hair regimen that starts by establishing a foundation for healthy hair. The Company’s principal executive offices are located at 432 Park Avenue South, Third Floor, New York, NY 10016 and its telephone number is (310) 691-0776. Additional information about the Company is included in documents incorporated by reference into this information statement and our filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page 96.

The Company’s common stock, par value $0.001 per share (the “Common Stock”), is listed with and trades on the Nasdaq Global Select Market (“Nasdaq”) under the ticker symbol “OLPX.”

Parent. Parent is a Delaware corporation and an indirect wholly owned subsidiary of Henkel AG & Co. KGaA (“Henkel”). After the closing of the Merger, Parent will be the parent company of the Company. Parent’s headquarters offices are located at One Henkel Way, Rocky Hill, CT 06067 and its telephone number is (860) 571-5100.

Merger Sub. Merger Sub was formed by Parent solely for the purpose of completing the Merger. Merger Sub is a direct, wholly owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations under the Merger Agreement and matters ancillary to the Merger Agreement. Upon the consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at One Henkel Way, Rocky Hill, CT 06067, and its telephone number is (860) 571-5100.

The Merger (page 19)

On March 26, 2026, the Company entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with Delaware law, at the effective time of the Merger, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”). After the Effective Time you will not own any shares of Common Stock and instead will be entitled to receive the cash Merger Consideration or, if you are entitled to demand, and have properly demanded, the appraisal rights granted to you under the DGCL with respect to Dissenting Shares.

The Merger Consideration (page 61)

Pursuant to the Merger Agreement, at the Effective Time, each (i) share (a “Share” and collectively, the “Shares”) of Common Stock, issued and outstanding immediately prior to the date and time at which the Merger becomes effective (the “Effective Time”) (other than those Shares described in clauses (ii) and (iii) below) will be converted automatically into the right to receive $2.06 per Share (the “Merger Consideration”), payable net to the holder in cash, without interest, subject to any withholding of taxes required by applicable law as provided in the Merger Agreement, and all such Shares will no longer be outstanding and will automatically be canceled and will cease to exist; (ii) each Share held by the Company as treasury stock or held directly by Parent or Merger Sub, or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub, in each case, immediately prior to the Effective Time, shall automatically be canceled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof; and (iii) each Share issued and outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand, and has properly demanded, appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) (such Shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and such Shares shall be canceled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL with respect to such Dissenting Shares.

Treatment of Equity Awards (page 61)

Pursuant to the Merger Agreement, at the Effective Time each outstanding Company Option and Company RSU Award (each, as defined below) will be treated as follows (in all cases, subject to applicable tax withholding):

•

At the Effective Time, each option to purchase Shares granted under the Company’s 2021 Equity Incentive Plan, the Company’s Amended & Restated 2020 Omnibus Equity Incentive Plan and any other effective equity or equity-based incentive plan sponsored by the Company or any of its affiliates (each such option a “Company Option”, and such equity or equity-based incentive plans, collectively, the “Company Equity Plans”) that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) shall, by virtue of the Merger, automatically and without any required action on the part of the holder thereof, the Company or Parent be canceled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the aggregate number of Shares underlying such Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per Share exercise price of such Company Option; provided, however, that any Company Option that has a per Share exercise price that is equal to or greater than the Merger Consideration shall be canceled for no consideration; and

•

At the Effective Time, each award of restricted stock units covering Shares granted under the Company Equity Plans (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time (whether vested or unvested) shall, by virtue of the Merger, automatically and without any required action on the part of the holder thereof, the Company or Parent be canceled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the aggregate number of Shares underlying such Company RSU Award multiplied by (y) the Merger Consideration.

Recommendation of the Board; Reasons for the Merger (page 32)

After considering various reasons discussed in “The Merger – Recommendation of the Board; Reasons for the Merger” beginning on page 32, the board of directors of the Company (the “Board”) unanimously: (i) determined that the Merger Agreement and the Merger and the other Transactions are advisable, fair to and in the best interests of the Company and its stockholders (the “Company Stockholders”), (ii) approved, adopted and declared advisable the entrance into and execution and delivery of the Merger Agreement and the Transactions, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company Stockholders for its adoption and (iv) subject to the terms and conditions of the Merger Agreement, recommended that the Company Stockholders adopt the Merger Agreement.

Required Stockholder Approval for the Merger (page 36)

Under the DGCL and the Company’s certificate of incorporation, the only vote of holders of any class or series of Shares or other equity interests of the Company necessary to adopt the Merger Agreement is the adoption of the Merger Agreement by the holders of a majority of the voting power represented by the Shares that are outstanding and entitled to vote thereon voting together as a single class (the “Company Stockholder Approval”). As of March 25, 2026, the record date for determining the Company Stockholders entitled to vote on the adoption of the Merger Agreement, there were 671,711,593 shares of Common Stock issued and outstanding.

On March 26, 2026, following the execution of the Merger Agreement, (i) Advent International GPE IX Limited Partnership, (ii) Advent International GPE IX-B Limited Partnership, (iii) Advent International GPE IX-C Limited Partnership, (iv) Advent International GPE IX-F Limited Partnership, (v) Advent International GPE IX-G Limited Partnership, (vi) Advent International GPE IX-H Limited Partnership, (vii) Advent International GPE IX-I Limited Partnership, (viii) Advent International GPE IX-A SCSp, (ix) Advent International GPE IX-D SCSp, (x) Advent International GPE IX-E SCSp, (xi) Advent International GPE IX Strategic Investors SCSp, (xii) Advent Partners GPE IX Limited Partnership, (xiii) Advent Partners GPE IX-A Limited Partnership, (xiv) Advent Partners GPE IX Cayman Limited Partnership, (xv) Advent Partners GPE IX-A Cayman Limited Partnership and (xvi) Advent Partners GPE IX-B Cayman Limited Partnership (collectively, the “Advent Stockholders”), which at such time beneficially owned an aggregate of 499,468,771 Shares, representing approximately 75% of the combined voting power of the issued and outstanding shares of Common Stock, executed and delivered a written consent adopting the Merger Agreement and approving the Transactions, including the Merger (the “Principal Stockholders Written Consent”). This Written Consent satisfied the Company Stockholder Approval. No further action by any other stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement or the approval of the Transactions, including the Merger. As a result, the Company will not be soliciting your vote for or consent to the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, and will not call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement and the approval of the Transactions, including the Merger. No action by the stockholders of Parent is required to complete the Merger and all requisite corporate action by and on behalf of Merger Sub required to complete the Merger has been taken.

When actions are taken by the written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action be given to those stockholders who did not consent in writing to the action and who would have been entitled to notice of the meeting if the action had been taken at a meeting and the record date for notice of such meeting were the record date for the action by consent. This information statement and the notice attached hereto constitute notice to you from the Company of the Principal Stockholders Written Consent as required by Delaware law.

Opinion of J.P. Morgan (page 36)

At the meeting of the Board on March 24, 2026, J.P. Morgan Securities LLC (“J.P. Morgan”) rendered its oral opinion to the Board to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of Common Stock (other than holders of Excluded Shares as defined in such opinion) in the Merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its March 24, 2026, oral opinion by delivering its written opinion, dated March 24, 2026, to the Board that, as of such date, the Merger Consideration to be paid to the holders of Common Stock (other than holders of Excluded Shares as defined in such opinion) in the proposed Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated March 24, 2026, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex C and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this information statement is qualified in its entirety by reference to the full text of such opinion. Company Stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Merger, and was limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Common Stock in the Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The opinion does not constitute a recommendation to any Company Stockholder as to how Company Stockholders should vote with respect to the Merger or any other matter.

For a description of the opinion that the Board received from J.P. Morgan, see the section entitled “The Merger – Opinion of J.P. Morgan” beginning on page 36.

Financing (page 47)

The Merger is not conditioned on Parent’s ability to obtain financing. Parent has represented to the Company that it has available to it and (assuming satisfaction, or waiver of the conditions of Parent’s and Merger Sub’s obligations to consummate the Merger in accordance with the Merger Agreement) will have on the date on which the Merger actually occurs (the “Closing Date”) available funds necessary to (i) consummate the Merger and the other Transactions, (ii) pay any and all fees and expenses required to be paid at closing by Parent and Merger Sub in connection therewith, and (iii)  satisfy all of the other payment obligations of Parent and Merger Sub in connection with the Merger and the other Transactions.

The Merger Agreement (page 60)

Conditions to the Closing of the Merger (page 79)

The obligation of each party to consummate the Merger and the other Transactions is subject to the satisfaction (or waiver, if permissible under applicable law) at the Effective Time of each of the following conditions:

•	the Company Stockholder Approval shall have been obtained (which was satisfied upon delivery of the Principal Stockholders Written Consent on March 26, 2026);

•

at least 20 calendar days have elapsed since the Company mailed this information statement to the Company Stockholders as contemplated by Regulation 14C of the Securities Exchange Act of 1934 (the “Exchange Act”) (including Rule 14c-2 promulgated under the Exchange Act);

•

the consummation of the Merger shall not then be restrained, enjoined or prohibited by any order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other governmental entity, and there shall not be in effect any law enacted, issued or promulgated by any governmental entity of competent jurisdiction that prevents the consummation of the Merger; and

•

any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) applicable to the Merger shall have expired or been terminated, and the other approvals, waivers, and waiting, notice, approval or review periods under the laws of the United States, Germany, Australia and the United Kingdom shall have expired, been terminated, otherwise obtained or deemed to have been received, as applicable.

The obligation of the Company to consummate the Merger is further subject to fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:

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the accuracy of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement, subject in some instances to materiality or Parent Material Adverse Effect qualifiers, as of the date of the Merger Agreement and as of the Closing Date in the manner described under “The Merger Agreement – Conditions to the Closing of the Merger” beginning on page 79, except that each representation and warranty relating to a specific date or time need only be accurate as of such date or time;

•

Parent and Merger Sub having performed or complied in all material respects with all obligations, covenants and agreements required to be performed or complied with by them at or prior to the Effective Time; and

•	Parent having delivered to the Company a certificate, dated as of the Closing Date and signed by an executive officer of Parent, certifying that the two conditions specified above have been satisfied.

The obligations of Parent and Merger Sub to consummate the Merger are further subject to satisfaction (or waiver by Parent where permissible pursuant to applicable law), at or prior to the Effective Time of the following conditions:

•

the accuracy of the representations and warranties of the Company being true and correct in all material respects, subject in some instances to materiality or Company Material Adverse Effect qualifiers, and except for certain de minimis inaccuracies, as of the date of the Merger Agreement and as of the Closing Date in the manner described under “The Merger Agreement – Conditions to the Closing of the Merger” beginning on page 79, except that each representation and warranty relating to a specific date or time need only be accurate as of such date or time;

•	the Company having performed and complied in all material respects with each of the obligations, covenants and agreements required to be performed or complied with at or prior to the Effective Time;

•	no Company Material Adverse Effect (as defined in “The Merger Agreement – Representations and Warranties” beginning on page 64) shall have occurred since the date of the Merger Agreement;

•

the Company having delivered to Parent a certificate, dated as of the Closing Date and signed by an executive officer of the Company, certifying that the three conditions specified above have been satisfied; and

•

the waiver and amendment agreement with respect to the Advent Stockholders under the TRA Waiver and Amendment (as defined in “Summary – TRA Waiver and Amendment” beginning on page 9) remaining in full force and effect in accordance with its terms and otherwise having not been amended, repudiated, revoked or withdrawn by any Advent Stockholder.

No Solicitation (page 70)

After the date of the Merger Agreement, the Company ceased, and directed its directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives, all of which we refer to as representatives, to cease, any discussions or negotiations with any third party related to, or that would reasonably be expected to lead to, an Acquisition Proposal (as defined in “The Merger Agreement – Change in Recommendation” beginning on page 72).

Except as expressly permitted by the Merger Agreement, the Company will not, and will direct its representatives not to, directly or indirectly:

•

solicit, initiate, knowingly encourage or facilitate the making or submission of any Acquisition Proposal (it being understood and agreed that ministerial acts that are not otherwise prohibited by the Merger Agreement (such as answering unsolicited phone calls) will not be deemed a violation of this prohibition);

•

furnish to any person (other than to Parent or Merger Sub and their respective representatives) any non-public information relating to the Company or any of its subsidiaries or afford to any person (other than Parent or Merger Sub and their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries, in any such case that relates to or would reasonably be expected to lead to an Acquisition Proposal;

•	participate in or engage in discussions or negotiations with any person that relates to or would reasonably be expected to lead to an Acquisition Proposal;

•	grant any waiver or release under Section 203 of the DGCL or any other state takeover law; or

•

enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an acceptable confidentiality agreement.

Notwithstanding the restrictions set forth above, at any time prior to obtaining the Company Stockholder Approval, which was obtained on March 26, 2026 upon delivery of the Principal Stockholders Written Consent, the Company could have, directly or indirectly through its representatives, participated or engaged in discussions or negotiations with, or furnished non-public information relating to the Company or any of its subsidiaries, or afforded access to its business, properties, assets, books, records, other non-public information or personnel, pursuant to an acceptable confidentiality agreement, to any person that made, renewed or delivered to the Company an Acquisition Proposal on or after the date of the Merger Agreement. However, such actions could only have been taken if (i) the Board or a committee thereof determined in good faith, after consultation with its financial advisors and outside legal counsel, that the Acquisition Proposal constituted or could reasonably be expected to lead to a Superior Proposal (as defined in “The Merger Agreement – No Solicitation” beginning on page 70); (ii) the Board or a committee thereof had determined in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to consider the proposal would reasonably be expected to be inconsistent with its fiduciary duties; and (iii) prior to furnishing non-public information to such person, the Company received an executed acceptable confidentiality agreement.

The Company’s rights to engage in negotiations or discussions with third parties and to terminate the Merger Agreement as described above ceased on March 26, 2026 upon delivery of the Principal Stockholders Written Consent in accordance with the terms of the Merger Agreement.

Change in Recommendation

Neither the Board nor any committee thereof can (i) withhold, withdraw, amend, qualify or modify or propose to withhold, withdraw, amend, qualify or modify the Board’s approval of, and recommendation that the Company Stockholders adopt, the Merger Agreement (the “Company Board Recommendation”) in a manner adverse to Parent or Merger Sub; (ii) approve, adopt or recommend to the Company Stockholders an Acquisition Proposal; (iii) fail to publicly reaffirm the Company Board Recommendation or recommend against any Acquisition Proposal within ten business days after Parent’s request; or (iv) cause or permit the Company or its subsidiaries to enter into any contract or agreement relating to an Acquisition Proposal.

However, if prior to delivery of the Principal Stockholders Written Consent on March 26, 2026, the Company had received a bona fide written Acquisition Proposal that did not result from a breach of the Merger Agreement’s no solicitation provision and the Board considered the proposal a Superior Proposal, then the Board or a committee thereof could have effected a Company Board Recommendation Change (as defined in “The Merger Agreement – Change in Recommendation”) on page 72 as long as (i) the Board or a committee thereof determined in good faith, following consultation with financial and legal advisors, that failure to do so would be inconsistent with fiduciary duties pursuant to applicable law; (ii) the Company had provided prior written notice of the Proposal to Parent and Merger Sub at least four business days in advance; and (iii) prior to taking the action the Company and its Representatives negotiated with Parent and Representatives in good faith.

Separately, at any time prior to obtaining Company Stockholder Approval, the Board or a committee thereof could have effected a Company Board Recommendation Change in connection with any effect, change, event, circumstance, condition, development, state of fact or occurrence arising that was not known to, or reasonably foreseeable by the Board as of the date of the Merger Agreement and does not relate to any Acquisition Proposal (an “Intervening Event”). However, the Board or a committee thereof could not have effected a Company Board Recommendation Change pursuant to an Intervening Event unless (i) the Company provided prior written notice at least three business days prior to effecting any such change and (ii) the Company had negotiated with Parent and its representatives in good faith to adjust the terms of the Merger Agreement so that the Board or a committee thereof would no longer determine that the failure to make a Company Board Recommendation Change in connection with such an Intervening Event would be inconsistent with fiduciary duties under applicable law.

The Board’s right to effect a Company Board Recommendation Change as described above ceased on March 26, 2026 upon delivery of the Principal Stockholders Written Consent in accordance with the terms of the Merger Agreement.

Termination of the Merger Agreement (page 80)

The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of the Company and Parent.

In addition, the Merger Agreement may be terminated by either the Company or Parent, at any time prior to the Effective Time if:

•

the Merger is not consummated on or before March 31, 2027 (the “Initial Outside Date”); provided that such date shall be automatically extended to September 30, 2027 (the “Extended Outside Date”) if, as of such date, all of the conditions to closing other than those relating to the HSR Act or other applicable antitrust laws have been obtained or waived by Parent and Merger Sub or the Company, as applicable; provided, however, that, neither the Company nor Parent shall be permitted to terminate the Merger Agreement if there has been any breach by such party (and in the case of Parent, including Merger Sub) of its representations, warranties or covenants contained in the Merger Agreement, and such breach is the primary cause of or resulted in the failure of the Closing to have occurred prior to the Initial Outside Date or the Extended Outside Date (as applicable, the “Outside Date”), as the case may be;

•

any court or governmental authority of competent jurisdiction shall have enacted, issued or promulgated any law or order or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting, prior to the Effective Time, the consummation of the Merger, and such law, order or other action shall have become final and non-appealable; provided, that this termination right is not available to a party (and in the case of Parent, including Merger Sub) whose action or failure to perform or comply with any provision of the Merger Agreement was a primary cause of such law or order being enacted, issued or promulgated or the failure to remove such law or order; or

•

if the other party breaches any of its representations, warranties or covenants contained in the Merger Agreement, which breach would give rise to the failure of any of the conditions precedent to closing relating to breach of its representations, warranties or covenants and cannot be cured prior to the Outside Date or, if capable of being cured, has not been cured by the earlier of 30 days after giving written notice to the other party of such breach and the Outside Date; provided, that either party will not have the right to terminate the Merger Agreement for this reason if such party (and in the case of Parent, including Merger Sub) is then in breach of any of its representations, warranties or covenants contained in the Merger Agreement that would result in a failure of a condition precedent to closing relating to breach of its representations, warranties or covenant.

Further, the Merger Agreement also provides that Parent could have terminated the Merger Agreement (i) if the Principal Stockholders Written Consent was not delivered to Parent and the Company by 11:59 p.m., Eastern Time, on March 26, 2026 or (ii) if at any time prior to receipt of the Principal Stockholders Written Consent, a Company Board Recommendation Change occurred; however, these termination rights expired following delivery of the Principal Stockholders Written Consent on March 26, 2026.

Termination Fees (page 82)

The Company would have been required to pay Parent $40,440,000 (the “Termination Fee”) if the Merger Agreement would have been terminated by Parent if:

(i) the Principal Stockholders Written Consent had not been delivered to Parent by the Company by 11:59 p.m., Eastern Time, on March 26, 2026 or

(ii) at any time prior to the receipt of the Company Stockholder Approval (which was obtained upon delivery of the Principal Stockholders Written Consent on March 26, 2026), the Board (or a committee thereof) had effected a Company Board Recommendation Change.

The Company will be required to pay Parent the Termination Fee if the Merger Agreement is terminated:

(i) by Parent or the Company because the Merger is not consummated on or before the Outside Date, or by Parent pursuant to a breach by the Company of any of its representations, warranties or covenants contained in the Merger Agreement, which breach (a) would give rise to the failure of any of the conditions to obligations of Parent or Merger Sub and (b) is incapable of being cured by the Outside Date or, if capable of being cured in such time frame, the Company has not cured within 30 days after written notice has been given by Parent to the Company of such breach;

(ii) at any time on or after the date of the Merger Agreement and prior to such termination, an Acquisition Proposal shall have been publicly announced and not withdrawn prior to such termination; and

(iii) within 12 months after the date of such termination, (a) the Company enters into a definitive agreement with respect to an Acquisition Proposal providing for an Acquisition Transaction (as defined in “The Merger Agreement – No Solicitation” beginning on page 70) or (b) an Acquisition Transaction is consummated; provided, however, that, for purposes of this subclause, all references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

In no event will the Company be required to pay the Termination Fee described below on more than one occasion.

A more detailed description of the Termination Fee is provided in “The Merger Agreement –  Termination of the Merger Agreement” beginning on page 80.

TRA Waiver and Amendment (page 85)

Concurrently with the execution and delivery of the Merger Agreement, the Company entered into a limited waiver and amendment (the “TRA Waiver and Amendment”) to that certain Income Tax Receivable Agreement dated as of September 29, 2021 (the “Tax Receivable Agreement”), by and among the Company, the parties listed on Annex A of the Tax Receivable Agreement (the “TRA Parties”) and Penelope Group Holdings GP, LLC, as representative of the TRA Parties (the “TRA Representative”), with the TRA Representative and certain of the TRA Parties (the “TRA Waiving Parties”). Pursuant to the TRA Waiver and Amendment, the TRA Waiving Parties waived all of their rights to receive any payments that would otherwise be due to such parties under the Tax Receivable Agreement (including any amounts that would otherwise be due as a result of the consummation of the Merger), and the Company and the TRA Representative amended the Tax Receivable Agreement to provide that it shall automatically terminate upon the Effective Time of the Merger, subject to the Company paying certain amounts due under the Tax Receivable Agreement to the TRA Parties other than the TRA Waiving Parties.

Interests of Our Directors and Executive Officers in the Merger (page 47)

You should be aware that the Company’s non-employee directors and executive officers have interests in the Merger that are or may be different from, or in addition to, the interests of the Company Stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described below in “The Merger – Interests of Our Directors and Executive Officers in the Merger” beginning on page 47.

Material United States Federal Income Tax Consequences of the Merger (page 54)

The exchange of Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder (as defined in “The Merger –Material United States Federal Income Tax Consequences of the Merger” beginning on page 54) receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (ii) such United States Holder’s adjusted tax basis of the surrendered shares of Common Stock. Gain or loss will be determined separately for each block of shares of Common Stock (that is, shares acquired for the same cost in a single transaction). Backup withholding may also apply to the cash payments made pursuant to the Merger, unless the United States Holder complies with certification procedures under the backup withholding rules.

A Non-United States Holder (as defined in “The Merger – Material United States Federal Income Tax Consequences of the Merger”) will generally not be subject to United States federal income tax on any gain resulting from the exchange of Common Stock pursuant to the Merger, unless such holder has certain connections to the United States or under certain other circumstances (as described in the section entitled “The Merger – Material United States Federal Income Tax Consequences of the Merger – Non-United States Holders”), but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder. Non-United States Holders may also be subject to the backup withholding rules described above unless the Non-United States Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.

Holders of Common Stock should read the section entitled “The Merger – Material United States Federal Income Tax Consequences of the Merger” beginning on page 54 for a more detailed description of the United States federal income tax consequences of the Merger. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences to you of the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals (page 58)

Under the HSR Act and related rules, the Transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”), and all statutory waiting period requirements have been satisfied or early termination has been granted by the applicable agencies.

Under other applicable foreign antitrust laws in Australia, Germany and the United Kingdom, the Transactions, including the Merger, may not be completed until any requisite consent, non- action or expiration of any applicable waiting period is obtained in each applicable jurisdiction.

As of the date of this information statement, the parties have not completed all filings or received all of the consents (including non-action or expiration of any applicable waiting period) in respect of antitrust laws required by the Merger Agreement.

Procedures for Receiving Merger Consideration (page 62)

As soon as practicable (and in any event no later than three business days) after the Effective Time, the paying agent designated by Parent and reasonably acceptable to the Company (the “Paying Agent”) will send each person that was, immediately prior to the Effective Time, a holder of Shares represented by certificates (the “Certificates”), which Shares were converted into the right to receive Merger Consideration, (i) a letter of transmittal and instructions (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery and transfer of the Certificate representing the Shares to the Paying Agent, and otherwise on a form as the Parent and Paying Agent shall reasonably agree) and (ii) instructions for effecting the surrender of Certificates (or affidavits of loss in lieu of the Certificates) in exchange for payment of the Merger Consideration, which instructions are in the form and have only such other provisions as Parent, the Company and the Paying Agent shall reasonably agree. Upon surrender of a Certificate to the Paying Agent, or to such other agent as may be appointed by Parent, along with a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of the Certificates is entitled to receive the Merger Consideration formerly represented by such Certificates (after giving effect to any tax withholdings) and any Certificate surrendered shall be canceled.

No holder of non-certificated shares of Common Stock held of record in book-entry (the “Book-Entry Shares”) is required to deliver a Certificate to receive Merger Consideration to which the holder is entitled. Holders of Book-Entry Shares held through The Depository Trust Company (“DTC”) are not required to execute a letter of transmittal to receive Merger Consideration. In lieu thereof, each holder of record of one or more Book-Entry Shares held through DTC whose shares were converted into rights to receive Merger Consideration, shall, at the Effective Time, be entitled to receive, and Parent will cause Paying Agent to pay and deliver, cash amounts in immediately available funds equal to the Merger Consideration (after giving effect to any required Tax withholdings) and Book-Entry Shares will be canceled.

A more detailed description of the Procedures for Receiving Merger Consideration is provided in “The Merger Agreement – Procedures for Receiving Merger Consideration” beginning on page 62.

Specific Performance; Jurisdiction (page 84)

Subject to the terms of the Merger Agreement, the Company, Parent and Merger Sub agreed (a) that the parties shall be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity; (b) to waive any requirement for the securing or posting of any bond or proof of actual damages in connection with the obtaining of any specific performance or injunctive relief; and (c) to waive, in any action for specific performance, the defense of adequacy of a remedy at law and the defense that any award or specific performance is not an appropriate remedy for any reason at law or in equity. Subject to the terms of the Merger Agreement, the Company’s, Parent’s or Merger Sub’s pursuit of specific performance will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of the Merger Agreement involving a willful and material breach.

Each party to the Merger Agreement has agreed to irrevocably submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (the “Court of Chancery”) or, in the event that the court does not have jurisdiction, to Federal court of the United States, sitting in Delaware, and any appellate court, for the purpose of any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the Transactions. Each party to the Merger Agreement has agreed not to commence any action, causes of action, suits, claims, complaints, charges, arbitrations, mediations, investigations, injunctions, audits, litigations or other legal proceedings involving any governmental entity, except in the agreed-upon courts, that any claim may be heard and determined in a Delaware State court or in Federal court, that it will waive any objection to laying of venue in any such court, and that it will waive any defense of an inconvenient forum.

Appraisal Rights (page 87)

If the Merger is consummated, stockholders and beneficial owners of Common Stock who have not consented to the adoption of the Merger Agreement and who otherwise comply with, and do not validly withdraw their demands or otherwise lose their rights under the applicable provisions of Delaware law will be entitled to seek appraisal of their Shares in connection with the Merger under Section 262 of the DGCL. This means that stockholders and beneficial owners of Common Stock may be entitled to have their shares of Common Stock appraised by the Court of Chancery, and to receive payment in cash of the “fair value” of their Shares of Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be the fair value as determined by the Court of Chancery, as described further in the section of the information statement entitled “Appraisal Rights” on page 87. Due to the complexity of the appraisal process, persons who wish to seek appraisal of their Shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders and beneficial owners considering seeking appraisal should be aware that the “fair value” of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Shares of Company Common Stock.

To exercise appraisal rights, stockholders or beneficial owners of Common Stock must: (i) properly and timely deliver to the Company a written demand for appraisal of their shares; (ii) not deliver a written consent or otherwise vote in favor of the Merger Agreement; (iii) continue to hold or beneficially own, as applicable, their Shares of Common Stock through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under the DGCL. Failure to follow the procedures specified under the DGCL may result in the loss of appraisal rights. In addition, the Court of Chancery will dismiss appraisal proceedings as to all persons who otherwise would be entitled to appraisal rights unless certain stock ownership conditions are satisfied by the stockholders and beneficial owners who properly and timely deliver to the Company a written demand for appraisal in accordance with Section 262 of the DGCL and otherwise comply with the requirements of Section 262 of the DGCL.

The DGCL requirements for exercising appraisal rights are described in further detail in the section of the information statement entitled “The Merger Agreement – Appraisal Rights” on page 87, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which is attached to this information statement as Annex D.

A demand for appraisal made by the Company’s stockholders or beneficial owners should be executed by or on behalf of the holder of record or beneficial owner, as applicable, and must reasonably inform the Company of the identity of such stockholder or beneficial owner and that the stockholder or beneficial owner intends thereby to demand the appraisal of such holder’s shares. In addition, if you hold your shares of Common Stock through a bank, broker or other nominee and you wish to exercise appraisal rights, your written demand must also reasonably identify the holder of record of the shares for which demand is made, be accompanied by documentary evidence of your beneficial ownership of stock (such as a brokerage or securities account statement containing such information or a letter from a broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which you consent to receive notices given by the Surviving Corporation under Section 262 of the DGCL and to be set forth on the verified listed required by Section 262(f) of the DGCL.

Transaction Litigation (page 54)

As of the filing of this information statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.

Market Information and Dividends (page 86)

Shares of Common Stock are listed on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “OLPX.” As of April 29, 2026, 672,042,176 shares of Common Stock were issued and outstanding, held by approximately 22 stockholders of record. Since the date of our initial public offering, we have not paid dividends on any outstanding Common Stock. The terms of the Merger Agreement do not allow us to declare or pay a dividend between March 26, 2026 and the earlier of the consummation of the Merger or the termination of the Merger Agreement. Following the Merger, there will be no further market for the Common Stock.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a Company Stockholder. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement, each of which you should read carefully. You may obtain additional information, which is incorporated by reference in this information statement, without charge by following the instructions in “Where You Can Find More Information” beginning on page 96.

Q:	What is the proposed transaction and what effects will it have on the Company?

A:

The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived, and subject to the other terms and conditions in the Merger Agreement, Merger Sub will merge with and into the Company. The Company will continue as the Surviving Corporation and a wholly owned subsidiary of Parent, and the Company will cease to be a stand-alone publicly traded company.

Q:	What will I receive in the Merger?

A:

Upon completion of the Merger and subject to the terms and conditions in the Merger Agreement, and subject to your compliance, if applicable, with the letter of transmittal delivered to you by the Paying Agent after the closing as further described under “The Merger Agreement – Procedures for Receiving Merger Consideration” beginning on page 62, each Share issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive $2.06 per Share, net to the holder in cash, without interest, subject to any withholding of taxes required by applicable law. For example, if you own 100 shares of Common Stock, you will receive $206.00 in cash in exchange for your shares of Common Stock without interest and less any required withholding taxes. Upon completion of the Merger, you will not own any equity in the Surviving Corporation.

Q:	What happens to Company Options and Company RSU Awards if the Merger is completed?

A:

At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) shall, by virtue of the Merger, automatically and without any required action on the part of the holder thereof, the Company or Parent be canceled and converted into the right to receive (without interest) an amount in cash, subject to applicable tax withholding, equal to the product of (x) the aggregate number of Shares underlying such Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per Share exercise price of such Company Option; provided, however, that any Company Option that has a per Share exercise price that is equal to or greater than the Merger Consideration shall be canceled for no consideration; and at the Effective Time, each Company RSU Award that is outstanding immediately prior to the Effective Time (whether vested or unvested) shall, by virtue of the Merger, automatically and without any required action on the part of the holder thereof, the Company or Parent be canceled and converted into the right to receive (without interest) an amount in cash, subject to applicable tax withholding, equal to the product of (x) the aggregate number of Shares underlying such Company RSU Award multiplied by (y) the Merger Consideration.

Q:	When do you expect the Merger to be completed?

A:

We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived (to the extent permissible under applicable law) and subject to the other terms and conditions in the Merger Agreement. Completion of the Merger is currently expected to occur as soon as the second half of 2026, subject to receipt of regulatory approvals and other customary conditions, although the Company cannot assure completion by any particular date, if at all.

Q:	What happens if the Merger is not completed?

A:

If the Merger is not completed for any reason, stockholders will not receive any payment for their shares of Common Stock in connection with the Merger, and Company Options and Company RSU Awards will remain outstanding and the vesting conditions applicable to each Company Option and Company RSU Award, as applicable, will remain in place. The Company will remain a publicly traded company and shares of Common Stock will continue to be traded on Nasdaq.

Q:	Why am I not being asked to vote on the Merger?

A:

Applicable Delaware law and the Company’s restated certificate of incorporation require the adoption of the Merger Agreement by the holders in the aggregate of a majority of the outstanding shares of Common Stock entitled to vote in order to effect the Merger. The Company’s certificate of incorporation permits any action which is required or permitted to be taken by the Company Stockholders to be taken without a meeting if a written consent is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. The requisite stockholder approval was obtained following the execution of the Merger Agreement on March 26, 2026, when the Principal Stockholders Written Consent was delivered by the Advent Stockholders, which held approximately 75% of the combined voting power of the issued and outstanding shares of Common Stock on that date. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:	Why did I receive this information statement?

A:

Applicable laws and securities regulations require us to provide you with notice of the Principal Stockholders Written Consent and of your appraisal rights, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This information statement constitutes notice to you of (i) the Principal Stockholders Written Consent as required by Section 228(e) of the DGCL and (ii) the availability of appraisal rights in connection with the Merger under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex D.

Q:	Did the Board approve and recommend the Merger Agreement?

A:

Yes. The Board unanimously: (i) determined that the Merger Agreement and the Merger and the other Transactions are advisable, fair to and in the best interests of the Company Stockholders; (ii) approved, adopted and declared advisable the entrance into and execution and delivery of the Merger Agreement and the Transactions, including the Merger; (iii) directed that the Merger Agreement be submitted to the Company Stockholders for its approval; and (iv) subject to the terms and conditions of the Merger Agreement, recommended that the Company Stockholders adopt the Merger Agreement.

Q:	What happens if I sell my Shares before completion of the Merger?

A:

If you transfer your shares of Common Stock before consummation of the Merger, you will have transferred the right to receive the Merger Consideration and lose your appraisal rights with respect to those shares of Common Stock. In order to receive the Merger Consideration or exercise appraisal rights, you must hold your Shares through the Effective Time of the Merger and, in the case of any effort to exercise appraisal rights, otherwise comply with all other requirements of Section 262 of the DGCL.

Q:	How do I surrender my Book-Entry Shares held by Olaplex’s transfer agent, Equiniti Trust Company, LLC?

A:

Parent will direct the Paying Agent to mail to each holder of record of Book-Entry Shares instructions for use in effecting the surrender of Book-Entry Shares in exchange for the Merger Consideration. Upon the Paying Agent’s receipt of an “agent’s message” (or such other evidence as the Paying Agent may reasonably request), each holder of such Book-Entry Shares will be entitled to receive the Merger Consideration in exchange for each share of Common Stock represented by such Book-Entry Share and such surrendered Share will be canceled.

Q:	What happens to my Shares of Common Stock held by my broker?

A:

Your broker generally will handle cashing out all Shares of Common Stock that you hold in your brokerage account after the closing of the Merger has occurred. You should direct any specific questions on this to your broker.

Q:	Is the Merger subject to the fulfillment of certain conditions?

A:

Yes. Before the Merger can be completed, the Company, Parent and Merger Sub must fulfill or, if permissible, waive, several closing conditions. If these conditions are not satisfied or waived, the Merger will not be completed. See “The Merger Agreement – Conditions to the Closing of the Merger” beginning on page 79.

Q:	Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my Shares?

A:

Yes. Under Section 262 of the DGCL, stockholders who did not provide a consent to the adoption of the Merger Agreement (i.e., stockholders other than the Advent Stockholders) are entitled to exercise appraisal rights in connection with the Merger with respect to their shares of Common Stock if they meet certain conditions and comply with the applicable statutory procedures for demanding and perfecting appraisal rights and do not subsequently validly withdraw or lose such rights. See the section in this information statement entitled “Appraisal Rights” beginning on page 86.

Q:	What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A:

The Company obtained the Company Stockholder Approval upon delivery of the Principal Stockholders Written Consent on March 26, 2026, which extinguished the Company’s rights with respect to Acquisition Proposals. However, if prior to obtaining the Company Stockholder Approval, the Company had received a bona fide, written Acquisition Proposal from a third party, and the Board or a committee thereof had determined in good faith, and in consultation with financial and legal counsel that the proposal was bona fide, then the Company could have considered the proposal to be a Superior Proposal and engaged in further negotiations with the third party (as further described in “The Merger Agreement – Change in Recommendation” beginning on page 72).

Q:	Will I owe taxes as a result of the Merger?

A:

The exchange of Common Stock for cash pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. Therefore, a United States Holder receiving cash in the Merger generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash the United States Holder received (determined before deduction of any applicable withholding taxes) and (ii) such United States Holder’s adjusted tax basis of the surrendered shares of Common Stock. Gain or loss will be determined separately for each block of shares of Common Stock (that is, shares acquired for the same cost in a single transaction). Backup withholding may also apply to the cash payments made pursuant to the Merger, unless the United States Holder complies with certification procedures under the backup withholding rules.

A Non-United States Holder will generally not be subject to United States federal income tax on any gain resulting from the exchange of Common Stock pursuant to the Merger, unless such holder has certain connections to the United States or under certain other circumstances (as described in the section entitled “The Merger – Material United States Federal Income Tax Consequences of the Merger – Non-United States Holders”) but the Merger could be a taxable transaction to such holder under non-United States tax laws applicable to such holder. Non-United States Holders may also be subject to the backup withholding rules described above unless the Non-United States Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding.

Holders of Common Stock should read the section entitled “The Merger - Material United States Federal Income Tax Consequences of the Merger” beginning on page 54 for a more detailed description of the United States federal income tax consequences of the Merger. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences to you of the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q:	Where can I find more information about the Company?

A:

The Company files periodic reports, proxy statements and other information with the SEC. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company website at https://ir.olaplex.com/sec-filings. For a more detailed description of the available information, please refer to “Where You Can Find More Information” beginning on page 96.

Q:	Who can help answer my other questions?

A:

If you have more questions about the Merger, please contact our Investor Relations department at investors@olaplex.com. If your broker holds your shares, you should call your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This information statement includes forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements relate to analyses and other information that are based on beliefs, expectations, assumptions, and forecasts of future results. These forward-looking statements are identified by their use of terms and phrases, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms and phrases, including references to assumptions. Forward-looking statements include, without limitation, statements regarding the proposed transaction; the timing of and receipt of required regulatory filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; financial projections; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing or completion of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring the Company to pay Parent a Termination Fee or damages pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the Merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupt the Company’s ongoing business operations; changes in the Company’s business during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction; the timing and outcome of anticipated interactions with regulatory authorities; risks related to the Company’s business, including the Company’s dependence on the success of its business transformation plan, competition in the beauty industry, the Company’s ability to effectively maintain and promote a positive brand image, expand its brand awareness and maintain consumer confidence in the quality, safety and efficacy of its products, and the Company’s ability to anticipate and respond to market trends and changes in consumer preferences and execute on its growth strategies and expansion opportunities, including with respect to new product introductions; and the other factors identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 5, 2026 and in the other documents that the Company files with the SEC from time to time; and other factors as set forth in the Company’s reports filed with the SEC. The forward-looking statements in this communication speak only as of the date of this communication. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by applicable law.

THE PARTIES TO THE MERGER AGREEMENT

The Company

Olaplex Holdings, Inc.

432 Park Avenue South, Third Floor

New York, NY 10016

Phone: (310) 691-0776

Olaplex. Olaplex, based in New York, New York, is a Delaware corporation. Olaplex is a foundational health and beauty company powered by breakthrough innovation that starts with and is inspired by the professional hairstylist. Olaplex’s products are designed to enable professional hairstylists and their clients to achieve their best results and to provide consumers with a holistic hair regimen that starts by establishing a foundation for healthy hair. Additional information about the Company is included in documents incorporated by reference into this information statement and our filings with SEC, copies of which may be obtained without charge by following the instructions in “Where You Can Find More Information” beginning on page 96. Common Stock is listed with, and trades on, Nasdaq under the symbol “OLPX.”

Parent

Henkel US Operations Corporation

One Henkel Way

Rocky Hill, CT 06067

Phone: +1-860-571-5100

Parent. Parent is a Delaware corporation and an indirect wholly owned subsidiary of Henkel AG & Co. KGaA. After the closing of the Merger, Parent will be the parent company of the Company.

Merger Sub

Margot Acquisition Merger Sub, Inc.

One Henkel Way

Rocky Hill, CT 06067

Phone: +1-860-571-5100

Merger Sub. Merger Sub was formed by Parent solely for the purpose of completing the Merger with the Company. Merger Sub is a direct, wholly owned subsidiary of Parent and has not carried on any business, conducted any operations or incurred any liabilities or obligations, other than those incidental to its formation and pursuant to the Merger Agreement, the performance of its obligations under the Merger Agreement and matters ancillary to the Merger Agreement. Upon the consummation of the Merger, Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at One Henkel Way, Rocky Hill, CT 06067, and its telephone number is +1-860-571-5100.

THE MERGER

Background of the Merger

The following chronology summarizes the material meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of, by, with or among members of the Board, the Company’s senior management team, the Company’s financial advisors, legal advisors or other representatives, Henkel, Parent, Merger Sub or their respective financial advisors, legal advisors or other representatives, or any other person.

The Board and the Company’s senior management periodically review, consider and assess the Company’s business and operations, competitive position, historical performance, future prospects and long-term strategic plans with the goal of maximizing stockholder value. As part of these ongoing evaluations, members of the Board and the Company’s senior management have, from time to time, considered various strategic alternatives, including the continued execution of the Company’s strategy as a stand-alone company and the possible sale of the Company to, or the combination of the Company with, a third party. In addition, in the ordinary course, members of the Board and the Company’s senior management meet from time to time with representatives of other beauty, cosmetic, haircare and consumer goods companies to discuss the industry landscape.

On April 7, 2025, a consumer beauty company (“Party A”) sent to the Board an unsolicited, non-binding written proposal (the “Party A Proposal”) to acquire all of the Company’s outstanding shares of Common Stock for $1.23 per share (representing an 11% premium to the closing stock price of the Common Stock on April 4, 2025), plus an additional right to receive $0.10 per share in cash based on the Company’s achievement of certain future performance milestones that were not specified in the proposal.

On April 14, 2025, the Board convened a regularly scheduled meeting at which the Party A Proposal was discussed. The meeting included members of the Company’s senior management and representatives of Ropes & Gray LLP (“Ropes & Gray”), outside legal counsel to the Company. During the meeting, a representative from Ropes & Gray reviewed with the Board the directors’ fiduciary duties in connection with the Board’s evaluation of the Party A Proposal, and responded to questions from the Board. Following discussion of the Party A Proposal, the Board unanimously determined that the Party A Proposal undervalued the Company and did not constitute a basis for engaging in further dialogue with Party A. The Board unanimously determined to reject the Party A Proposal and instructed the Company’s senior management to inform Party A of the Board’s determination.

On April 16, 2025, the Company’s Chief Executive Officer informed Party A of the Board’s determination, and the chief executive officer of Party A responded that Party A was unable to improve its offer materially, but would welcome the opportunity to participate in any future consideration by the Board of strategic alternatives.

On July 15, 2025, as part of regular meetings with executives of consumer and beauty companies, Tricia Glynn, Lead Director of the Board and a Managing Partner of Advent International, L.P. (“Advent”), an affiliate of the Company’s controlling stockholders, had a conversation with a representative of a cosmetics company (“Party B”) to discuss the cosmetics industry landscape. During the conversation, the representative of Party B communicated to Ms. Glynn, unsolicited, that if the Board ever considered a potential sale transaction, Party B would be interested in discussing its interest in a potential transaction with the Company at that time.

On July 29, 2025, also as part of regular meetings with executives of consumer and beauty companies, Ms. Glynn had a conversation with Wolfgang Koenig, Executive Vice President of Henkel Consumer Brands at Henkel AG & Co. KGaA, to discuss the beauty and consumer goods industry landscape. During the conversation, Mr. Koenig communicated to Ms. Glynn, unsolicited, that Parent would be interested in considering a possible transaction with the Company if the Company were interested in considering a transaction.

On September 12, 2025, also as part of regular meetings with executives of consumer and beauty companies, Ms. Glynn had a conversation with a representative of a cosmetics company (“Party C”) to discuss the beauty and cosmetics industry landscape. During the conversation, the representative of Party C communicated to Ms. Glynn, unsolicited, that Party C would be interested in evaluating a transaction with the Company, but that Party C would not be in a position to engage with respect to a transaction for at least one year, and would require that a portion of the consideration payable in any such transaction be non-cash.

During September and October 2025, Ms. Glynn, John P. Bilbrey, Chair of the Board, and Martha Morfitt, Chair of the Audit Committee of the Board, had a series of conversations to discuss the interest received from Henkel, Party B and Party C, mergers and acquisitions activity in the beauty and consumer industry in general and whether the Board should consider actively evaluating strategic alternatives for the Company. As part of these discussions, Mr. Bilbrey, Ms. Morfitt and Ms. Glynn determined to update the Board at its upcoming regularly scheduled meeting on October 27, 2025, and, in addition, one of Mr. Bilbrey, Ms. Morfitt or Ms. Glynn called each other Board member to provide an update on these discussions.

On September 26, 2025, after consultation with Mr. Bilbrey and Ms. Morfitt regarding the potential selection of a financial advisor to the Company in connection with the possible evaluation of strategic alternatives, Ms. Glynn discussed with representatives of J.P. Morgan Securities LLC (“J.P. Morgan”) the potential engagement of J.P. Morgan as a financial advisor to the Company and the possibility of initiating confidential outreach to a select number of potential buyers who might be able to offer a compelling purchase price due to, among other things, potential synergies, scale and ability to consummate a transaction of this type.

On September 29, 2025, Ms. Glynn and Mr. Koenig had a call, which had been scheduled as a follow up to their earlier call in July 2025. During this call, Mr. Koenig reiterated Parent’s interest in evaluating a transaction with the Company.

Also on September 29, 2025, representatives of J.P. Morgan and Mr. Koenig had a telephone conversation to discuss Parent’s interest in evaluating a transaction with the Company.

On October 22, 2025, Ms. Glynn and Mr. Koenig had dinner, during which Mr. Koenig again reiterated Parent’s interest in evaluating a transaction between Parent and the Company and noted that Parent would be willing to consider such a transaction on an expedited basis. Following the dinner, Ms. Glynn informed Mr. Bilbrey and Ms. Morfitt of Parent’s expression of interest and they confirmed their plan to discuss with the Board Parent’s interest as well as a broader consideration of potential strategic alternatives at the upcoming October 27, 2025 Board meeting.

On October 25, 2025, representatives of Parent communicated to representatives of J.P. Morgan that Parent would be prepared to submit an initial proposal to acquire the Company on or around November 26, 2025 following Henkel’s regularly scheduled meeting of its board of directors that day, with a view toward announcing a potential transaction before the end of the year.

On October 27, 2025, the Board held a regularly scheduled meeting, with members of the Company’s senior management and, for a portion of the meeting, a representative of Ropes & Gray, in attendance. During the meeting, Ms. Glynn updated members of the Board regarding expressions of interest received from Henkel, Party B and Party C, and the Board discussed potential strategic alternatives that could be available to the Company, noting that no specific proposal had been received. During the meeting, the representative from Ropes & Gray reviewed with the Board the directors’ fiduciary duties in connection with the Board’s evaluation of strategic alternatives, responded to questions from the Board, and discussed whether the Board should consider forming an ad hoc strategic review committee to facilitate the timely consideration and evaluation of one or more potential strategic alternatives. The Board discussed the potential membership of a strategic review committee, and the process for such strategic review, including potential counterparties that would be most likely to have an interest in acquiring, and be able to pay a competitive price for, the Company. Following the discussion, the Board authorized each of Mr. Bilbrey, Ms. Glynn and Ms. Morfitt to engage in soft outreach to potential buyers, including follow up with Parent, Party B and Party C, and authorized J.P. Morgan to continue to participate in such outreach at the direction of Mr. Bilbrey, Ms. Glynn or Ms. Morfitt. The Board also authorized the Company to negotiate the terms of engaging J.P. Morgan as financial advisor to the Company.

Also at this meeting, Ms. Glynn noted that the Advent Stockholders held a right to receive a potential change of control payment under the Tax Receivable Agreement to which the Company and certain other stockholders of the Company are a party. Ms. Glynn stated that Advent desired to avoid even the appearance of a potential conflict of interest that could arise as a result of its representatives on the Board participating in discussions and negotiations as part of any strategic alternatives process while the Advent Stockholders retained their right to receive any change of control payment. Ms. Glynn then stated that she and other representatives of Advent intended to participate in discussions and negotiations as part of any strategic alternatives process and confirmed on behalf of the Advent Stockholders that in connection with a transaction that is entered into by the Company on or before December 31, 2025, the Advent Stockholders would therefore agree to waive any change of control payment that would otherwise be due to the Advent Stockholders under the Tax Receivable Agreement. Ms. Dagousset confirmed that she also would also waive any change of control payment that would otherwise be due to her under the Tax Receivable Agreement in connection with such a transaction on the same terms and conditions as the Advent Stockholders, and following the meeting, Ms. Findlay confirmed the same with respect to her interest in the Tax Receivable Agreement. As a result, all members of the Board affiliated with an entity party to, or otherwise directly a party to the Tax Receivable Agreement, other than Ms. White, agreed to waive any change of control payment in connection with a transaction entered into by the Company on or before December 31, 2025. Ms. White later decided to recuse herself from substantive discussions and negotiations regarding a potential strategic transaction pursuant to which entities to which she had an affiliation could receive payments under the Tax Receivable Agreement.

Also at this meeting, members of the Company’s senior management presented to the Board management’s existing non-public, long-range forecast for fiscal years 2026 through 2030 prepared based on their view of the prospects of the Company on a standalone basis, highlighting assumptions underlying management’s expectations in such long-range forecast. In addition to the base business case included in the long-range forecast the Company’s senior management presented to the Board an aspirational upside scenario for fiscal years 2026 through 2030. The base business case included in the long-range forecast reflected growth and operating assumptions that the Company’s senior management viewed as reasonably achievable. The aspirational upside scenario assumed additional product and sales growth in fiscal years 2027 through 2030 from additional product lines for adjacent and new product categories, which in certain cases would require incorporating new technologies that were in early stages of development. The Company’s senior management viewed the additional aspirational upside scenario as optimistic and challenging to achieve, particularly within the forecast period. Members of the Board asked questions to which the members of the Company’s senior management responded. Following the discussion, the Board provided the Company’s senior management with feedback on the long-range forecast, including that the forecasted results included in the base business case should be updated to reflect additional revenue from anticipated ordinary course price increases in fiscal years 2027 through 2030 and sales from TikTok shop. The Board also directed the Company’s senior management to separate the aspirational upside scenario into two aspirational upside scenarios, one to reflect potential upside in the Company’s projected growth plan resulting from the extension into adjacent product categories and a second to further reflect potential upside in the Company’s projected growth plan resulting from the Company’s extension into other new product categories. The Board instructed the Company’s senior management to update the long-range forecast to reflect such feedback. The Board determined that, once the base business case included in the long-range forecast was updated to reflect the Board’s feedback, such updated base business case would represent a reasonable and fair presentation of the Company’s projected operating and financial performance for fiscal years 2026 through 2030. The Board also approved, subject to the Board’s feedback being reflected, the updated long-range forecast, including the updated base business case and the two aspirational upside scenarios, to be shared with third parties that expressed interest in a potential strategic transaction with the Company and, with respect to the base business case included in the long-range forecast, for J.P. Morgan to use, and rely upon, in connection with J.P. Morgan’s opinion and related financial analysis as to the fairness, from a financial point of view, of the consideration to be paid to Company stockholders in any proposed transaction should the Board request that J.P. Morgan deliver such opinion. Following the meeting, the Company’s senior management updated the long-range forecast based on the feedback provided by the Board.

On the evening of October 27, 2025, Ms. Glynn had dinner with representatives of Party B, during which a representative of Party B expressed an interest in evaluating a possible transaction with the Company but noted that Party B had many competing business priorities at the time.

On October 28, 2025, Ms. Glynn had a conversation with a representative of a consumer goods company (“Party D”) to ask whether Party D would be interested in evaluating a potential transaction with the Company.

On November 1, 2025, the Company and Henkel executed a confidentiality agreement, containing a customary standstill provision that included exceptions permitting Henkel to make confidential proposals to the Company and also to make acquisition proposals at any time after the Company entered into a definitive agreement resulting in a change of control. Under the confidentiality agreement, Henkel also was permitted to make confidential requests for the Company to waive the standstill provision. On November 10, 2025, the parties also entered into a separate clean team confidentiality agreement. Shortly thereafter, representatives of Perella Weinberg Partners (“PWP”), Parent’s financial advisor, provided representatives of J.P. Morgan with a due diligence request list. Following execution of the confidentiality agreement, the Company granted Parent and its representatives access to a virtual data room containing information regarding the Company.

On November 4, 2025, representatives of J.P. Morgan contacted a representative of Party D to follow up on Party D’s expressed interest in evaluating a potential transaction with the Company. The representative of Party D confirmed it would be interested in evaluating such a transaction.

Also on November 4, 2025, Ms. Glynn had a telephone conversation with the chief executive officer of a cosmetics company (“Party E”) to discuss whether Party E would be interested in evaluating a potential transaction with the Company. Subsequently, on November 19, 2025, the chief executive officer of Party E informed Ms. Glynn that Party E was focused on its internal business operations at the time and therefore was not interested in evaluating a potential transaction with the Company.

On November 5, 2025, the Board approved via unanimous written consent the formation of a Strategic Review Committee of the Board (the “Strategic Review Committee”), comprised of John P. Bilbrey, Tricia Glynn and Martha Morfitt, with the authority to, among other things, (1) review, evaluate and negotiate the terms and conditions of a potential strategic transaction or a proposal for a potential strategic transaction and any alternatives thereto that the Strategic Review Committee deems appropriate; (2) establish, approve, modify, monitor and direct the process and procedures related to the review, evaluation and negotiation of a potential strategic transaction and any alternatives thereto; (3) recommend to the Board whether a potential strategic transaction or any alternative thereto is fair to, and in the best interests of, the Company and its stockholders; (4) provide reports to the Board at such times and regarding such matters as the Strategic Review Committee deems appropriate; and (5) with respect to any actions required to be taken by the full Board with respect to a potential strategic transaction or any alternative thereto, recommend to the full Board what action, if any, should be taken by the Board with the Board retaining final authority to approval any potential strategic transaction. The Board determined that each of the members of the Strategic Review Committee did not have an interest (or, with respect to certain interests in the Tax Receivable Agreement, had agreed to affirmatively waive or had caused the applicable party to the Tax Receivable Agreement to agree to affirmatively waive any such interest) in a potential strategic transaction that is different from, or in addition to, the interests of the Company’s stockholders generally (other than compensation received in connection with his or her service as a director) and did not have any interest or relationship that would affect his or her ability to act in an impartial and disinterested manner with respect to his or her review of any potential strategic transaction. The Strategic Review Committee was formed for convenience and efficiency, and was not formed to address any director conflict of interest and did not have the authority approve any transaction.

Also on November 5, 2025, a representative of Advent, at the request of the Strategic Review Committee, contacted a senior executive of a consumer goods company (“Party F”) to ask whether Party F would be interested in evaluating a potential transaction with the Company.

On November 7, 2025, representatives of the Company’s senior management held a legal due diligence call with representatives of Parent, Latham & Watkins LLP (“Latham”), outside legal counsel to Parent, and representatives of Ropes & Gray in attendance.

On November 10, 2025, the Strategic Review Committee convened a meeting, with members of the Company’s senior management in attendance, to present the updated long-range forecast, including an updated base business case (as updated, the “Company Forecast”) and the two updated aspirational upside scenarios (as updated, the “Upside Forecast Scenarios”) that the Company’s senior management had revised to incorporate the feedback previously provided by the Board at the October 27, 2025 Board meeting. Members of the Company’s senior management and members of the Strategic Review Committee discussed the Company Forecast and the Upside Forecast Scenarios, including the assumptions underlying management’s expectations as set forth therein. Following discussion, members of the Strategic Review Committee determined that each of the Company Forecast and the Upside Forecast Scenarios reflected the feedback provided by the Board at the October 27, 2025 Board meeting and determined that the Company Forecast represented a reasonable and fair presentation of the Company’s projected operating and financial performance for fiscal years 2026 through 2030, and approved the Company Forecast and Upside Forecast Scenarios to be shared with third parties that expressed interest in a potential strategic transaction with the Company. The Strategic Review Committee also approved the Company Forecast for J.P. Morgan to use, and rely upon, in connection with J.P. Morgan’s opinion and related financial analysis as to the fairness, from a financial point of view, of the consideration to be paid to Company stockholders in any proposed transaction should the Board request that J.P. Morgan deliver such opinion.

On November 11 and 12, 2025, representatives of the Company’s senior management held a series of meetings with representatives of Parent during which representatives of the Company’s senior management presented information regarding the Company, including the Company Forecast and Upside Forecast Scenarios. Following these meetings, through November 21, 2025, representatives of the Company’s senior management and the Company’s advisors held additional meetings with representatives of Parent and Parent’s advisors to discuss various due diligence topics, including legal, regulatory, litigation, tax, financial and operational matters.

On November 12, 2025, representatives of J.P. Morgan contacted a representative of a consumer goods company (“Party G”) to ask whether Party G would be interested in evaluating a potential transaction with the Company.

On November 18, 2025, Party G informed representatives of J.P. Morgan that it was not interested in pursuing a transaction with the Company at that time.

On November 25, 2025, Party C informed representatives of J.P. Morgan that it was not interested in pursuing a transaction with the Company at that time.

On November 26, 2025, Parent submitted to representatives of J.P. Morgan a written non-binding indicative proposal to acquire all of the Company’s outstanding Shares for $1.85 per share (the “November 2025 Parent Proposal”). The November 2025 Parent Proposal represented a 68% premium to the closing stock price of the Common Stock on November 25, 2025. The November 2025 Parent Proposal assumed that all future payments to all parties to the Tax Receivable Agreement would be waived. Parent noted that it anticipated being in a position to execute a merger agreement and announce a transaction shortly after December 11, 2025, subject to completion of its confirmatory due diligence. The November 2025 Parent Proposal was accompanied by a draft merger agreement, which contemplated a one-step merger structure and provided for, among other things, (i) no fiduciary out provision that would permit the Company to terminate the merger agreement to accept a superior proposal, (ii) delivery of a written consent of Company Stockholders adopting the merger agreement promptly after execution of the merger agreement and the right of Parent to terminate the merger agreement and receive a termination fee if the stockholder consent is not timely delivered, (iii) an antitrust cooperation covenant that did not require Parent to divest any assets or businesses or agree to any conduct or other remedies to obtain regulatory clearance, (iv) a termination fee equal to 3.5% of the Company’s transaction value payable in certain circumstances, including if the Company Stockholder consent is not timely delivered, and (v) the acceleration and cash out at closing of all Company Options and Company RSU Awards. The November 2025 Parent Proposal was promptly communicated to the members of the Strategic Review Committee.

On November 28, 2025, Party D submitted to representatives of J.P. Morgan a written non-binding indicative proposal to acquire all of the Company’s outstanding Shares for $1.55 per share (the “Party D Proposal”). The Party D Proposal represented a 38% premium to the closing stock price of the Common Stock on November 26, 2025. The Party D Proposal also assumed that all future payments to all parties to the Tax Receivable Agreement would be waived. Party D indicated that it expected to be in a position to announce a transaction in February 2026, subject to it performing and satisfactorily concluding its due diligence. The Party D Proposal was promptly communicated to the members of the Strategic Review Committee.

On November 28, 2025, the Strategic Review Committee convened a meeting, with John Duffy, General Counsel of the Company, and representatives of J.P. Morgan and Ropes & Gray in attendance, to discuss the November 2025 Parent Proposal and the Party D Proposal. At the meeting, representatives of J.P. Morgan reviewed the key terms of the November 2025 Parent Proposal and the Party D Proposal and provided a preliminary financial analysis of the $1.85 per share and $1.55 per share prices proposed by Parent and Party D, respectively, based on the Company Forecast. Representatives of J.P. Morgan discussed with the attendees potential feedback to each of Parent and Party D. Following discussion, the Strategic Review Committee concluded that each of the November 2025 Parent Proposal and the Party D Proposal was inadequate and directed representatives of J.P. Morgan to inform each of Parent and Party D of such determination.

Later on November 28, 2025, at the instruction of the Strategic Review Committee, representatives of J.P. Morgan contacted representatives of each of Parent and Party D to inform each party that its proposal was inadequate and that it would need to increase its proposed purchase price prior to submitting another proposal for the Board’s consideration. Representatives of J.P. Morgan informed representatives of Party D that the Company would provide Party D with further due diligence, including holding a management meeting in December and providing access to a virtual data room, to enable Party D to conduct further due diligence to improve its proposal.

Also on November 28, 2025, Party F informed a representative of the Strategic Review Committee that Party F would not proceed with evaluating a transaction with the Company.

On November 30, 2025, the Board convened a meeting, with members of the Company’s senior management and representatives of Ropes & Gray in attendance, to discuss each of the November 2025 Parent Proposal and the Party D Proposal. Ms. White was recused from the meeting. A representative from Ropes & Gray reviewed with the Board the directors’ fiduciary duties in connection with the Board’s evaluation of the proposals received from Parent and Party D and responded to questions from the Board. Ms. Glynn referred to the recent meeting of the Strategic Review Committee and reviewed the key terms of each proposal. Ms. Glynn noted that the committee had determined that both proposals were inadequate and had instructed representatives of J.P. Morgan to inform each of Parent and Party D that its proposal was inadequate. Following discussion, the Board members present at the meeting unanimously expressed support for the Strategic Review Committee’s determination to reject each of the November 2025 Parent Proposal and the Party D Proposal as inadequate and instruction to J.P. Morgan to inform each of Parent and Party D that its proposal was inadequate and to encourage each party to submit a higher proposal.

On December 1, 2025, the Company and Party D executed a confidentiality agreement, containing clean team provisions and a customary standstill provision that included exceptions permitting Party D to make confidential proposals to the Company and also to make acquisition proposals at any time after the Company entered into a definitive agreement resulting in a change of control. Under the confidentiality agreement, Party D also was permitted to make confidential requests for the Company to waive the standstill provision. Shortly thereafter, the Company granted Party D access to a virtual data room containing information regarding the Company.

Between December 1 and December 7, 2025, representatives of the Company’s senior management and the Company’s advisors responded to additional diligence questions from each of Parent and Party D.

On December 7, 2025, representatives of Ropes & Gray shared with representatives of Latham, acting as advisor to Parent, a revised draft of the merger agreement that provided for, among other things, (i) a 45-day “go-shop” period during which the Company and its representatives could solicit alternative proposals, after which the written consent of the Advent Stockholders would be delivered if the merger agreement had not been terminated, (ii) a fiduciary out provision that would permit the Company to terminate the merger agreement to accept a superior proposal prior to delivery of the written consent of the Advent Stockholders, subject to the Company paying a termination fee to Parent, (iii) a termination fee equal to 1.4% of the Company’s transaction value payable in the event the Company terminates the merger agreement to accept a superior proposal arising during the “go-shop” period or 2.8% of the Company’s transaction value payable in the event the Company terminates the merger agreement in certain other circumstances, and (iv) a “hell or high water” antitrust covenant that required Parent and its affiliates (including Henkel) to take any and all steps to obtain regulatory approvals.

On December 10, 2025, representatives of the Company’s senior management held a management presentation with representatives of Party D.

Also on December 10, 2025, Party B informed representatives of J.P. Morgan that it would not proceed with evaluating a transaction with the Company, indicating Party B was focused on other strategic priorities.

On December 12, 2025, representatives of Parent informed representatives of J.P. Morgan that Parent would not be able to execute a transaction on the timeline previously communicated because it needed more time to complete its remaining due diligence.

From time to time after December 8, 2025 and through early March 2026, representatives of Parent and the Company engaged in discussions regarding Parent’s ongoing due diligence review.

On December 19, 2025, representatives of the Company’s senior management and representatives of Party D met to discuss additional diligence information regarding the Company.

On January 7, 2026, Bloomberg News published an article reporting that Henkel had submitted an offer to acquire the Company.

Later on January 7, 2026, representatives of J.P. Morgan contacted representatives of Party A, which had expressed interest in a potential transaction in April 2025 but subsequently declined to proceed, to ask whether Party A would be interested in evaluating a potential transaction with the Company at the present time and at a higher valuation than its April 2025 Party A Proposal. Party A initially expressed interest and was provided a draft confidentiality agreement, but on January 13, 2026, Party A indicated that it was unable to pursue a whole-Company transaction.

On January 9, 2026, Party D informed representatives of J.P. Morgan that it was no longer interested in pursuing a potential transaction with the Company.

On January 28, 2026, the Board held a regularly scheduled meeting, with members of the Company’s senior management in attendance. During the meeting, Ms. Glynn provided the Board with an update on the Company’s recent discussions with Parent and efforts by the Company and J.P. Morgan to engage other potential parties as part of the Board’s ongoing review of strategic alternatives. Ms. Glynn confirmed that, in light of the status of the ongoing review of strategic alternatives, including the discussions with Parent, that the Advent Stockholders agreed to extend their agreement to waive any change of control payment that would otherwise be due to the Advent Stockholders under the Tax Receivable Agreement through March 31, 2026. Each of Ms. Dagousset and Ms. Findlay subsequently confirmed that they would also extend their agreement to waive any change of control payment that would otherwise be due to them under the Tax Receivable Agreement on the same terms and conditions as agreed to by the Advent Stockholders. Also at the January 28 meeting, the Board approved the Company’s annual operating plan for 2026, which reflected minor increases to the Company’s forecasted results for fiscal year 2026, including minor increases in certain performance metrics, including net revenue and adjusted EBITDA, as compared to the Company Forecast approved in November 2025. The Board also adopted such annual operating plan for fiscal year 2026 to be the updated forecast for such period to be included in the Company Forecast, and approved sharing the updated forecast for fiscal year 2026 with Parent, and any other third party that expressed interest in a potential strategic transaction with the Company, as well as with J.P. Morgan for its use, and reliance, in connection with J.P. Morgan’s opinion and related financial analysis as to the fairness, from a financial point of view, of the consideration to be paid to Company Stockholders should the Board request that J.P. Morgan deliver such opinion.

On February 5, 2026, J.P. Morgan provided to the Board a customary disclosure letter regarding their material investment banking relationships with the Company, Henkel and Advent.

On February 23, 2026, Parent submitted to representatives of J.P. Morgan a written non-binding indicative proposal to acquire all of the Company’s outstanding shares of Common Stock for $2.03 per share (the “February 2026 Parent Proposal”). The February 2026 Parent Proposal represented a 23% premium to the closing stock price of the Common Stock on February 20, 2026 and a 50% premium to the closing stock price of the Common Stock on January 6, 2026, the last full trading day prior to the report by Bloomberg News that Parent had submitted a proposal to acquire the Company. The February 2026 Parent Proposal assumed that all future payments to all parties to the Tax Receivable Agreement would be waived and indicated that Parent anticipated being in a position to execute a merger agreement in the beginning of March 2026, subject to completion of its confirmatory due diligence. The February 2026 Parent Proposal was promptly communicated to the Board.

On February 24, 2026, representatives of Latham shared with representatives of Ropes & Gray a revised draft of the merger agreement that, among other things, (i) removed the “go-shop” period, (ii) removed the fiduciary out provision that would permit the Company to terminate the merger agreement to accept a superior proposal, (iii) provided for the delivery of a written consent of Company Stockholders adopting the merger agreement on the date the merger agreement is executed and reinserted the right of Parent to terminate the merger agreement and receive a termination fee if the stockholder consent is not timely delivered, (iv) provided an antitrust covenant that did not require Parent or its affiliates (including Henkel) to divest any assets or businesses or agree to any conduct or other remedies and required Parent’s consent to the Company effecting any such remedies, which could only be done by the Company to the extent doing so did not result in the loss of an amount of net sales of the Company to be mutually agreed, and (v) included a termination fee equal to 3.4% of the Company’s transaction value payable in certain circumstances, including if the Company Stockholder consent is not timely delivered.

On February 25, 2026, the Board convened a meeting, with members of the Company’s senior management in attendance. Ms. White recused herself from all discussions regarding the review of strategic alternatives or the status of the Company’s engagement with Henkel. Representatives of the Strategic Review Committee provided the Board with an update on recent conversations with parties potentially interested in a transaction with the Company, including Parent, and the terms of the February 2026 Parent Proposal that was under review by the Strategic Review Committee.

Also at the February 25, 2026 meeting, the Board discussed the terms of the draft engagement letter proposed to be entered into by the Company to engage J.P. Morgan as financial advisor to the Company, as well as a summary of J.P. Morgan’s relationship disclosure letter that J.P. Morgan delivered to the Board on February 5, 2026, each of which had been distributed to the Board in advance of the meeting. Following discussion, the Board concluded that none of the matters set forth in the relationship disclosure would limit J.P. Morgan’s ability to fulfill its responsibilities as financial advisor to the Company in connection with a potential strategic transaction. The Board approved the engagement of J.P. Morgan as financial advisor to the Company in connection with a potential strategic transaction, and the execution of the engagement letter with J.P. Morgan. The decision of the Board to engage J.P. Morgan was based on, among other things, J.P. Morgan’s familiarity with, and experience in, the consumer and beauty industries and advisory work on transactions similar to the transaction being considered by the Board as well as the prior business experience certain members of the Board had with J.P. Morgan.

Following the meeting, on February 25, 2026, the Company and J.P. Morgan executed the engagement letter approved by the Board.

On February 26, 2026, the Strategic Review Committee convened a meeting, with Mr. Duffy and representatives of J.P. Morgan and Ropes & Gray in attendance, to discuss the February 2026 Parent Proposal. Representatives of J.P. Morgan reviewed the key terms of the February 2026 Parent Proposal and provided a preliminary financial analysis of the $2.03 per share purchase price proposed by Parent. Representatives of J.P. Morgan reviewed the status of the Company’s and J.P. Morgan’s efforts to engage other potentially interested parties, noting that Party D had withdrawn its interest in a potential transaction involving the Company and that all of the other parties contacted as part of the review of strategic alternatives had indicated they would not proceed with evaluating a transaction with the Company. In addition, members of the Strategic Review Committee noted that no other party had contacted J.P. Morgan or the Company regarding its interest in a potential transaction involving the Company following the January 7, 2026 Bloomberg News article reporting that Henkel had submitted an offer to acquire the Company.

Representatives of Ropes & Gray then summarized the terms of the proposed merger agreement provided by Parent, referencing the most recent draft of the merger agreement which had been provided to the Strategic Review Committee members in advance of the meeting. The Strategic Review Committee discussed, among other things, that the antitrust covenant in the draft merger agreement did not provide sufficient commitments by Parent to seek to obtain the antitrust approvals required to consummate the merger and that Parent continued to require that the Advent Stockholders deliver a stockholder consent adopting the merger immediately after execution of the merger agreement. The representatives of Ropes & Gray also noted that Parent continued to request that all parties waive all payments under the Tax Receivable Agreement and that Parent expected that any Company RSU Awards granted by the Company in 2026, including the ordinary course annual awards previously approved by the Board, would be converted into cash-settled awards upon closing of the merger and remain subject to vesting thereafter. Following discussion, the members of the Strategic Review Committee concluded that the February 2026 Parent Proposal, as a whole (including the purchase price and other terms), was not acceptable and that the committee was not prepared to recommend that the Board accept such proposal. The Strategic Review Committee also provided representatives of Ropes & Gray with feedback on the proposed terms of the proposed merger agreement to be shared with Parent’s representatives.

On February 27, 2026, representatives of Ropes & Gray shared with representatives of Latham a revised draft of the merger agreement that, among other things, (i) reinserted a “go-shop” period of 30 days, after which the written consent of the Advent Stockholders would be delivered if the merger agreement had not been terminated, (ii) reinserted a fiduciary out provision that would permit the Company to terminate the merger agreement to accept a superior proposal prior to delivery of the written consent of the Advent Stockholders, subject to the Company paying a termination fee to Parent, (iii) reinserted a “hell or high water” antitrust covenant that also required Parent’s affiliates (including Henkel) to take any and all steps to obtain regulatory approvals, and (iv) included a termination fee equal to 1.4% of the Company’s transaction equity value payable in the event the Company terminates the merger agreement to accept a superior proposal arising during the “go-shop” period or 2.8% of the Company’s transaction equity value payable by the Company in certain other circumstances.

On February 28, 2026, representatives of PWP informed representatives of J.P. Morgan that Parent was not willing to agree to a “hell or high water” antitrust covenant but would be willing to consider an antitrust covenant that increased the commitments offered by Parent, and requested that the Company propose a new antitrust covenant for Parent to consider. Representatives of PWP also noted the reinsertion of the “go shop” provision in the draft merger agreement and noted that Parent expected, based upon the transaction process to date, including the January 7, 2026 Bloomberg News article, that the Company would not require a “go shop” if the parties were able to agree on purchase price and an acceptable antitrust covenant that provided additional commitments from Parent.

On March 1, 2026, the Board convened a meeting, with members of the Company’s senior management and representatives of J.P. Morgan and Ropes & Gray in attendance, to get an update on, and discuss, the February 2026 Parent Proposal. Representatives of J.P. Morgan reviewed the key terms of the February 2026 Parent Proposal and reviewed the status of the Company’s and J.P. Morgan’s efforts to engage other potentially interested parties, noting that Party D had withdrawn its interest in a transaction with the Company and that all of the other parties contacted as part of the review of strategic alternatives had indicated that they would not proceed with evaluating a transaction with the Company and that no other party had contacted J.P. Morgan or the Company following the January 7, 2026 Bloomberg News article reporting that Henkel had submitted an offer to acquire the Company. Representatives of J.P. Morgan provided a preliminary financial analysis of the $2.03 per share purchase price proposed by Parent.

Representatives of Ropes & Gray referenced the most recent draft of the merger agreement provided by Parent. The Board discussed, among other things, that the antitrust covenant in the draft merger agreement provided by Parent did not provide sufficient commitments by Parent to seek to obtain the antitrust approvals required to consummate the merger and that Parent continued to require that the Advent Stockholders deliver a stockholder consent adopting the merger immediately after execution of the merger agreement. The representatives of Ropes & Gray also noted that Parent continued to request that all parties waive all payments under the Tax Receivable Agreement and that Parent expected that any Company RSU Awards granted by the Company in 2026, including the annual awards previously approved by the Board in the ordinary course, would be converted into cash-settled awards upon closing of the merger and remain subject to vesting thereafter. Ms. Glynn and representatives of Ropes & Gray noted that the Strategic Review Committee had provided representatives of Ropes & Gray with feedback on the proposed terms to be included in the next draft of the proposed merger agreement. Representatives of Ropes & Gray noted that since sharing the February 27, 2026 draft of the merger agreement, representatives of PWP had indicated that Parent would be willing to consider an antitrust covenant that provided increased commitments from Parent but would not agree to a “hell or high water” covenant. Members of the Board discussed a potential willingness to agree to Parent’s proposal that required the Advent Stockholders to provide the requisite stockholder adoption of the merger agreement promptly after execution of the merger agreement if Parent increased its purchase price and provided an antitrust covenant with increased commitments from Parent. Following discussion, the Board members unanimously agreed that the February 2026 Parent Proposal was not acceptable, but expressed support for the Strategic Review Committee’s recommended next steps to respond to the February 2026 Parent Proposal, including (i) to continue to seek a go-shop provision, (ii) to propose an alternative antitrust covenant that would require Parent and its affiliates to use reasonable best efforts to obtain antitrust approval, including divesting assets or businesses unless doing so would have a material adverse effect on the combined company’s haircare business, coupled with a reverse termination fee equal to 12% of the Company’s transaction equity value payable if the merger agreement is terminated in certain circumstances as a result of failure to obtain antitrust approvals and a “clear skies” provision preventing Parent from acquiring any entity, business or assets if doing so would reasonably be expected to prevent or delay the receipt of any antitrust approval or clearance for the merger, (iii) to maintain its position that only the Advent Stockholders, Ms. Dagousset and Ms. Findlay would waive payments due under the Tax Receivable Agreement and (iv) to continue to seek that Company RSUs granted in 2026 and already approved by the Board be treated the same as all other Company RSU Awards in the merger.

Also on March 1, 2026, representatives of Ropes & Gray shared with representatives of Latham and Cleary Gottlieb Steen & Hamilton LLP (“Cleary”), antitrust counsel to Parent, a revised proposal regarding the antitrust covenant in the draft merger agreement, which proposal (i) required Parent and its affiliates to use reasonable best efforts to obtain antitrust approvals, including divesting assets or businesses unless doing so would result in a material adverse effect on the combined haircare business of Parent and its subsidiaries (including the Company and its subsidiaries following the merger), (ii) included a “clear skies” provision preventing Parent from acquiring any entity, business or assets if doing so would reasonably be expected to prevent or delay the receipt of any antitrust approval or clearance for the merger, and (iii) required payment by Parent of a termination fee equal to 12% of the Company’s transaction equity value in the event the merger agreement is terminated in certain circumstances as a result of failure to obtain antitrust approvals.

Later on March 1, 2026, representatives of Ropes & Gray shared with representatives of Latham a draft of the Company disclosure letter to accompany the merger agreement.

Between March 1, 2026 and March 20, 2026, Parent continued and subsequently completed its due diligence of the Company.

On March 20, 2026, Parent submitted to representatives of J.P. Morgan a written non-binding final proposal to acquire all of the Company’s outstanding shares of Common Stock for $2.03 per share (the “March 2026 Parent Proposal”). The March 2026 Parent Proposal represented a 56% premium to the closing stock price of the Common Stock on March 19, 2026 and a 50% premium to the closing stock price of the Common Stock on January 6, 2026, the last full trading day prior to the report by Bloomberg News that Henkel had submitted a proposal to acquire the Company. The March 2026 Parent Proposal assumed that the Advent Stockholders, Ms. Dagousset, and Ms. Findlay would waive all future payments that may be owed to them under the Tax Receivable Agreement and that no more than an aggregate of $14.4 million of payments (assuming an outside date in the merger agreement of December 31, 2026) would be paid to the non-waiving holders pursuant to the Tax Receivable Agreement. The March 2026 Parent Proposal also expressly required that the Advent Stockholders deliver the requisite stockholder approval to adopt the merger agreement immediately after execution of the merger agreement and enabled Purchaser to terminate the merger agreement if such requisite stockholder approval was not promptly delivered. The March 2026 Parent Proposal was promptly communicated to the members of the Strategic Review Committee.

Later on March 20, 2026, representatives of Latham shared with representatives of Ropes & Gray a revised draft of the merger agreement that, among other things, (i) removed the “go-shop” period, (ii) removed the fiduciary out provision that would permit the Company to terminate the merger agreement to accept a superior proposal, (iii) provided for the delivery of a written consent of Company Stockholders adopting the merger agreement on the date of execution of the merger agreement and reinserted the right of Parent to terminate the merger agreement and receive a termination fee if the stockholder consent is not timely delivered, (iv) removed the obligations of Parent and its affiliates to take certain divestiture or behavioral actions to obtain antitrust approval, but provided that Parent would be obligated to respond to a second request, and (v) included a termination fee equal to 2.8% of the Company’s transaction equity value payable in certain circumstances, including if the Company Stockholder consent is not timely delivered.

On March 21 and 22, 2026, members of the Strategic Review Committee discussed the March 2026 Parent Proposal among each other and with representatives of Ropes & Gray and J.P. Morgan.

Also on March 22, 2026, representatives of Latham sent representatives of Ropes & Gray a revised draft of the disclosure letter to accompany the merger agreement.

Later on March 22, 2026, at the direction of the Strategic Review Committee, representatives of J.P. Morgan held a call with representatives of PWP, during which the representatives of J.P. Morgan informed the representatives of PWP that (i) Parent’s proposed antitrust efforts covenant still did not provide a sufficient level of commitment by Parent to seek to obtain antitrust approvals required to consummate the proposed merger, and that Parent’s affiliates (including Henkel) must also be committed to seeking antitrust approvals and (ii) the draft merger agreement needed to be updated to reflect the parties’ agreement to the acceleration and cash out of all Company RSU Awards, including those previously approved for grant in 2026.

On March 23, 2026, representatives of J.P. Morgan held a call with representatives of PWP, during which the representatives of PWP told the representatives of J.P. Morgan that (i) Parent would not agree to any antitrust reverse termination fee, (ii) Parent would agree to respond to a second request and to litigate to remove any restraints on consummation of the merger, and would agree to an outside date up to 18 months from the date of signing, and (iii) Parent wanted to align with the Company on the terms of the antitrust efforts provisions in the merger agreement before responding on any other remaining issues, but that if the parties could agree on the antitrust covenant, Parent would be willing to discuss a potential increase in purchase price.

On March 23, 2026, representatives of Latham shared with representatives of Ropes & Gray a revised proposal regarding the antitrust efforts provisions in the draft merger agreement, which (i) provided that Parent and its affiliates would be required to use reasonable best efforts to obtain antitrust approvals, including responding to a second request and litigating to remove any restraints on consummation of the merger, but would not need to divest assets or businesses or agree to any other remedies, and (ii) provided for an initial outside date that is 12 months following signing plus one automatic extension to 18 months following signing in the event antitrust approvals are not obtained as of the original outside date but all other conditions to closing have been satisfied or waived on or prior to such original outside date, but (iii) did not include a “clear skies” covenant.

Later on March 23, 2026, the Strategic Review Committee convened a meeting, with Mr. Duffy in attendance, to discuss the March 2026 Parent Proposal. Ms. Glynn noted that Parent had proposed a revised antitrust covenant that would not require Parent to divest assets or businesses of Parent or the Company but would require Parent to respond to a second request from antitrust authorities and to litigate in order to contest any proceeding seeking to prevent consummation of the merger, and Parent would agree to an outside date of 18 months from signing in order to allow time for a second request or litigation to be resolved. Members of the Strategic Review Committee also discussed that Parent had communicated an unwillingness to agree to any antitrust reverse termination fee and viewed it as a threshold issue and that Parent continued to be unwilling to agree to a “clear skies” covenant. Ms. Glynn further noted that Parent had stated through its financial advisor that if the parties could agree to an antitrust covenant construct, Parent would be willing to consider an increase in purchase price and could move quickly to finalize the other terms in the draft merger agreement. Following that discussion, the Strategic Review Committee members concluded that: (i) Parent’s proposed antitrust covenant would be acceptable if Parent agreed to a customary “clear skies” covenant, and (ii) the Company should seek improvement on purchase price in connection with agreeing to Parent’s proposed antitrust covenant and agreeing that Parent would be able to terminate the merger agreement if the stockholder consent is not delivered by the Advent Stockholders on the same day as the execution of the merger agreement. The Strategic Review Committee determined to instruct J.P. Morgan and Ropes & Gray to engage with PWP and Parent’s outside counsel to seek the foregoing.

On March 24, 2026, representatives of J.P. Morgan held a call with representatives of PWP to discuss the positions determined by the Strategic Review Committee at its March 23, 2026 meeting. During this call, the representatives of PWP told the representatives of J.P. Morgan that (i) Parent would agree to a “clear skies” covenant and (ii) Parent would increase its purchase price to $2.06 per share if the Company would agree that Parent would be able to terminate the merger agreement and receive a termination fee if the stockholder consent is not delivered by the Advent Stockholders on the same day as the execution of the merger agreement. The $2.06 per share proposal represented a 57% premium to the closing stock price of the Common Stock on March 23, 2026 and a 53% premium to the closing stock price of the Common Stock on January 6, 2026, the last full trading day prior to the report by Bloomberg News that Parent had submitted a proposal to acquire the Company. Members of the Strategic Review Committee met thereafter to discuss Parent’s updated proposal.

Also on March 24, 2026, representatives of Ropes & Gray and representatives of Latham shared drafts of the (i) waiver and amendment to the Tax Receivable Agreement, and (ii) the stockholder written consent.

Later on March 24, 2026, representatives of Ropes & Gray shared with representatives of Latham a revised draft of the merger agreement that, among other things, (i) reflected the antitrust covenant proposed by representatives of Latham the prior day, including the requirement that Parent and its affiliates use reasonable best efforts to obtain antitrust approvals, including responding to a second request and litigating to remove any restraints on consummation of the merger, but would not need to divest assets or businesses or agree to any other remedies, (ii) reinserted a “clear skies” covenant, (iii) included an initial outside date of March 31, 2027 plus one automatic extension to September 30, 2027 in the event antitrust approvals are not obtained as of the original outside date, but all other conditions to closing have been satisfied or waived on or prior to such original outside date, and (iv) included a termination fee equal to 2.8% of the Company’s transaction equity value payable by the Company in certain circumstances, including the failure of the Advent Stockholders to deliver the stockholder consent on the same day as the execution of the merger agreement.

Also on March 24, 2026, J.P. Morgan provided to the Board an updated customary disclosure letter regarding their material investment banking relationships with the Company, Henkel and Advent.

Later on March 24, 2026, the Board convened a meeting, with members of the Company’s senior management and representatives of J.P. Morgan and Ropes & Gray in attendance, to discuss the March 2026 Parent Proposal and the revised terms subsequently proposed by Parent. Representatives of J.P. Morgan reviewed the terms of the March 2026 Parent Proposal, the revised terms subsequently proposed by Parent and the status and history of negotiations with Parent. Representatives of J.P. Morgan then presented its financial analysis of the Merger Consideration provided for in the merger agreement. A representative from J.P. Morgan then delivered to the Board an oral opinion, which was subsequently confirmed in writing, that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the Company Stockholders (other than holders of Excluded Shares as defined in such opinion) in the proposed Merger was fair, from a financial point of view, to such holders. For a detailed discussion of the opinion of J.P. Morgan, see the section entitled “Opinion of J.P. Morgan”, beginning on page 36.

Representatives of Ropes & Gray then reviewed the directors’ fiduciary duties in the context of considering the proposed transaction with Parent, summarized the terms of the proposed merger agreement and waiver and amendment to the Tax Receivable Agreement that had been negotiated with Parent and responded to various questions from the Board. Representatives of Ropes & Gray noted that a final execution version of the merger agreement and related ancillary agreements would be distributed to the Board for final approval, along with a summary of any key changes as compared to the drafts provided to the Board prior to the meeting.

Later on March 24, 2026, representatives of Ropes & Gray sent representatives of Latham a revised draft of the disclosure letter to accompany the merger agreement.

Between March 24 and March 25, 2026, representatives of Ropes & Gray and Latham exchanged revised drafts of the merger agreement, disclosure letter, waiver and amendment to the Tax Receivable Agreement and stockholder written consent, and finalized such documents. Following finalization of such documents, the execution copies, together with blacklines showing all changes from the versions previously shared with the Board prior to the March 24, 2026 meeting, were circulated to the Board.

On March 25, 2026, the Board, acting by unanimous written consent, among other things: (i) determined that the Merger Agreement and the Merger and the other Transactions are advisable, fair to and in the best interests of the Company and the Company Stockholders, (ii) approved, adopted and declared advisable the entrance into and execution and delivery of the Merger Agreement and the Transactions, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company Stockholders for its adoption and

(iv) subject to the terms and conditions of the Merger Agreement, recommended that the Company Stockholders adopt the Merger Agreement.

On March 26, 2026, the Company, Parent and Merger Sub executed the Merger Agreement and the Company, the TRA Representative and the TRA Waiving Parties executed the TRA Waiver and Amendment.

Also on March 26, 2026, shortly after the execution of the Merger Agreement, the Advent Stockholders delivered the Principal Stockholders Written Consent.

On that same morning, each of the Company and Henkel issued a press release announcing the execution of the Merger Agreement.

Recommendation of the Board; Reasons for the Merger

On March 25, 2026, the Board, after consideration of various reasons discussed below, unanimously: (i) determined that the Merger Agreement and the Merger and the other Transactions are advisable, fair to and in the best interests of the Company and the Company Stockholders, (ii) approved, adopted and declared advisable the entrance into and execution and delivery of the Merger Agreement and the Transactions, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company Stockholders for its adoption and (iv) subject to the terms and conditions of the Merger Agreement, recommended that the Company Stockholders adopt the Merger Agreement.

In evaluating the terms of the Merger Agreement and the other Transactions, including the Merger, the Board consulted with the Company’s senior management team and the Company’s independent legal and financial advisors. The Board considered a variety of reasons, including the following (which are not listed in any relative order of importance), all of which the Board viewed as generally supporting its (i) determination that the Merger Agreement and the Merger and the other Transactions are advisable, fair to and in the best interests of the Company and the Company Stockholders, (ii) approval, adoption and declaration as advisable the entrance into and execution and delivery of the Merger Agreement and the Transactions, including the Merger, (iii) direction that the Merger Agreement be submitted to the Company Stockholders for its adoption and (iv) subject to the terms and conditions of the Merger Agreement, recommendation that the Company Stockholders adopt the Merger Agreement:

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Attractive Price. The all-cash consideration of $2.06 per Share, taking into account the Board’s familiarity with the business, operations, prospects, strategic and short and long term operating plans, assets, liabilities and financial condition of the Company on a historical and prospective basis and the relative certainty and liquidity of the all-cash Merger Consideration, is more favorable to the Company Stockholders than the potential value that could reasonably be expected to be generated from the alternative of the Company continuing to operate independently and pursuing its current business and financial plans on a standalone basis, taking into account the execution risks associated with continued independence;

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Substantial Premium. The current and historical market prices of the Common Stock, and the fact that the Merger Consideration represents a compelling premium to recent market prices of the Common Stock, including:

•	a 57% premium to the closing price of the Common Stock on March 23, 2026;

•	a 44% premium to the volume weighted average price for the Common Stock over the 30 trading days ending on March 23, 2026;

•	a 16% premium to the highest closing stock price of the Common Stock over the 52-week period ending on March 23, 2026;

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a 53% premium to the closing stock price of the Common Stock on January 6, 2026, the last full trading day prior to the report by Bloomberg News that Parent had submitted a proposal to acquire the Company; and

•	an 87% premium to the closing stock price of the Common Stock on November 25, 2025, the last full trading day prior to Parent’s November 26, 2025 proposal.

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Certainty of Value. The Merger Consideration is all cash and the Transactions therefore provide certain and immediate value and liquidity to the Company Stockholders for their Shares, especially when viewed against the internal and external risks and uncertainties associated with certain macroeconomic conditions, including the current state of the U.S. and global economies, and the potential impact of such risks and uncertainties on a standalone strategy of the Company and the trading price of the Shares;

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Other Strategic Alternatives. The Board considered the fact that representatives of the Company and J.P. Morgan contacted eight potential counterparties, which the Board and J.P. Morgan determined would be most likely to have an interest in acquiring, and be able to pay a competitive price for, the Company, and that, following discussions with such counterparties, only one counterparty other than Parent entered into a confidentiality agreement with the Company and demonstrated an interest in pursuing a strategic transaction with the Company and the fact that this one other counterparty subsequently withdrew its interest, and the belief of the Board, after a thorough review of possible alternative strategic alternatives reasonably available to the Company (including continuing to operate on a stand-alone basis), in each case taking into account the potential benefits, risks and uncertainties associated with those alternatives, that the Merger represented the Company’s best reasonably available prospect for maximizing stockholder value;

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No Competing Proposals. The Board considered the fact that market rumors became public that the Company was in discussions with Parent involving a potential sale transaction, which provided third parties with an opportunity to put forward a compelling proposal, and the fact that, although the Board had not granted any potential bidder exclusivity and was free to consider indications of interest from any party, no potential acquirer other than Parent made a definitive proposal to acquire the Company after such market rumors became public;

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Risks of Achieving Standalone Plan and Long-Term Value. The Board’s belief that the per Share Merger Consideration compares favorably to the potential long-term value of the Common Stock if the Company were to remain as a standalone business after taking into account the risks and uncertainties associated with remaining a standalone business, including the Company’s business, competitive position and current industry and financial conditions. Specifically, among other things, the Board considered:

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its assessment of the Company’s business, assets and prospects, its competitive position and historical and projected financial performance, including the Company management’s financial projections summarized in “The Merger - Certain Unaudited Prospective Financial Information” beginning on page 42;

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the challenges of operating as a standalone public company, including balancing the competing needs for improved or stable shareholder returns on a quarter-to-quarter basis, on the one hand, with the need for increased spending, including capital expenditures, to advance implementation of the Company’s long-term strategic plan, on the other hand;

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the execution risks implicit in the Company’s management projections, including risks related to the Company’s ability to execute on its business transformation plan, including the risk that new product designs may not succeed as planned, the risk that the Company’s omni-channel strategy may not be successful in driving sales, the risk relating to implementation of key systems, the risk that capital expenditure requirements will be greater than those projected and may not have the projected impact on the expected timeline or at all and the risk that the Company could be unable to retain key talent; and

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the risks and uncertainties relating to the competition the Company’s brands face from other beauty manufacturers and retailers as well as third-party distribution channels that sell the Company’s merchandise, such as e-commerce, department stores and specialty stores.

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Risks Associated with Regulatory Processes. The risks inherent in obtaining and maintaining regulatory approvals from regulatory authorities to be able to sell the Company’s products, and that approval may require expensive and time-consuming testing or reporting as conditions to obtaining or maintaining such approvals;

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Potentially Limited Period of Opportunity. The risk that continuing with the strategic process was unlikely to result in a transaction at a more attractive price than offered by Parent, the risk that if the Company did not accept the Parent offer (as provided for in the Merger Agreement), the Company might not have had another opportunity to do so, and the belief of the Board that Parent was only willing to enter into the Transactions (as provided for in the Merger Agreement) for a limited period of time;

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Best Offer. The belief of the Board that (i) as a result of an active negotiating process, the Company had obtained Parent’s best offer, (ii) there was substantial risk of losing Parent’s offer of $2.06 per Share if the Company determined that it should pursue a higher price or a transaction with another party and (iii) based on the conversations and negotiations with Parent, the Merger Consideration of $2.06 per Share represented the highest price reasonably obtainable from Parent by the Company under the circumstances;

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Successful Negotiations with Parent. The Board considered the enhancements that the Company and its advisors were able to obtain as a result of robust arm’s-length negotiations with Parent, including the increase in the Merger Consideration proposed by Parent from the time of its initial proposal to the end of the negotiations;

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Likelihood of Closing. The belief of the Board that the likelihood of completing the Merger is high, particularly in light of the terms of the Merger Agreement, including (i) the conditions to the Merger being specific and limited, (ii) the exceptions contained within the “Company Material Adverse Effect” definition, which generally defines the standard for closing risk (as defined in “The Merger Agreement – Representations and Warranties” beginning on page 64), and (iii) the likelihood of obtaining required regulatory approvals, including the commitment of Parent to use reasonable best efforts to seek to obtain antitrust approval of the proposed transaction;

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No Financing Condition. The fact that the Transactions are not subject to a financing condition and Parent has available to it the funds necessary to satisfy the payment obligations of Parent and Merger Sub to finance the Transactions;

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Fairness Opinion of J.P. Morgan. The Board also considered the oral opinion of J.P. Morgan rendered to the Board on March 24, 2026, which was subsequently confirmed by delivery of a written opinion dated March 24, 2026, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Common Stock (other than holders of Excluded Shares as defined in such opinion) in the proposed Merger was fair, from a financial point of view, to such holders, as more fully described in the section entitled “The Merger – Opinion of J.P. Morgan” beginning on page 36;

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Financial Projections. The fact that achieving management’s financial projections (as summarized in “The Merger – Certain Unaudited Prospective Financial Information” beginning on page 42) entails execution risk, including risks and uncertainties relating to the Company’s ability to achieve its strategies of driving organic growth and realizing margin expansion, market acceptance of the Company’s products, the Company’s ability to successfully compete against current or future competitors, the magnitude of potential liabilities related to existing or future product liability or warranty claims and the Company’s ability to service its debt and secure additional financing;

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Appraisal Rights. That stockholders who do not believe that the Merger Consideration represents fair consideration for their Shares will have an opportunity to pursue appraisal rights under Section 262 of the DGCL; and

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Principal Stockholder Participation and Waiver of TRA Payments. The Board considered that the Advent Stockholders, which collectively controlled approximately 74.7% of the aggregate voting power of the issued and outstanding Shares as of December 31, 2025, will fully exit their investment in the Company and receive the same form and amount of Merger Consideration for their Shares as all other stockholders of the Company and that affiliates of the Advent Stockholders would concurrently with the execution of the Merger Agreement, waive their entitlement to any and all payments owing under the TRA if the Merger is consummated pursuant to the TRA Waiver.

Over the course of its deliberations, the Board also considered a number of uncertainties, risks and other countervailing reasons related to the Company’s business and the Merger, including the following (which are not listed in any relative order of importance):

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Opportunity Costs. The fact that the Company will no longer exist as an independent public company and the Company Stockholders will forego any future increase in its value as an independent public company that might result from its possible growth;

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Potential Negative Impact on the Company’s Business. The possible negative effect of the Merger and public announcement of the Merger on the Company’s financial performance, operating results and stock price and the Company’s relationships with customers, suppliers, other business partners, management and employees;

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Prohibition Against Solicitations. The fact that the Merger Agreement restricts the Company’s ability to actively solicit acquisition proposals, subject to certain exceptions that expired upon the delivery of the Principal Stockholders Written Consent, and that given the expectation that the Principal Stockholders Written Consent would be delivered on the same day as the execution of the Merger Agreement, there was effectively no path for a third party to submit an Acquisition Proposal following announcement of the Merger Agreement;

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Principal Stockholders Written Consent. The fact that, as a condition to entering into the Merger Agreement, Parent required that the Merger Agreement include a provision permitting Parent to terminate the Merger Agreement if the Principal Stockholders Written Consent was not delivered by 11:59 p.m. Eastern Time on the date the Merger Agreement was executed, and the obligation, in certain circumstances, for the Company to pay Parent the Termination Fee of $40,440,000 upon the termination of the Merger Agreement;

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Business Operation Restrictions. The fact that the Merger Agreement imposes restrictions on the conduct of the Company’s business in the pre-Closing period, which may adversely affect the Company’s business, including by delaying or preventing the Company from raising financing or pursuing non-ordinary course opportunities that may arise or precluding actions that would be advisable if the Company were to remain an independent company;

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Transaction Expenses. The substantial transaction expenses to be incurred in connection with the Transactions and the negative impact of such expenses on the Company’s cash reserves and operating results should the Merger not be completed;

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Litigation Related to the Transactions. The potential for litigation by Company Stockholders in connection with the Merger, which, even where lacking in merit, could nonetheless result in distraction and expense;

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Interests of Insiders. The interests that certain non-employee directors and executive officers of the Company may have with respect to the Transactions that may be different from, or in addition to, their interests as stockholders of the Company or the interests of the Company’s other stockholders generally, including (i) the interests that non-employee directors and executive officers may have as a result of their Company Options and Company RSU Awards and (ii) the interests of the TRA Parties under the Tax Receivable Agreement that are not waived pursuant to the TRA Waiver and Amendment.

The foregoing discussion of information and reasons considered by the Board is not intended to be exhaustive. In light of the variety of reasons considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different reasons. The Board based its recommendation on the totality of the information presented. The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this information statement entitled “Forward-Looking Statements.”

Required Stockholder Approval for the Merger

Under the DGCL and the Company’s certificate of incorporation, the adoption of the Merger Agreement by our Company Stockholders required the affirmative vote or written consent of Company Stockholders holding in the aggregate at least a majority of the outstanding shares of Common Stock entitled to vote thereon. As of March 25, 2026, the record date for determining the Company Stockholders entitled to vote on the adoption of the Merger Agreement, there were 671,711,593 shares of Common Stock issued and outstanding. The requisite stockholder approval was obtained shortly after the execution of the Merger Agreement on March 26, 2026, when the Principal Stockholders Written Consent was delivered by the Advent Stockholders, which held approximately 75% of the combined voting power of the issued and outstanding shares of Common Stock on that date.

Opinion of J.P. Morgan

Pursuant to an engagement letter, the Company retained J.P. Morgan as its financial advisor in connection with the proposed Merger.

At the meeting of the Board on March 24, 2026, J.P. Morgan rendered its oral opinion to the Board to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be paid to the holders of Common Stock (other than holders of Excluded Shares as defined in such opinion) in the Merger was fair, from a financial point of view, to such holders. J.P. Morgan confirmed its March 24, 2026, oral opinion by delivering its written opinion, dated March 24, 2026, to the Board that, as of such date, the Merger Consideration to be paid to the holders of Common Stock in the Merger (other than holders of Excluded Shares as defined in such opinion) was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated March 24, 2026, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex C to this information statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth below is qualified in its entirety by reference to the full text of such opinion. Company Stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the Merger, and was limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders (except for holders of Excluded Shares as defined in such opinion) of Common Stock in the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness opinion committee of J.P. Morgan. The opinion does not constitute a recommendation to any Company Stockholder as to how such stockholder should vote with respect to the Merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft of the Merger Agreement dated as of March 24, 2026;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•

compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•

compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Common Stock and certain publicly traded securities of such other companies;

•

reviewed certain internal financial analyses and forecasts prepared by the Company management relating to its business (the “Company Forecast” as discussed more fully in the section entitled “The Merger – Certain Unaudited Prospective Financial Information” beginning on page 42); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the Company management with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to J.P. Morgan’s engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company, Parent or Merger Sub under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of the Company as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement did not differ in any material respects from the draft thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company, Parent and Merger Sub in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the Merger.

The Company Forecast furnished to J.P. Morgan was prepared by the Company’s management as discussed more fully in the section entitled “The Merger – Certain Unaudited Prospective Financial Information” beginning on page 42. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the Merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management, including, without limitation, factors related to general economic and competitive conditions, prevailing interest rates, and other factors as set forth in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 17. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section entitled “The Merger - Certain Unaudited Prospective Financial Information” beginning on page 42.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Common Stock (other than holders of Excluded Shares as defined in such opinion) in the proposed Merger and J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Merger, or any class of such persons relative to the Merger Consideration to be paid to the holders of Common Stock (other than holders of Excluded Shares as defined in such opinion) in the proposed Merger or with respect to the fairness of any such compensation.

The terms of the Merger Agreement, including the Merger Consideration, were determined through arm’s length negotiations between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Board.

J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the Merger and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the Merger or the Merger Consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its oral opinion to the Board on March 24, 2026, which was subsequently confirmed by delivery of its written opinion, dated March 24, 2026, and in the financial analyses presented to the Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses may include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples

Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data of the selected publicly traded companies listed in the table below, which are engaged in businesses that J.P. Morgan judged to be sufficiently analogous to the Company’s operations and business, or aspects thereof.

These companies were selected, among other reasons, by J.P. Morgan because they are publicly traded companies with business models or certain operating characteristics that, for the purposes of J.P. Morgan’s analysis, may be considered sufficiently similar to those of the Company or aspects thereof. However, none of these selected companies is identical to the Company and certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.

Using information obtained from public filings, public equity research analysts’ estimates and FactSet Research Systems as of March 23, 2026, J.P. Morgan calculated, for each selected company, the ratio of such company’s firm value (calculated as equity value, plus or minus, as applicable, net debt or net cash and referred to in this section as “FV”) to the consensus equity research analyst estimates of such selected company’s adjusted earnings before interest, taxes, depreciation and amortization (referred to in this section as “Adj. EBITDA”), before taking into account share-based compensation, in each case, for the calendar year 2026 (referred to in this section as the “FV/2026E Adj. EBITDA Multiple”) and for the calendar year 2027 (referred to in this section as the “FV/2027E Adj. EBITDA Multiple”).

The companies selected by J.P. Morgan for its analyses, and the FV/2026E Adj. EBITDA Multiple and the FV/2027E Adj. EBITDA Multiple for each company, were as follows:

Company	FV/2026E Adj. EBITDA Multiple	FV/2027E Adj. EBITDA Multiple
Coty Inc.	5.9x	5.6x
e.l.f. Beauty, Inc.	13.6x	12.0x
Amorepacific Corp	12.9x	11.6x

Based on the results of this analysis and on other factors J.P. Morgan considered appropriate based on their experience and professional judgment, J.P. Morgan selected a FV/2026E Adj. EBITDA Multiple reference range for the Company of 10.5x to 13.5x and a FV/2027E Adj. EBITDA Multiple reference range of 9.5x to 12.0x. J.P. Morgan then applied such reference ranges to the Company’s estimated Adj. EBITDA, before taking into account share-based compensation, for the calendar years 2026 and 2027, respectively, as reflected in the Company Forecast. The results of these analyses indicated a range of implied per share equity values for Common Stock (rounded to the nearest $0.05) of approximately $1.35 to $1.75 for both the FV/2026E Adj. EBITDA Multiple reference range and the FV/2027E Adj. EBITDA Multiple reference range, as compared to the (i) unaffected closing price of Common Stock of $1.35 per share on January 6, 2026, (ii) closing price of Common Stock of $1.31 per share on March 23, 2026, (iii) initial offered merger consideration of $1.85 per share on November 26, 2025 and (iv) Merger Consideration of $2.06 per share of Common Stock.

Selected Transaction Analysis

Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for the selected public transactions listed in the table below, that J.P. Morgan judged to be sufficiently analogous to the proposed Merger or aspects thereof.

These transactions were selected, among other reasons, by J.P. Morgan because certain aspects of the transactions, for the purposes of J.P. Morgan’s analysis, may be considered sufficiently similar to the proposed Merger or aspects thereof. However, none of these transactions is identical to the proposed Merger and certain of these transactions may have characteristics that are materially different from those of the proposed Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed Merger.

Using publicly available information obtained from public filings, J.P. Morgan calculated, for each selected transaction, the ratio of the target company’s FV implied in the relevant transaction to the target company’s Adj. EBITDA for the 12 months immediately preceding the announcement of the applicable transaction, as provided in each company’s public filings (referred to in this section as the “FV/LTM EBITDA multiple”).

The transactions selected by J.P. Morgan for its analyses, and the FV/LTM EBITDA multiple for each transaction, were as follows:

Announcement Month and Year	Acquiror	Target	FV/LTM EBITDA multiple
June 2016	Revlon, Inc.	Elizabeth Arden, Inc.	34.3x
May 2019	Natura & Co Holding S.A.	Avon Products, Inc.	9.5x
December 2019	Helen of Troy Limited	Drybar Products LLC	13.0x
June 2020	Kohlberg Kravis Roberts & Co. L.P.	Coty Inc.’s Professional and Retail Hair business, including the Wella, Clairol, OPI and ghd brands	12.3x
November 2021	Waldencast Acquisition Corp.	Obagi Global Holdings Limited	17.2x
April 2022	Helen of Troy Limited	Recipe Products Ltd.	10.0x
August 2023	e.l.f. Beauty, Inc.	Naturium LLC	21.0x
May 2025	Church & Dwight Co., Inc.	Touchland Holding Corp	12.7x
November 2025	Kimberly-Clark Corporation	Kenvue Inc.	14.3x

Based on the results of this analysis and on other factors J.P. Morgan considered appropriate based on their experience and professional judgment, J.P. Morgan selected a FV/LTM EBITDA multiple reference range for the Company of 12.0x to 21.0x. J.P. Morgan then applied such reference range to the Company’s Adj. EBITDA, before taking into account share-based compensation, for the fiscal year 2025 provided in the Company’s company filings and publicly available information. The results of this analysis indicated a range of implied equity values per share of the Company’s Common Stock (rounded to the nearest $0.05) of approximately $1.55 to $2.75, as compared to the (i) unaffected closing price of Common Stock of $1.35 per share on January 6, 2026, (ii) closing price of Common Stock of $1.31 per share on March 23, 2026, (iii) initial offered merger consideration of $1.85 per share on November 26, 2025 and (iv) Merger Consideration of $2.06 per share of Common Stock.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis of the Company using the unlevered free cash flows that the Company was expected to generate during fiscal years 2026 through 2030 based on the Company Forecast. J.P. Morgan calculated a range of terminal values for the Company at the end of such period by applying perpetual growth rates ranging from 2.0% to 3.0% to the unlevered free cash flows of the Company during the terminal year, based on the Company Forecast.

J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of December 31, 2025 using a range of discount rates from 9.5% to 10.5%, which range was selected by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. The present values of the unlevered free cash flow estimates and the range of terminal values were then adjusted for (i) the Company’s estimated net debt as of December 31, 2025, as provided by the Company’s management, (ii) the net present value of the net tax benefit of the Company’s net operating losses and other tax attributes, calculated using a range of discount rates from 9.5% to 10.5% and (iii) the net present value of the Company’s remaining payments under the Tax Receivable Agreement, calculated using a range of discount rates from 9.5% to 10.5% under two scenarios: (1) assuming no rights under the Tax Receivable Agreement would be waived by any TRA Parties (referred to in this section as the “No TRA Waiver Scenario”) and (2) assuming a waiver by the TRA Waiving Parties of their rights to receive any remaining payments under the Tax Receivable Agreement by such holders, consistent with the TRA Waiver and Amendment (referred to in this section as the “TRA Waiver Scenario”). This analysis indicated ranges of implied per share equity values for Common Stock (rounded to the nearest $0.05) of approximately $1.75 to $2.20, under the TRA Waiver Scenario, and $1.65 to $2.10, under the No TRA Waiver Scenario, as compared to the (a) unaffected closing price of Common Stock of $1.35 per share on January 6, 2026, (b) closing price of Common Stock of $1.31 per share on March 23, 2026, (c) initial offered merger consideration of $1.85 per share on November 26, 2025 and (d) Merger Consideration of $2.06 per share of Common Stock.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company or Common Stock. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company and none of the selected transactions reviewed was identical to the Merger. However, the companies selected were chosen by J.P. Morgan because they are publicly traded companies with business models or certain operating characteristics that, for the purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because certain aspects of such transactions, for the purposes of J.P. Morgan’s analysis, may be considered sufficiently similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the Merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the Merger and deliver an opinion to the Board with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

For financial advisory services rendered in connection with the Merger, the Company has agreed to pay J.P. Morgan an estimated fee of approximately $25 million, $3 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which is contingent and payable upon the closing of the Merger. In addition, the Company has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.

During the two-year period preceding the date of J.P. Morgan’s written opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or material commercial or investment banking relationships with the Company or Parent. During the two-year period preceding the date of J.P. Morgan’s written opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Henkel, for which J.P. Morgan and its affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger on a revolving credit facility in July 2024. During the two-year period preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Advent, the ultimate investment advisor to the Principal Stockholders (as defined in the Merger Agreement), which are significant shareholders of the Company, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor to Advent on the sale of Bharat Serum and Vaccines in November 2024. In addition, during the two-year period preceding the date of J.P. Morgan’s written opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Advent portfolio companies for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included providing debt syndication, equity underwriting and financial advisory services to Advent portfolio companies. In addition, J.P. Morgan and/or its affiliates are currently providing corporate finance services to Advent and/or certain of its portfolio companies, which services are unrelated to the Merger. J.P. Morgan expects to receive customary compensation in connection with such services which, considered in the aggregate and assuming all the transactions are actually completed, are expected by J.P. Morgan as of the date of J.P. Morgan’s opinion to be significantly greater than the fee that J.P. Morgan would receive from the Company pursuant to the Merger. During the two-year period preceding the date of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan from Henkel were approximately $3 million. During the two-year period preceding the date of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan from Advent (including its portfolio companies) were approximately $98.5 million. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of certain portfolio companies of Advent, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Henkel. In addition, J.P. Morgan’s commercial banking affiliate (such affiliate, the “J.P. Morgan Affiliate”) is a lender under the Company’s outstanding revolving credit facility. Specifically, the aggregate amount of J.P. Morgan’s loan commitment to the Company under the credit facility is $40 million. Given the Company’s financial condition and the J.P. Morgan Affiliate’s credit exposure to the Company, consummation of the Merger may inure to the financial benefit of the J.P. Morgan Affiliate by improving the likelihood of repayment in full of any drawdowns on the J.P. Morgan Affiliate’s loan commitments under the Company’s revolving credit facility. In the ordinary course of J.P. Morgan’s businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or Henkel for J.P. Morgan’s own account or for the accounts of customers and, accordingly, J.P. Morgan may hold long or short positions in such securities or other financial instruments.

Certain Unaudited Prospective Financial Information

Important Information Concerning the Company Forecast

The Company does not, as a general matter, publicly disclose long-term forecasts as to future revenues, earnings or other results, other than for providing, from time to time, estimates of certain expected annual financial results and operational metrics in its regular annual and quarterly earnings press releases and other investor materials.

Projections as to future performance, revenues, earnings or other results, particularly for extended time periods further in the future, are inherently uncertain and unpredictable, including due to the subjectivity of the underlying assumptions and estimates. As a result, the Company does not endorse projections or other prospective financial information as a reliable indicator of future results. However, in the ordinary course of business, the Company’s senior management prepares prospective financial forecasts for internal strategic planning purposes.

At a meeting of the Board held on October 27, 2025, the Company’s senior management presented to the Board their existing non-public, long-range forecast for fiscal years 2026 through 2030 prepared based on their view of the prospects of the Company on a standalone basis. In addition to the base business case included in the long-range forecast the Company’s senior management presented to the Board an aspirational upside scenario for fiscal years 2026 through 2030. The base business case included in the long-range forecast reflected growth and operating assumptions that the Company’s senior management viewed as reasonably achievable. The aspirational upside scenario assumed additional product and sales growth in fiscal years 2027 through 2030 from additional product lines for adjacent and new product categories, which in certain cases would require incorporating new technologies that were in early stages of development. The Company’s senior management viewed the additional aspirational upside scenario as optimistic and challenging to achieve, particularly within the forecast period. At the October 27, 2025 meeting of the Board, the Board provided the Company’s senior management with feedback on the long-range forecast, including that the forecasted results included in the base business case should be updated to reflect additional revenue from anticipated ordinary course price increases in fiscal years 2027 through 2030 and sales from TikTok Shop. The Board also directed the Company’s senior management to separate the aspirational upside scenario into two aspirational upside scenarios, referred to as “Brand Extensions” and “Brand Extensions + New Frontiers”, respectively. The Brand Extensions scenario reflected potential upside in the Company’s projected growth plan resulting from the extension into adjacent product categories and the Brand Extensions + New Frontiers scenario further reflected potential upside in the Company’s projected growth plan resulting from the Company’s extension into other new product categories. The Board instructed the Company’s senior management to update the long-range forecast to reflect such feedback. The Board determined that, once the base business case included in the long-range forecast was updated to reflect the Board’s feedback, such updated base business case would represent a reasonable and fair presentation of the Company’s projected operating and financial performance for fiscal years 2026 through 2030. The Board also approved, subject to the Board’s feedback being reflected, the updated long-range forecast, including the updated base business case and the two aspirational upside scenarios, to be shared with third parties that expressed interest in a potential strategic transaction with the Company and, with respect to the base business case included in the long-range forecast, for J.P. Morgan to use, and rely upon, in connection with J.P. Morgan’s opinion and related financial analysis as to the fairness, from a financial point of view, of the consideration to be paid to Company Stockholders in any proposed transaction should the Board request that J.P. Morgan deliver such opinion. Following the meeting, the Company’s senior management updated the long-range forecast based on the feedback provided by the Board. The Company’s senior management subsequently presented the updated long-range forecast, including an updated base business case (as updated, the “Company Forecast”) and the two updated aspirational upside scenarios (as updated, the “Upside Forecast Scenarios”), to the Strategic Review Committee on November 10, 2025, and at that meeting the members of the Strategic Review Committee determined that each of the Company Forecast and Upside Forecast Scenarios reflected the feedback provided by the Board at the October 27, 2025 Board meeting and determined that the Company Forecast represented a reasonable and fair presentation of the Company’s projected operating and financial performance for fiscal years 2026 through 2030 and approved the Company Forecast and Upside Forecast Scenarios to be shared with third parties that expressed interest in a potential strategic transaction with the Company. The Strategic Review Committee also approved the Company Forecast for J.P. Morgan to use, and rely upon, in connection with J.P. Morgan’s opinion and related financial analysis as to the fairness, from a financial point of view, of the consideration to be paid to Company Stockholders in any proposed transaction, should the Board request that J.P. Morgan deliver such opinion. At its regularly scheduled meeting on January 28, 2026, the Board approved the Company’s annual operating plan for 2026, which reflected minor increases to the Company’s forecasted results for fiscal year 2026, including minor increases in certain performance metrics, including net revenue and adjusted EBITDA, as compared to the Company Forecast approved in November 2025. The Board also adopted such annual operating plan for fiscal year 2026 to be the updated forecast for such period to be included in the Company Forecast, and approved sharing the updated forecast for fiscal year 2026 with Parent, and any other third party that expressed interest in a potential strategic transaction with the Company, as well as with J.P. Morgan for its use, and reliance, in connection with J.P. Morgan’s opinion and related financial analysis as to the fairness, from a financial point of view, of the consideration to be paid to Company Stockholders should the Board request that J.P. Morgan deliver such opinion.

The Company Forecast was provided for J.P. Morgan’s use and reliance in connection with J.P. Morgan’s opinion to the Board and related financial analyses described under the heading “The Merger—Opinion of

J.P. Morgan Securities LLC.” In addition, the Upside Forecast Scenarios, together with the Company Forecast, were shared with Parent in connection with the provision of diligence materials. Each of the Company Forecast and the Upside Forecast Scenarios, including the Brand Extensions scenario and the Brand Extensions + New Frontiers scenario, is provided below.

Company Forecast

(dollars in millions)

	2026E	2027E	2028E	2029E	2030E
Net Revenue(1)	$438	$470	$515	$567	$624
Adj. EBITDA(2) (3)	$94	$104	$121	$139	$158
Less: stock-based compensation expense	(12)	(12)	(14)	(15)	(16)
Adj. EBITDA (post-SBC)	$82	$92	$107	$125	$142
Less: depreciation and amortization	(0)	(0)	(0)	(0)	(0)
EBIT	$82	$92	$107	$124	$141
Less: taxes(4)	(21)	(23)	(27)	(31)	(35)
EBIAT	$62	$69	$80	$93	$106
Plus: depreciation and amortization	0	0	0	0	0
Less: capital expenditures	(3)	(4)	(4)	(4)	(5)
Less: change in net working capital	(2)	(2)	(4)	(4)	(5)
Unlevered free cash flow	$56	$63	$73	$85	$97

1)

The base business case included in the long-range plan presented to the Board at its October 27, 2025 meeting projected net revenue of $434 million, $460 million, $494 million, $533 million and $575 million in fiscal years 2026, 2027, 2028, 2029 and 2030, respectively. The base business case included in that long-range plan did not include a projection for unlevered free cash flow.

2)

Adjusted EBITDA refers to the Company’s net income (loss), adjusted to exclude: (1) interest expense, net; (2) income tax provision (benefit); (3) depreciation and amortization; (4) share-based compensation expense; (5) certain litigation-related expenses; (6) acquisition-related costs; (7) executive reorganization costs and (8) Tax Receivable Agreement liability adjustments.

3)

The base business case included in the long-range plan presented to the Board at its October 27, 2025 meeting projected adjusted EBITDA of $90 million, $100 million, $110 million, $123 million and $137 million in fiscal years 2026, 2027, 2028, 2029 and 2030, respectively.

4)	Assuming tax rate of 25%.

Brand Extensions

(dollars in millions)

	2026E	2027E	2028E	2029E	2030E
Net Revenue	$438	$478	$554	$637	$741
Adj. EBITDA(1)	$94	$99	$126	$163	$202
Less: stock-based compensation expense	(12)	(13)	(15)	(17)	(19)
Adj. EBITDA (post-SBC)	$82	$86	$112	$146	$183
Less: depreciation and amortization	(0)	(0)	(0)	(0)	(0)
EBIT	$82	$86	$111	$146	$183
Less: taxes(2)	(21)	(21)	(28)	(36)	(46)
EBIAT	$62	$64	$83	$109	$137
Plus: depreciation and amortization	0	0	0	0	0
Less: capital expenditures	(3)	(4)	(4)	(4)	(5)
Less: change in net working capital	(2)	(3)	(6)	(7)	(9)
Unlevered free cash flow	$56	$58	$74	$98	$124

1)

Adjusted EBITDA refers to the Company’s net income (loss), adjusted to exclude: (1) interest expense, net; (2) income tax provision (benefit); (3) depreciation and amortization; (4) share-based compensation expense; (5) certain litigation-related expenses; (6) acquisition-related costs; (7) executive reorganization costs and (8) Tax Receivable Agreement liability adjustments.

2)	Assuming tax rate of 25%.

Brand Extensions + New Frontiers

(dollars in millions)

	2026E	2027E	2028E	2029E	2030E
Net Revenue	$438	$478	$563	$659	$837
Adj. EBITDA(1)	$94	$96	$124	$170	$237
Less: stock-based compensation expense	(12)	(13)	(15)	(17)	(22)
Adj. EBITDA (post-SBC)	$82	$83	$109	$153	$215
Less: depreciation and amortization	(0)	(0)	(0)	(0)	(0)
EBIT	$82	$83	$109	$152	$214
Less: taxes(2)	(21)	(21)	(27)	(38)	(54)
EBIAT	$62	$62	$81	$114	$161
Plus: depreciation and amortization	0	0	0	0	0
Less: capital expenditures	(3)	(4)	(4)	(4)	(5)
Less: change in net working capital	(2)	(3)	(7)	(8)	(15)
Unlevered free cash flow	$56	$56	$71	$102	$142

1)

Adjusted EBITDA refers to the Company’s net income (loss), adjusted to exclude: (1) interest expense, net; (2) income tax provision (benefit); (3) depreciation and amortization; (4) share-based compensation expense; (5) certain litigation-related expenses; (6) acquisition-related costs; (7) executive reorganization costs and (8) Tax Receivable Agreement liability adjustments.

2)	Assuming tax rate of 25%.

The Company Forecast was prepared by the Company’s senior management based on assumptions they believed to be reasonably achievable at the time made. The Upside Forecast Scenarios were prepared by the Company’s senior management based on assumptions they believed to be optimistic and challenging to achieve, particularly within the forecasted period. The Company Forecast and the Upside Forecast Scenarios reflect numerous assumptions including with respect to (i) the probability and timing of end-market growth; (ii) the anticipated introduction of new products and initiatives; (iii) expectations regarding gross margin expansion; (iv) marketing expenditures; (v) corporate overhead costs; and (vi) other relevant factors relating to the Company’s strategic plan. The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive overview of all assumptions and estimates reflected in the forecasts prepared by the Company’s senior management. The underlying assumptions used in the Company Forecast and the Upside Forecast Scenarios are generally based on information and factors known to the Company’s senior management when the Company Forecast and the Upside Forecast Scenarios were prepared.

Additional Information Concerning the Company Forecast and the Upside Forecast Scenarios

None of the Company Forecast or the Upside Forecast Scenarios were prepared with a view toward public disclosure. The inclusion of this information should not be regarded as an indication that the Board or its advisors, or any other person, considered, or now considers, the Company Forecast or the Upside Forecast Scenarios to be material or to be necessarily predictive of actual future results, and none of the Company Forecast or the Upside Forecast Scenarios should be relied upon as such.

The summary of the Company Forecast and the Upside Forecast Scenarios is included in this information statement to provide Company Stockholders with access to certain financial forecasts that were made available to the Board and its financial advisors and to Parent as described above. The Company Forecast and the Upside Forecast Scenarios were generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements or U.S. generally accepted accounting principles (“GAAP”). The Company Forecast and the Upside Forecast Scenarios are forward-looking statements. Each of the Company Forecast and the Upside Forecast Scenarios summarized in this section were prepared by the Company’s senior management.

The Company Forecast and the Upside Forecast Scenarios contain non-GAAP financial measures, including Adjusted EBITDA, EBIT, EBIAT and unlevered free cash flow. The Company’s senior management included such measures in the Company Forecast and the Upside Forecast Scenarios because it believed that such measures may be useful in evaluating, on a prospective basis, the potential operating performance and cash flow of the Company. While the Company believes that non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of non-GAAP financial measures, including that non-GAAP financial measures have no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. Due to the forward-looking nature of the Company Forecast and the Upside Forecast Scenarios, specific quantification of the amounts that would be required to reconcile the Company Forecast and the Upside Forecast Scenarios to GAAP measures are not reasonably available. The SEC rules that would otherwise require a reconciliation of an adjusted financial measure to a GAAP financial measure do not apply to adjusted financial measures provided to a board of directors or a financial advisor in connection with a proposed business combination such as the Merger if the disclosure is included in a document such as this information statement. Accordingly, the Company has not provided a reconciliation of the non-GAAP financial measures included in Company Forecast and the Upside Forecast Scenarios to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Adjusted EBITDA, EBIT, EBIAT and unlevered free cash flow should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

No independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the Company Forecast or the Upside Forecast Scenarios or expressed any opinion or given any other form of assurance with respect thereto, and no independent registered public accounting firm assumes any responsibility for the information contained in the Company Forecast or the Upside Forecast Scenarios. The Deloitte & Touche LLP reports included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 relate solely to the historical financial information of the Company and to an assessment, as of such date, of the Company’s internal controls over financial reporting. Such reports do not extend to the Company Forecast or the Upside Forecast Scenarios and should not be read to do so.

By including the Company Forecast and the Upside Forecast Scenarios in this information statement, neither the Company nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any security holder regarding the information included in the Company Forecast or the Upside Forecast Scenarios or the ultimate performance of the Company, Parent, Merger Sub, the Surviving Corporation or any of their affiliates compared to the information contained in the Company Forecast or the Upside Forecast Scenarios. The Company has made no representation to Parent or Merger Sub, in the Merger Agreement or otherwise, concerning the Company Forecast or the Upside Forecast Scenarios.

While presented with numerical specificity, the Company Forecast and the Upside Forecast Scenarios necessarily are based on numerous estimates and assumptions, many of which are beyond the control of the Company and difficult to predict. The Company’s actual future financial results may differ materially from those expressed or implied in the Company Forecast and the Upside Forecast Scenarios due to numerous factors. Important factors that may affect actual results and result in the Company Forecast or the Upside Forecast Scenarios not being achieved include, but are not limited to, the Company’s dependence on the success of its business transformation plan; competition in the beauty industry; the Company’s ability to effectively maintain and promote a positive brand image, expand its brand awareness and maintain consumer confidence in the quality, safety and efficacy of its products; the Company’s ability to anticipate and respond to market trends and changes in consumer preferences and execute on its growth strategies and expansion opportunities, including with respect to new product introductions; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; the Company’s ability to attract new customers and consumers and encourage consumer spending across its product portfolio; the Company’s ability to successfully implement new or additional marketing efforts; and other risk factors described in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and described in this information statement in the section entitled “Forward-Looking Statements”. These factors, among others, in particular are expected to impact the Company’s ability to achieve, within the forecast period or at all, the Brand Extensions and New Frontiers results forecast in the Upside Forecast Scenarios. The Company Forecast and the Upside Forecast Scenarios also reflect assumptions as to certain business decisions that are subject to change, and the Company Forecast and the Upside Forecast Scenarios will be affected by the Company’s ability to achieve strategic goals, objectives and targets over the applicable period. The information set forth in the Company Forecast and the Upside Forecast Scenarios is not fact and should not be relied upon as being necessarily indicative of actual future results. The Company Forecast and the Upside Forecast Scenarios cover multiple years, and thus, by their nature, become subject to greater uncertainty with each successive year.

The Company Forecast and the Upside Forecast Scenarios were developed based on the Company’s continued operation as a standalone, publicly traded company without giving effect to the Merger, and therefore the Company Forecast and the Upside Forecast Scenarios do not give effect to the Merger or any changes to the Company’s operations or strategy that may be implemented after the consummation of the Merger or to any costs incurred in connection with (or potential synergies resulting from) the Merger. Furthermore, the Company Forecast and the Upside Forecast Scenarios do not take into account the effect of any failure of the Merger to be completed and should not be viewed as accurate or continuing in that context.

The Company Forecast and the Upside Forecast Scenarios summarized in this section were prepared prior to the execution of the Merger Agreement and have not been updated to reflect any changes after the date they were prepared. The Company will not update or otherwise revise the Company Forecast or the Upside Forecast Scenarios hereafter to reflect circumstances arising after their preparation.

In light of the foregoing factors and the uncertainties inherent in the Company Forecast and the Upside Forecast Scenarios, we caution you to not place undue reliance on the Company Forecast or, in particular, the Upside Forecast Scenarios.

Financing

The Merger is not conditioned on Parent’s ability to obtain financing. Parent has represented to the Company that it has available to it and (assuming satisfaction, or waiver of the conditions of Parent’s and Merger Sub’s obligations to consummate the Merger in accordance with the Merger Agreement) will have on the Closing Date available funds necessary to (i) consummate the Merger and the other Transactions, (ii) pay any and all fees and expenses required to be paid at closing by Parent and Merger Sub in connection therewith and (iii) satisfy all of the other payment obligations of Parent and Merger Sub in connection with the Merger and the other Transactions.

Interests of Our Directors and Executive Officers in the Merger

You should be aware that the Company’s non-employee directors and executive officers have interests in the Merger that are or may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. These interests are described in the narrative below, and certain of these interests are quantified, including payments or benefits that may become payable to the Company’s named executive officers as set forth in the section titled “Interests of Our Directors and Executive Officers in the Merger – Quantification

of Potential Payments and Benefits to Our Named Executive Officers in Connection with the Merger” beginning on page 53. The dates used below to quantify these interests have been selected for illustrative purposes only, in accordance with SEC rules, and do not necessarily reflect the dates on which certain events will occur.

For purposes of this disclosure, (i) the Company’s non-employee directors are John P. Bilbrey, Christine Dagousset, Pamela Edwards, Deirdre Findlay, Tricia Glynn, Jerome Griffith, Martha Morfitt, David Mussafer, Emily White, Michael White and Paula Zusi (Ms. Zusi is not currently a non-employee director, but served as a non-employee director in fiscal year 2025); and (ii) the Company’s executive officers, who were also our named executive officers for fiscal year 2025, are Amanda Baldwin (Chief Executive Officer), Catherine Dunleavy (Chief Operating Officer and Chief Financial Officer), John Duffy (General Counsel) and Trisha Fox (Chief People Officer).

Insurance and Indemnification of Directors and Executive Officers

Pursuant to the Merger Agreement, our directors and officers will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this information statement captioned “The Merger Agreement - Indemnification and Insurance.”

Outstanding Shares Held by Directors and Executive Officers

Certain of our non-employee directors and executive officers own Shares and will receive the Merger Consideration for each Share on the same terms and conditions as other Company Stockholders. For more information regarding the security ownership of the members of our board of directors and executive officers, see the section titled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 93.

The table below provides the following information as of April 29, 2026, for each of our non-employee directors and executive officers: (a) the number of Shares held by such non-employee director or officer and (b) the aggregate Merger Consideration payable, on a pre-tax basis, in respect of all such Shares, calculated by multiplying the Merger Consideration by such number of Shares.

Name	Shares (#)	Value ($)
Non-Employee Directors
John P. Bilbrey	345,903	712,560
Christine Dagousset	144,189	297,029
Pamela Edwards	0	0
Deirdre Findlay	138,399	285,102
Tricia Glynn	138,399	285,102
Jerome Griffith	0	0
Martha Morfitt	292,539	602,630
David Mussafer	138,399	285,102
Emily White(1)	23,762,580	48,950,914.8
Michael White	138,399	285,102
Paula Zusi(2)	408,388	841,279
Executive Officers
Amanda Baldwin	1,218,891	2,510,916
Catherine Dunleavy	321,556	662,405
John Duffy	168,211	346,515
Trisha Fox	223,304	460,006

(1)

Consists of (i) 23,476,117 Shares held by Anthos Capital IV, L.P. (“Anthos Capital IV”), (ii) 148,064 shares of Common Stock held by Anthos Tribe, L.P. (“Anthos Tribe”), and (iii) 138,399 shares of Common Stock held by Anthos Management LP (“Anthos Management”). Anthos Associates IV, L.P. (“Anthos Associates IV”) is the general partner of Anthos Capital IV and Anthos Associates GP IV, LLC (“Anthos Associates GP IV”) is the general partner of Anthos Associates IV. Anthos Tribe GP, LLC (“Anthos Tribe GP”) is the general partner of Anthos Tribe. Paul Farr and Bryan Kelly are the sole managers of Anthos Associates GP IV and Anthos Tribe GP. Anthos Management is an affiliate of Anthos Capital IV and Anthos Tribe and is managed by Paul Farr and Bryan Kelly. Ms. White is the spouse of Mr. Kelly and as a result also may be deemed to have beneficial ownership of the shares held directly by Anthos Capital IV, Anthos Tribe and Anthos Management. Ms. White disclaims beneficial ownership of the shares held by Anthos Capital IV, Anthos Tribe and Anthos Management, except to the extent of her pecuniary interest, if any, therein.
(2)	As of June 10, 2025, the date Ms. Zusi’s tenure as a director ended.

Treatment of Olaplex Equity Awards in the Merger

Under the Company Equity Plans, we have granted Company Options and Company RSU Awards to our non-employee directors and our employees (including our executive officers) to incentivize and reward them for our long-term corporate performance based on the value of our Shares. Pursuant to the Merger Agreement, each outstanding Company Option and Company RSU Award will be treated as follows (in all cases, subject to applicable tax withholding):

Company Options

At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) shall, by virtue of the Merger, automatically and without any required action on the part of the holder thereof, the Company or Parent be canceled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the aggregate number of Shares underlying such Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per Share exercise price of such Company Option; provided, however, that any Company Option that has a per Share exercise price that is equal to or greater than the Merger Consideration shall be canceled for no consideration.

The table below provides the following information as of April 29, 2026 for each of our non-employee directors and executive officers: (a) the number of Shares subject to vested and unvested Company Options held by such non-employee director or executive officer and (b) the value, on a pre-tax basis, of such vested and unvested Company Options, calculated by multiplying, in the case of each such Company Option, (i) the number of Shares subject to the Company Option by (ii) the excess, if any of the Merger Consideration over the per Share exercise price of the Company Option (with any underwater Company Option showing no value). The Share numbers shown in the table below reflect all Company Options held by each non-employee director and executive officer as of April 29, 2026 without regard to whether a Company Option has an exercise price less than the per Share Merger Consideration. The information in the table assumes that all currently outstanding Company Options will remain outstanding until immediately prior to the Effective Time.

	Vested Company Options		Unvested Company Options		Total Company Options
Name	Shares (#)	Value ($)	Shares (#)	Value ($)	Shares (#)	Value ($)
Non-Employee Directors
John P. Bilbrey	0	0	0	0	0	0
Christine Dagousset	506,250	658,125	0	0	506,250	658,125
Pamela Edwards	0	0	0	0	0	0
Deirdre Findlay	506,250	207,563	0	0	506,250	207,563
Tricia Glynn	0	0	0	0	0	0
Jerome Griffith	0	0	0	0	0	0
Martha Morfitt	376,110	0	0	0	376,110	0
David Mussafer	0	0	0	0	0	0
Emily White	0	0	0	0	0	0
Michael White	0	0	0	0	0	0
Paula Zusi	506,250	207,563	0	0	506,250	207,563
Executive Officers
Amanda Baldwin	2,118,644	0	2,118,644	0	4,237,288	0
Catherine Dunleavy	0	0	0	0	0	0
John Duffy	148,750	0	21,250	0	170,000	0
Trisha Fox	0	0	0	0	0	0

Company RSU Awards

At the Effective Time, each Company RSU Award that is outstanding immediately prior to the Effective Time (whether vested or unvested) shall, by virtue of the Merger, automatically and without any required action on the part of the holder thereof, the Company or Parent be canceled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the aggregate number of Shares underlying such Company RSU Award, multiplied by (y) the Merger Consideration.

The table below provides the following information as of April 29, 2026 for each of our non-employee directors and executive officers: (a) the aggregate number of Shares subject to Company RSU Awards held by such non-employee director or executive officer and (b) the value, on a pre-tax basis, of such Company RSU Awards, calculated by multiplying the Merger Consideration by such number of Shares.

	Company RSU Awards
Name	Shares (#)	Value ($)
Non-Employee Directors
John P. Bilbrey	294,118	605,883
Christine Dagousset	110,294	227,206
Pamela Edwards	110,294	227,206
Deirdre Findlay	110,294	227,206
Tricia Glynn	110,294	227,206
Jerome Griffith	110,294	227,206
Martha Morfitt	110,294	227,206
David Mussafer	110,294	227,206
Emily White	110,294	227,206
Michael White	110,294	227,206
Paula Zusi	0	0
Executive Officers
Amanda Baldwin	7,910,624	16,295,885
Catherine Dunleavy	2,705,329	5,572,978
John Duffy	803,173	1,654,536
Trisha Fox	885,298	1,823,714

New Compensation Arrangements

As of the date of this information statement, Parent has informed the Company that none of the Company’s current executive officers have entered into, or otherwise discussed, any agreement or arrangement with Parent, Merger Sub or any of their affiliates regarding employment with the Surviving Corporation or their compensation following the Effective Time.

Olaplex Agreements with Executive Officers Providing for Potential Payments or Benefits in Connection with the Merger

As described in more detail below, we have entered into agreements with each of our executive officers that include severance entitlements upon certain qualifying employment terminations and certain payments and benefits in connection with a change of control:

Ms. Baldwin

Pursuant to a letter agreement among the Company, Olaplex, Inc. and Ms. Baldwin dated December 11, 2023 (the “Baldwin Employment Agreement”), if Ms. Baldwin’s employment were terminated by Olaplex, Inc. without cause or she resigned for good reason on April 29, 2026, she would be entitled to (i) 12 months of base salary continuation, which as of such date would have totaled $1,030,000, (ii) any earned, but unpaid, bonus for a prior fiscal year (with any individual performance factors deemed achieved at not less than target), paid at the same time as annual bonuses are paid generally to our senior executives, which as such date would have totaled $0, (iii) an annual bonus for the fiscal year of Ms. Baldwin’s employment termination, pro rated based on her service through the termination date (based on actual performance but treating all individual performance factors as achieved at not less than target), paid at the same time as annual bonuses are paid generally to our senior executives, which as of such date, assuming performance at target, would have totaled $167,904, and (iv) Company-paid COBRA premiums for 12 months following her employment termination date, which as of such date would have totaled $37,892. Ms. Baldwin’s severance is subject to her signing a separation agreement with the Company containing a release of claims and her continued compliance with her restrictive covenants. The Baldwin Employment Agreement also entitles Ms. Baldwin on such a termination of her employment to pro-rata vesting of the time-vesting tranche next scheduled to vest under each of Ms. Baldwin’s time-vesting equity awards; however, as described above, all Company Options and Company RSU Awards, whether vested or unvested, will be cashed out in accordance with the Merger Agreement.

Ms. Baldwin is also entitled under the award agreements evidencing certain of her Company Options and Company RSU Awards to accelerated vesting of such awards in connection with a change of control. However, as described above, all Company Options and Company RSU Awards, whether vested or unvested, will be cashed out in accordance with the Merger Agreement. Ms. Baldwin’s Company Options each have an exercise price greater than the per Share Merger Consideration and, as a result, will be canceled for no consideration in the Merger. The total amount payable to Ms. Baldwin in respect of her outstanding Company RSU Awards is set forth above.

Ms. Dunleavy

Pursuant to a letter agreement between Olaplex, Inc. and Ms. Dunleavy dated July 1, 2024, if Ms. Dunleavy’s employment were terminated by Olaplex, Inc. without cause or she resigned for good reason on April 29, 2026, she would be entitled to (i) 12 months of base salary continuation, which, as of such date, would have totaled $716,000, (ii) any earned, but unpaid, bonus for a prior fiscal year, solely payable to the extent the applicable performance conditions have been achieved, paid at the same time as annual bonuses are paid generally to our senior executives, which as of such date, would have totaled $0, and (iii) Company-paid COBRA premiums for 12 months following Ms. Dunleavy’s employment termination date, which as of such date would have totaled $28,410. Ms. Dunleavy’s severance is subject to her signing a separation agreement with the Company containing a release of claims and her continued compliance with her restrictive covenants. Ms. Dunleavy is also entitled under an award agreement evidencing certain of her restricted stock units to accelerated vesting of such award in connection with a change of control. However, as described above, all Company RSU Awards, whether vested or unvested, will be cashed out in accordance with the Merger Agreement. The total amount payable to Ms. Dunleavy in respect of her outstanding Company RSU Awards is set forth above. Ms. Dunleavy does not hold any Company Options.

Mr. Duffy

Pursuant to a letter agreement between Olaplex, Inc. and Mr. Duffy dated February 17, 2022, if Mr. Duffy’s employment were terminated by Olaplex, Inc. without cause or he resigned due to a material change in the reporting structure, scope of role or required relocation on April 29, 2026, he would be entitled to (i) six months of base salary paid as a single lump sum, which, as of such date would have totaled $220,000, and (ii) any earned, but unpaid, bonus for a prior fiscal year, which as of such date, would have totaled $0. Mr. Duffy’s severance is subject to his signing a separation agreement with the Company containing a release of claims and his continued compliance with his restrictive covenants. Mr. Duffy is also entitled under the award agreements evidencing his Company Options to accelerated vesting of such awards in connection with a change of control. However, as described above, all Company Options, whether vested or unvested will be cashed out in accordance with the Merger Agreement. Mr. Duffy’s Company Options each have an exercise price greater than the per Share Merger Consideration and, as a result, will be canceled for no consideration in the Merger. The total amount payable to Mr. Duffy in respect of his outstanding Company RSU Awards is set forth above. In connection with the services Mr. Duffy provided to the Company in connection with the Merger, Mr. Duffy is entitled to a transaction bonus of $500,000 to be paid at or prior to the Effective Time.

Ms. Fox

Pursuant to a letter agreement between Olaplex, Inc. and Ms. Fox dated April 17, 2023, if Ms. Fox’s employment were terminated by Olaplex, Inc. without cause or she resigned for good reason on April 29, 2026, she would be entitled to (i) 12 months of base salary continuation, which, as of such date would have totaled $400,000 and (ii) Company-paid COBRA premiums for 12 months following her employment termination date, which would have totaled $0 as of such date because Ms. Fox is not currently participating in the Company’s group health plans. Ms. Fox’s severance is subject to her signing a separation agreement with the Company containing a release of claims and her continued compliance with her restrictive covenants. The total amount payable to Ms. Fox in respect of her outstanding Company RSU Awards is set forth above. Ms. Fox does not hold any Company Options.

Potential Payments to our Executive Officers under the 2026 Annual Bonus Plan in Connection with the Merger

Each executive officer is eligible to participate in the Company’s annual cash bonus plan for fiscal year 2026, with a target bonus amount for each equal to 50% of annual base salary. The bonus amounts are based on Company performance for fiscal year 2026—weighted two-thirds based on the Company’s net sales and one-third based on the Company’s adjusted EBITDA—and individual performance. On a termination of employment by the Company without cause on or after the Effective Time, participants are eligible to receive a pro-rated bonus based on actual performance, payable at the same time as bonuses are generally paid under the plan.

Quantification of Potential Payments and Benefits to Our Named Executive Officers in Connection with the Merger

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the payments and benefits that each of the Company’s named executive officers would receive in connection with the Merger.

For purposes of calculating the amounts below, the Company has assumed the following:

(i)	The Merger is consummated on April 29, 2026;

(ii)

The employment of each named executive officer is terminated without “cause” (as defined in each named executive officer’s letter agreement and, together, referred to herein as a “qualifying termination”) on April 29, 2026, entitling the named executive officer to receive severance payments and benefits under the named executive officer’s applicable letter agreement and, under the terms of our fiscal year 2026 annual bonus plan, a pro-rata annual bonus for fiscal year 2026 (assuming, for this purpose, performance at target); and

(iii)

Each named executive officer’s Company Options and/or Company RSU Awards that are outstanding and unvested as of April 29, 2026 will be treated in accordance with the Merger Agreement, including with respect to the Merger Consideration amount of $2.06 per Share.

The amounts in the table below do not attempt to forecast new compensation or benefits or other any adjustments to compensation or benefits that may occur after the date of this information statement, including any new equity awards, Company Option exercises, or forfeitures that may occur prior to the Effective Time or any Company Options or Company RSU Awards that, by their terms, vest irrespective of the Merger prior to the

Effective Time. As a result of these assumptions and those described in the footnotes to the table, the actual amounts, if any, that will be received by a named executive officer may materially differ from the amounts set forth below.

Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/Benefits ($)(3)	Other ($)(4)	Total ($)
Amanda Baldwin (Chief Executive Officer)	1,197,904	16,295,885	37,892	0	17,531,681
Catherine Dunleavy (Chief Operating Officer and Financial Officer)	832,718	5,572,978	28,410	0	6,434,106
John Duffy (General Counsel)	291,726	1,654,536	0	500,000	2,446,262
Trisha Fox (Chief People Officer)	465,205	1,823,714	0	0	2,288,919

(1)

The cash amount payable to each named executive officer reflects (i) base salary continuation severance payments for 12 months for Mses. Baldwin ($1,030,000), Dunleavy ($716,000) and Fox ($400,000) and a lump-sum payment equal to 6 months of base salary for Mr. Duffy ($220,000) and (ii) a pro-rated fiscal year 2026 bonus of $167,904 for Ms. Baldwin, $116,718 for Ms. Dunleavy, $71,726 for Mr. Duffy and $65,205 for Ms. Fox. No amounts in respect of unpaid prior-year bonuses have been included in the table above because, as of April 29, 2026, such bonuses have been already paid. The cash severance amounts are “double-trigger” benefits (i.e., they are payable upon a qualifying termination of employment at any time) and are subject to the named executive officer’s execution of an effective release of claims and continued compliance with the named executive officer’s restrictive covenants. For a more detailed description of the payments, see “Olaplex Agreements with Executive Officers Providing for Potential Payments or Benefits in Connection with the Merger” above.

(2)

For a description of the treatment of equity awards held by the named executive officers in connection with the Merger, see “Treatment of Olaplex Equity Awards in the Merger” above. Set forth therein above is the value of the unvested Company RSU Awards held by each named executive officer that will become vested immediately upon the consummation of the Merger (i.e., “single-trigger” vesting). Ms. Baldwin and Mr. Duffy each also hold unvested Company Options that will vest in the Merger; however, the exercise price of their Company Options is greater than the Merger Consideration per Share and thus will be canceled for no consideration.

(3)

The amounts shown reflect the estimated cost of providing Company-paid COBRA premiums as severance benefits for 12 months following separation for each of Mses. Baldwin and Dunleavy. The COBRA subsidy amounts are “double-trigger” benefits (i.e., they are payable upon a qualifying termination of employment at any time) and are subject to the named executive officer’s execution of an effective release of claims and continued compliance with the named executive officer’s restrictive covenants.

(4)	The amount shown reflects a transaction bonus payable to Mr. Duffy at or prior to the Effective Time in recognition of his work in connection with the Merger. It is a “single-trigger” arrangement.

Delisting and Deregistration of Common Stock

If the Merger is completed, the Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of Common Stock.

Transaction Litigation

As of the filing of this information statement, the Company is not aware of any complaints filed or litigation pending related to the Merger.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material United States federal income tax consequences of the Merger generally applicable to United States Holders and Non-United States Holders (each as defined below) who exchange their shares of Common Stock for cash pursuant to the Merger. The summary is based on the Internal

Revenue Code of 1986, as amended (the “Code”), applicable United States Treasury Regulations issued thereunder, judicial authority and administrative rulings and pronouncements of the Internal Revenue Service (“IRS”), all of which are subject to change, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this summary. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this summary. No advance ruling has been or will be sought from the IRS regarding any matter discussed below.

The summary applies only to holders whose shares of Common Stock are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). The summary does not address any aspect of state, local or foreign taxation, and does not address any U.S. federal taxation other than income taxation. The summary does not purport to consider all U.S. federal income tax consequences of the Merger that may be relevant to a holder in light of a holder’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on certain net investment income. In addition, the summary does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	insurance companies, broker-dealers, banks and other financial institutions;

•	United States expatriates and former citizens or long-term residents of the United States;

•	controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	expatriated entities;

•	tax-exempt organizations (including private foundations), pension funds, governmental agencies, instrumentalities or other governmental organizations, and their controlled entities;

•	regulated investment companies, and real estate investment trusts, and cooperatives;

•	traders in securities that elect to apply a mark to market method of tax accounting;

•	United States Holders whose functional currency is not the United States dollar;

•

S corporations, partnerships, other entities or arrangements classified for United States federal income tax purposes as partnerships or other pass-through entities (or, in each case, the investors therein);

•	persons holding Common Stock as part of a hedge, straddle or conversion transaction;

•	holders deemed to sell Common Stock under the constructive sale provisions of the Code;

•	retirement plans, individual retirement and other deferred accounts;

•	holders who exercise appraisal rights;

•	holders who acquired Common Stock pursuant to the exercise of employee stock options or otherwise as compensation;

•

holders subject to special tax accounting rules resulting from any item of gross income with respect to the shares of Common Stock being taken into account in an “applicable financial statement” (as defined in Section 451 of the Code);

•	holders that hold their shares of Common Stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States; and

•	holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger.

For purposes of this information statement, a “United States Holder” means a beneficial owner of Common Stock that, for United States federal income tax purposes, is or is classified as:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons as defined in Section 7701(a)(30) of the Code has the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a “United States person” as defined in Section 7701(a)(30) of the Code.

The term “Non-United States Holder” refers to any beneficial owner of Common Stock, other than a partnership or other entity or arrangement classified as a partnership for United States federal income tax purposes, which is not a United States Holder.

If a partnership or other any entity or arrangement classified as a partnership for United States federal income tax purposes is a holder of Common Stock, the United States federal income tax treatment of a partner in that partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partnership or partner level. Partnerships that hold Common Stock and partners therein should consult their own tax advisors as to the particular United States federal income tax consequences of the Merger to them.

The United States federal income tax consequences set forth below are included for general informational purposes only and are based upon current law as of the date hereof. It is not intended to constitute a complete analysis or description of all potential United States federal income tax consequences relating to the Merger. Because individual circumstances may differ, each holder of Common Stock should consult such holder’s own tax advisor to determine the applicability of the rules discussed below to such holder and the particular tax effects of the Merger, including the application and effect of United States federal, state, local and foreign tax laws.

United States Holders.

The receipt of cash by a United States Holder in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, each United States Holder will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash the United States Holder receives (determined before deduction of any applicable withholding taxes) and (ii) such United States Holder’s adjusted tax basis of the surrendered shares of Common Stock. A United States Holder’s adjusted tax basis generally will equal the price the United States Holder paid for such shares, and if applicable, will have been reduced by return-of-capital distributions. Gain or loss will be calculated separately for each block of shares of Common Stock converted in the Merger (generally shares acquired at the same cost in a single transaction). Such gain or loss generally will be capital gain or loss, and it will be long-term capital gain or loss if the shares of Common Stock have been held for more than one year as of the Effective Time. Long-term capital gains of non-corporate United States Holders may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-United States Holders.

Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-United States Holder that receives cash for shares of Common Stock pursuant to the Merger generally will not be subject to United States federal income tax on any gain realized on the disposition, unless (i) such holder is an individual who is present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are met, (ii) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States) or (iii) such holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of Shares of Common Stock at any time during the five-year period preceding the Merger, and the Company is or has been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period preceding the Merger or the period that the Non-United States Holder held Shares of Common Stock. The Company believes it has not been a “United States real property holding corporation” for United States federal income tax purposes at any time during the five-year period preceding the Merger.

If you are a Non-United States Holder who is an individual and has been present in the United States for 183 or more days during the taxable year of the Merger and certain other conditions are satisfied, you will be subject to tax at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty) on any gain realized, which generally may be offset by certain United States source capital losses provided you have timely filed United States federal income tax returns with respect to such losses.

If you are a Non-United States Holder and your gain is effectively connected with a United States trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base within the United States), you will be subject to United States federal income tax on any gain realized on a net income basis in the same manner as United States Holders. Non-United States Holders that are corporations may also be subject to a branch profits tax on their effectively connected income at a rate of 30% (or such lower rate as may be specified in an applicable income tax treaty), subject to adjustments.

Information Reporting and Backup Withholding.

Cash consideration received by a United States Holder or by a Non-United States Holder in the Merger may be subject to information reporting and backup withholding (currently, at a rate of 24%). To avoid backup withholding, a United States Holder that does not otherwise establish an exemption should timely complete and return to the applicable Paying Agent an IRS Form W-9, certifying that such United States Holder is a United States person, that the taxpayer identification number provided is correct and that such United States Holder is not subject to backup withholding. A Non-United States Holder generally may establish an exemption from backup withholding by certifying to the applicable Paying Agent its status as a non-United States person under penalties of perjury on an IRS Form W-8BEN or other applicable IRS Form W-8 (or a substitute or successor form). Backup withholding is not an additional tax. Amounts so withheld can be credited against such holder’s federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Holders should consult their tax advisors regarding the application of United States federal income tax laws and non-United States tax laws, including information reporting and backup withholding, to their particular situations.

Additional Withholding Requirements under the Foreign Account Tax Compliance Act (FATCA).

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (collectively, “FATCA”), impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-United States Holder might be eligible for refunds or credits of such taxes. The U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the FATCA withholding applicable to the gross proceeds of a sale or other disposition of shares of Common Stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers generally may rely on the proposed regulations until final regulations are issued. Holders of shares of Common Stock are urged to consult with their tax advisors regarding the possible implications of FATCA on the disposition of shares of Common Stock pursuant to the Merger.

The discussion above of material United States federal income tax consequences is not intended to constitute a complete description of all tax consequences relating to the Merger. This summary is for general information purposes only and is not tax or legal advice. Because individual circumstances may differ, each holder should consult their tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the Merger in light of such holder’s particular circumstances, including the tax consequences arising under the U.S. federal estate or gift tax rules, or through the application of any state, local or non-U.S. tax laws or any applicable income tax treaty.

Regulatory Approvals

Under the Merger Agreement, the Company and the other parties to the Merger Agreement have agreed to use our respective reasonable best efforts to complete the Transactions, including to obtain all necessary governmental approvals. In addition, each of the Company and the other parties to the Merger Agreement have agreed to (i) cooperate with each other in the making of specified regulatory filings; and (ii) use reasonable best efforts to supply each other with any information and reasonable assistance that such other party may reasonably request in order to make such filings. Parent agreed to supply certain additional information that may be requested by the DOJ or FTC or the governmental authorities under any other antitrust laws.

However, Parent shall not be required to, and the Company and its subsidiaries will not, without the prior written consent of Parent, (i) propose, negotiate, commit to, effect, by consent decree, hold separate orders or otherwise, the sale, divestiture, license or other disposition of such of its and their assets, properties or businesses or of the assets, properties or businesses of Parent or the Company or any of their respective subsidiaries, or (ii) accept any operational restrictions or otherwise take or commit to take actions that limit Parent’s or the Company’s or any of their respective subsidiaries’ freedom of action with respect to, or its ability to retain, any of the assets, properties, licenses, rights, product lines, operations or businesses of the Company or Parent or any of their respective subsidiaries.

Under the HSR Act and related rules, the Transactions, including the Merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the DOJ and FTC and all statutory waiting period requirements have been satisfied or early termination has been granted by the applicable agencies.

Under other applicable foreign antitrust laws in Australia, Germany and the United Kingdom, the Transactions, including the Merger, may not be completed until any requisite consent, non- action or expiration of any applicable waiting period is obtained in each applicable jurisdiction.

As of the date of this information statement, the parties have not completed all filings or received all of the consents (including non-action or expiration of any applicable waiting period) with respect to antitrust laws required by the Merger Agreement.

At any time before or after the Effective Time of the Merger, the Antitrust Division of the DOJ or FTC could take action under the U.S. antitrust laws, including seeking to prevent the Merger, to rescind the Merger or to conditionally approve the Merger upon the divestiture of assets of the Company or Parent or subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. A challenge to the Merger on antitrust grounds could be made and, if such a challenge is made, it could be successful.

Also, the timing of obtaining regulatory approvals is uncertain, and all required regulatory approvals (including non-action or expiration of any applicable waiting period) may not be obtained or, if obtained, the Company and/or Parent may not be able to do so on satisfactory terms or with the absence of any litigation impeding such regulatory approvals.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this information statement as Annex A and incorporated into this information statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this information statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement were made for purposes of the Merger Agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, except as expressly stated therein, and may be subject to important qualifications, limitations and supplemental information agreed to by Parent, Merger Sub and the Company in connection with negotiating the terms of the Merger Agreement, including certain qualifications, limitations and supplemental information disclosed in the Company Disclosure Letter to the Merger Agreement. In addition, the representations and warranties were included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent and Merger Sub, and may be subject to standards of materiality applicable to such parties that differ from those generally applicable to investors. In reviewing the representations, warranties, covenants and agreements contained in the Merger Agreement or any description thereof in this summary, it is important to bear in mind that such representations, warranties, covenants and agreements or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of the Company, Parent and Merger Sub or any of their respective affiliates or businesses except as expressly stated in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent and Merger Sub because the parties to the Merger Agreement may take certain actions that are either expressly permitted in the Company Disclosure Letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business. Please see the section entitled “Where You Can Find More Information” beginning on page  96.

Structure of the Merger

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the applicable provisions of the DGCL, on the Closing Date and at the Effective Time, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Corporation and as a wholly-owned subsidiary of Parent. The Merger will have the effects set forth in the Merger Agreement and the applicable provisions of the DGCL.

Closing and the Effective Time of the Merger

The closing of the Merger will take place at 8:00 a.m., New York City time, on the third business day after satisfaction or waiver (if permissible) of all of the applicable conditions set forth in the Merger Agreement (as described below under the section entitled “Merger Agreement - Conditions to the Closing of the Merger” beginning on page 79) (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), via electronic exchange of documents and signature pages unless another time or date or place is agreed to in writing by the Company, Parent and Merger Sub (the “Closing”). The date on which the Closing actually occurs is referred to as the “Closing Date”.

On the Closing Date, or on such other date as Parent and the Company may mutually agree, the parties will file a certificate of merger in customary form and substance with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and will make all other filings required under the DGCL to consummate the Merger. The Merger will become effective upon the filing of the certificate of merger, or at such later date and time as is agreed upon by the parties and specified in the certificate of merger.

Directors and Officers; Certificate of Incorporation; Bylaws

At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other person, the directors of Merger Sub immediately prior to the Effective Time, or such other individuals designated by Parent, shall be appointed as the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time, from and after the Effective Time, will continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

At the Effective Time, the certificate of incorporation of the Surviving Corporation will be amended so as to read in its entirety in the form set forth as Exhibit B to the Merger Agreement and the bylaws of the Surviving Corporation will be amended so as to read in their entirety in the form set forth as Exhibit C to the Merger Agreement.

Merger Consideration

Common Stock

Each Share issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and certain Shares to be canceled or converted pursuant to the Merger Agreement), will automatically be converted into the right to receive $2.06 per Share, payable net to the holder in cash, without interest, subject to any withholding of taxes required by applicable law upon surrender of the Certificates or Book Entry Shares in accordance with the terms of the Merger Agreement. As of the Effective Time, all such Shares will no longer be outstanding and will automatically be canceled and cease to exist, and will thereafter represent only the right to receive the Merger Consideration to be paid in accordance with the terms of the Merger Agreement.

In the event that between the date of the Merger Agreement and the Effective Time, any change in the number of outstanding Shares occurs as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of equity interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration (including any amount payable with respect to a Company Option or Company RSU Award) will be equitably adjusted, without duplication, to reflect such event and provide holders of shares the same economic effect as contemplated by the Merger Agreement prior to such event.

Treatment of Equity Awards

Company Options.

At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) shall, by virtue of the Merger automatically and without any required action on the part of the holder thereof, the Company or Parent, be canceled and converted into the right to receive (without interest) an amount in cash, subject to applicable tax withholding, equal to the product of

(x) the aggregate number of Shares underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per Share exercise price of such Company Option; provided, however, that any Company Option that has a per Share exercise price that is equal to or greater than the Merger Consideration shall be canceled for no consideration.

Company RSU Awards.

At the Effective Time, each Company RSU Award that is outstanding immediately prior to the Effective Time (whether vested or unvested) shall, by virtue of the Merger, automatically and without any required action on the part of the holder thereof, the Company or Parent be canceled and converted into the right to receive (without interest) an amount in cash, subject to applicable tax withholding, equal to the product of (x) the aggregate number of Shares underlying such Company RSU Award multiplied by (y) the Merger Consideration.

Procedures for Receiving Merger Consideration

At or prior to the Effective Time, Parent will designate a nationally recognized bank or trust company to act as the Paying Agent (whose identity and terms of designation and appointment must be reasonably acceptable to the Company) for the payment of the Merger Consideration to holders of Shares. At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent an amount in cash which is equal to the aggregate Merger Consideration to which holders of Shares will be entitled to at the Effective Time, as described above under the section entitled “Summary – The Merger Consideration” beginning on page 2, except that no deposit is required with respect to any Dissenting Shares.

As soon as practicable after the Effective Time (and in no event later than three business days after the Effective Time), the Surviving Corporation will cause the Paying Agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of Shares represented by Certificates, whose Shares were converted into the right to receive the Merger Consideration:

•

a letter of transmittal specifying that delivery will be effected and risk of loss and title to the Certificates will pass only upon delivery of the Certificates to the Paying Agent and will otherwise be in such form as Parent and the Paying Agent reasonably agree; and

•

instructions for effecting the surrender of the certificates (or affidavits of loss in lieu of the Certificates) in exchange for payment of the Merger Consideration which instructions will be in the form and have only such other provisions as Parent, the Company and the Paying Agent reasonably agree.

Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate) to the Paying Agent or such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificate will be entitled to receive the Merger Consideration formerly represented by such Certificate (after giving effect to any required tax withholdings), and any Certificate so surrendered will be canceled.

No holder of Book-Entry Shares will be required to deliver a Certificate or, in the case of holders of such Book-Entry Shares held through DTC, an executed letter of transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive. In lieu thereof, each holder of record of one or more Book-Entry Shares held through DTC whose shares were converted into the right to receive the Merger Consideration will automatically, upon the Effective Time, be entitled to receive, and Parent will cause the Paying Agent to pay and deliver to DTC or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, a cash amount in immediately available funds equal to the Merger Consideration (after giving effect to any required tax withholdings), and such Book-Entry Shares of such holder will be canceled.

For Book-Entry Shares not held through DTC, as soon as practicable after the Effective Time (and in no event later than three business days after the Effective Time), the Surviving Corporation will cause the Paying

Agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through DTC:

•	a letter of transmittal which will be in such form as Parent, the Company and the Paying Agent reasonably agree; and

•	instructions for returning such letter of transmittal in exchange for the Merger Consideration.

Upon delivery of a duly executed letter of transmittal to the Paying Agent, the holder of such Book-Entry Shares so surrendered will be entitled to receive the Merger Consideration in cash as contemplated by the Merger Agreement, and any such Book-Entry Shares so surrendered will be canceled at the Effective Time, except for Book-Entry Shares representing Dissenting Shares, which will be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and to the extent provided by Section 262 of the DGCL.

If payment of the Merger Consideration is to be made to a person other than the person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment, for Certificates, that the Certificate so surrendered will be properly endorsed or will otherwise be in proper form for transfer and the person requesting such payment will have paid any transfer and other similar taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate so surrendered and will have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

No Transfers Following Effective Time

At the Effective Time, the stock transfer books of the Company will be closed, and there will be no further registration of transfers of shares on the records of the Company other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time.

Termination of Payment Fund

Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares one year after the Effective Time will be returned to the Surviving Corporation or an affiliate designated by the Surviving Corporation, upon demand, and any such holder who has not surrendered its Certificates or transferred its Book-Entry Shares for the Merger Consideration prior to such time will thereafter look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for delivery of the Merger Consideration without interest and subject to any withholding of taxes required by applicable law, in respect of such holder’s surrender of their Certificates or Book-Entry Shares. Any portion of the Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity will, to the extent permitted by applicable law, become the property of the Surviving Corporation or an affiliate designated by the Surviving Corporation, free and clear of any claim or interest of any person previously entitled thereto. None of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a certificate or Book-Entry Share for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration made available to the Paying Agent to pay for Shares for which appraisal rights are perfected will be returned to the Surviving Corporation upon demand and will be paid by the Surviving Corporation as may be required by applicable law.

Lost, Stolen or Destroyed Certificates

If any Certificate has been lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder of such Certificate, the

Merger Consideration payable. Parent or the Paying Agent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Withholding Rights

Each of the Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent and their affiliates, agents and assigns, as the case may be, will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable law. To the extent that amounts are so deducted or withheld and paid to the appropriate governmental entity in accordance with applicable law, such amounts will be treated as having been paid to the person in respect of which such deduction or withholding was made.

Appraisal Rights

Any Dissenting Shares will not be converted at the Effective Time into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares will be canceled and cease to exist, and the holders of such Dissenting Shares will only be entitled to such rights as are granted by Section 262 of the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses their right to appraisal under the DGCL or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, the right of the holder to be paid the fair value of such dissenting shares will cease and the Dissenting Shares will be deemed to have been converted, as of the Effective Time, into and will be exchangeable solely for the right to receive the Merger Consideration without interest and subject to any withholding of taxes required by applicable law, upon surrender of the Certificates or Book-Entry Shares that formerly evidenced such Shares. The Company has agreed to provide Parent prompt notice of any demands received by the Company for appraisal of shares, any withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent will have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company has agreed not to voluntarily make any payment with respect to, or settle or compromise (or offer to settle or compromise), any such demand for appraisal of Shares or agree to do any of the foregoing, in each case without the prior written consent of Parent.

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by the parties thereto that are subject in some cases to exceptions and qualifications, including “Company Material Adverse Effect” and “Parent Material Adverse Effect” qualifications. Please see the definitions of “Company Material Adverse Effect” and “Parent Material Adverse Effect” in this section on pages 66 and 67. The representations and warranties of the Company in the Merger Agreement relate to, among other things:

•	due organization, valid existence, good standing and licensure and qualification to do business;

•	capitalization, including the number of Shares, Company Options and Company RSU Awards outstanding and ownership of subsidiaries;

•	the absence of restrictions with respect to the capital stock of the Company and its subsidiaries;

•	corporate authorization of the Merger Agreement and the Transactions and the valid and binding nature of the Merger Agreement;

•	the approval and recommendation by the Board of the Merger Agreement and the Transactions;

•	inapplicability of takeover, anti-takeover, business combination, control share acquisition statutes or similar laws and no stockholder rights plan, poison pill or similar device in effect;

•	satisfaction of Company Stockholder Approval via the Principal Stockholders Written Consent in accordance with Section 228 and Section 251(c) of the DGCL;

•	the absence of any conflicts with or violations of the Company charter or bylaws or any equivalent organizational documents of a subsidiary and other agreements or laws;

•

compliance with SEC filing requirements, including the accuracy of the information contained in such documents and furnishment of all material reports, schedules, forms, statements, registration statements, prospectuses and other documents;

•	filings required by the Sarbanes-Oxley Act of 2002 and the governance rules and regulations of the SEC with respect to consolidated financial statements contained therein and Nasdaq;

•	alignment of consolidated financial statements with SEC reporting requirements and in accordance with GAAP, subject to normal year-end adjustments and the absence of notes;

•	internal disclosure controls and procedures related to financial reporting required by the Exchange Act;

•	the absence of undisclosed liabilities;

•

the absence of certain material changes or events in the business of the Company, including that, from December 31, 2024 to the date of the Merger Agreement, there has not been any Company Material Adverse Effect;

•	matters pertaining to this information statement;

•	the absence of certain legal proceedings or threatened proceedings;

•	compliance with applicable laws and orders, the possession of required permits necessary for the conduct of the Company’s and its subsidiaries’ business and absence of governmental investigations;

•	employee benefit matters and compliance with ERISA and HIPAA regulations;

•	employee and labor matters;

•	environmental matters;

•	real property;

•	tax matters;

•	material contracts;

•	intellectual property and information technology;

•	compliance with data privacy laws and policies;

•	insurance matters;

•	the absence of any undisclosed broker’s fee; and

•	the receipt by the Board of an opinion of the Company’s financial advisor, J.P. Morgan.

The representations and warranties of Parent and Merger Sub in the Merger Agreement relate to, among other things:

•	due organization, valid existence, good standing and power and authority to do business;

•	corporate authorization of the Merger Agreement and the Transactions contemplated by the Merger Agreement and the valid and binding nature of the Merger Agreement;

•	the absence of any conflicts with or violations of organizational documents and other agreements or laws;

•	required filings with, and consents from, governmental entities in connection with the Transactions contemplated by the Merger Agreement;

•	absence of litigation, proceedings or orders;

•	financing;

•	matters pertaining to this information statement;

•	ownership of Company capital stock;

•	ownership of Merger Sub; and

•	the absence of any undisclosed broker’s fee.

Certain of the representations and warranties made by the parties are qualified as to “knowledge,” “materiality” or a “material adverse effect” as applicable.

For purposes of the Merger Agreement, when referencing the Company, a “Company Material Adverse Effect” means any change, event, state of facts, occurrence or development that, individually or in the aggregate, (a) has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition, assets or results of operations of the Company and its subsidiaries, taken as a whole, or (b) has prevented or materially delayed or materially impaired, or would reasonably be expected to prevent or materially delay or impair, the Company’s ability to perform its obligations under the Merger Agreement and to consummate the Transactions prior to the Outside Date. However, adverse effects arising out of the following, alone or in combination, will not constitute or contribute to a Company Material Adverse Effect under clause (a):

•	operating, business, regulatory or other conditions generally applicable to the industries or markets in which the Company and its subsidiaries operate their business;

•

global, national or regional political, legislative, financial, economic, capital market (including the prevailing interest rates, tariffs, inflation or inflation rates, credit markets or exchange rates) or business conditions, including hostilities, acts of war, military activity, cyber-attacks on the United States or any other country by a state or other geopolitical actor, sabotage or terrorism, including an outbreak or escalation of hostilities involving the United States or any other country or the declaration by the United States or any other country of a national emergency or war (whether or not declared, and including the Russian-Ukrainian and Israeli-Palestinian conflicts, and United States and Israeli military action against Iran and retaliations and escalations and effects thereof);

•	changes in GAAP or any changes in applicable laws or the enforcement of the authoritative interpretation thereof, in each case, after the date the Merger Agreement was signed;

•	hurricanes, earthquakes, floods or other natural disasters in the United States or any other country or region in the world in which the Company and its Subsidiaries has material operations;

•	any epidemic, pandemic or disease outbreak, quarantine restrictions, other outbreak or illness or public health event (whether human or animal);

•

any effect arising from or attributable to the execution or announcement of the Merger Agreement or pendency or the consummation of the Transactions contemplated by the Merger Agreement (including the identity of Parent or its affiliates), including any impact on the Company’s and its subsidiaries’ relationships with employees, contractors, customers, suppliers, distributors, regulators or business partners (except that this exclusion shall not apply to any representation and warranty contained in Article III of the Merger Agreement specifically addressing the results or consequences of the execution, delivery, performance or consummation of the Merger Agreement and the Transactions by the Company);

•	any proceeding arising from allegations of breach of fiduciary duty or violation of law relating to the Merger Agreement or the Transactions contemplated by the Merger Agreement;

•

any change in the market price or trading volume of the shares or the credit rating of the Company and any changes in any analysts’ recommendations or ratings with respect to the Company (provided, that, the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•

the failure of the Company and its subsidiaries to meet or achieve the results set forth in any internal, published or analysts’ expectations or projections, performance measures, operating statistics, budgets, guidance, estimates, or revenue, earnings or other financial or operating metric predictions, projection or forecast (provided, that, the underlying cause of such failure will be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect, unless such cause is otherwise specifically excluded in the definition of Company Material Adverse Effect); or

•	certain matters listed in the confidential disclosure letter delivered by the Company to Parent in connection with the Merger (the “Company Disclosure Letter”).

However, any change, event, state of facts, occurrence or development listed in the first five bullets above will be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect to the extent such effect adversely affects the business of the Company and its subsidiaries in a materially disproportionate manner in comparison to other participants in the industries in which the Company and its subsidiaries operate their business.

For purposes of the Merger Agreement, when referencing Parent, a “Parent Material Adverse Effect” means any effect that, individually or in the aggregate, has prevented or materially delayed or materially impaired, or would reasonably be expected to prevent or materially delay or materially impair, Parent’s or Merger Sub’s ability to perform its obligations under the Merger Agreement or to consummate the Transactions prior to the Outside Date.

None of the representations and warranties contained in the Merger Agreement survive the consummation of the Merger.

Conduct of Business Pending the Merger

Between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement, except (i) as set forth in the Company Disclosure Letter or as otherwise expressly contemplated by any other provision of the Merger Agreement, (ii) as required by applicable law or (iii) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its subsidiaries to, use commercially reasonable efforts to conduct its operations in material compliance with applicable law and in all material respects only in the ordinary course of business and to preserve the goodwill and current relationships of the Company and each of its subsidiaries with customers, suppliers, vendors, distributors, licensors, licensees, governmental entities and other persons with which the Company or any of its subsidiaries has significant business relations.

In addition, except (i) as set forth in the Company Disclosure Letter or as otherwise expressly contemplated by any other provision of the Merger Agreement, (ii) as required by applicable law or (iii) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company will not and will not permit any of its subsidiaries to, between the date of the Merger Agreement and the earlier of the Effective Time or the termination of the Merger Agreement, directly or indirectly, subject to certain exceptions, take any of the following actions:

•	amend its certificate of incorporation or bylaws or equivalent organizational documents;

•

amend the terms of the Tax Receivable Agreement, except as set forth in the TRA Waiver and Amendment as detailed in the “Tax Receivable Agreement Waiver and Amendment” section of this information statement on page 85;

•

(i) form any subsidiary, (ii) enter into any new line of business, (iii) abandon or discontinue any existing line of business, (iv) authorize or effect any material change to the principal business of the Company as currently conducted and as currently proposed to be conducted, or (v) agree to any covenant materially limiting the ability of the Company or any of its affiliates or subsidiaries to compete or engage in any line of business or to compete with any person in any geographic area;

•

issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any Shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any Shares of such capital stock or other equity interests or such convertible or exchangeable securities of the Company or any of its subsidiaries, other than (i) the issuance of Shares upon the exercise of Company Options or settlement of Company RSU Awards outstanding as of the date the Merger Agreement was signed in accordance with their terms, or (ii) grants of Company RSU Awards to service providers as set forth in the Company Disclosure Letter;

•

sell, pledge, dispose of, transfer, lease, license, guarantee or encumber any material property or assets of the Company or any of its subsidiaries (other than intellectual property) having a value in excess of $500,000 in the aggregate, except (i) between or among the Company and any of its wholly-owned subsidiaries (or between or among any such subsidiaries) or (ii) the sale of the Company products in the ordinary course of business or as required by any order or applicable law;

•

sell, assign, pledge, transfer, encumber, license, sublicense, abandon, allow to lapse or otherwise dispose of any material Company-owned intellectual property, except in the ordinary course of business or in the case of permitted liens;

•

declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other equity interests, except for dividends paid by a wholly-owned subsidiary of the Company to the Company or another wholly-owned subsidiary of the Company;

•

reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other equity interests, except (i) with respect to any wholly-owned subsidiary of the Company or (ii) pursuant to the forfeiture conditions of Company Options or Company RSU Awards or the cashless exercise or withholding provisions of such Company Options or Company RSU Awards, in each case, in accordance with the terms and conditions thereof as of the date the Merger Agreement was signed;

•

merge or consolidate the Company or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries, except with respect to any wholly-owned subsidiaries of the Company;

•

acquire any material assets (other than acquisitions of raw materials, inventory held for sale and other assets or property in the ordinary course of business) or any other person or business of any other person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise), or make any investment in any person, other than an investment in any wholly owned subsidiary of the Company;

•	incur any indebtedness for borrowed money or issue any debt securities, except for intercompany loans between or among any of the Company and its direct or indirect wholly owned subsidiaries,

or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any person (other than a wholly owned subsidiary of the Company) for borrowed money; provided, that, notwithstanding the foregoing, the Company may incur indebtedness for borrowed money under the revolver facility pursuant to that certain Credit Agreement, dated as of February 23, 2022, by and among Olaplex, Inc., Penelope Intermediate Corp., Goldman Sachs Bank USA, as administrative agent, collateral agent and swingline lender and each lender and issuing bank from time to time party thereto (the “Credit Agreement”) in an amount not to exceed $20,000,000 at any one time;

•

make any loans, advances or capital contributions to, or investments in, any other person (other than advances to employees for reimbursable expenses or between or among the Company and any of its direct or indirect wholly owned subsidiaries, in each case in the ordinary course of business) in excess of $500,000 in the aggregate;

•

assign, terminate, cancel or agree to any material amendment to or waiver of material terms under any material contract in a manner adverse to the Company or its applicable subsidiary, or enter into any contract that, if existing on the date the Merger Agreement was signed, would be a Company Material Contract (as defined in the Merger Agreement);

•

except to the extent required by the Merger Agreement or the terms of any Company benefit plan or pursuant to applicable law, (i) hire, promote, engage, terminate, furlough or temporarily lay off any service provider (other than due to death or disability or for cause) whose annual base compensation would equal or exceed $300,000, (ii) increase the cash compensation or any other form of compensation or benefits of any service provider, other than (x) annual merit increases to base salary or base wage rate in the ordinary course of business for such individuals whose annual base salary would not equal or exceed $300,000 following such increase and (y) immaterial increases in the ordinary course of business to health and welfare benefits provided by a professional employer organization to Company employees, (iii) accelerate the vesting, funding or payment of any compensation or benefits to any current or former service provider, (iv) grant any severance or termination pay to (or amend any such existing arrangement with) any current or former service provider, (v) terminate or materially amend any Company benefit plan required to be scheduled in the Company Disclosure Letter, or enter into or adopt a plan, program, agreement or arrangement that would be a Company benefit plan required to be scheduled in the Company Disclosure Letter if it were in existence as of the date the Merger Agreement was signed (provided that immaterial amendments to any benefit plan in the ordinary course of business by a professional employer organization providing benefits to Company employees shall not violate this clause (v)), (vi) grant any equity or equity-linked awards or other bonus, commission or incentive compensation to any service provider other than as permitted above, or (vii) modify, extend or enter into, or agree to assume or otherwise be bound by, any labor agreement or other contract with a union or other labor organization or recognize or certify any union or other labor organization as the bargaining representative for any employees of the Company or any subsidiary;

•

implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate notification requirements or actually does implicate the notification requirements of the WARN Act;

•

waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any service provider whose annual base salary is equal to or exceeds $300,000;

•	make any material change in accounting policies, practices, principles, methods or procedures, other than as required by GAAP or by a governmental entity;

•

compromise, settle or agree to settle any proceeding other than compromises, settlements or agreements in the ordinary course of business that involve the payment of monetary damages not in excess of $500,000 individually or $2,500,000 in the aggregate (in each case, net of the Company’s litigation loss reserve and any insurance coverage maintained by the Company or any of its subsidiaries), in any case, without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its subsidiaries;

•	make any capital expenditures in the aggregate (or any authorization or commitment with respect thereto) in excess of $3,000,000 per fiscal year;

•

(i) make (to the extent inconsistent with past practice), change or revoke any material tax election, (ii) adopt or change any of its material methods of accounting for tax purposes, (iii) change any annual tax accounting period, (iv) enter into any material settlement or “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. law) with respect to any tax claim, notice, audit, assessment or dispute, (v) file any material amended tax return, (vi) surrender any right to claim a material tax refund, (vii) initiate any voluntary disclosure, amnesty or similar program with respect to material taxes or (viii) consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment;

•

materially modify, in a manner materially adverse to the Company and its subsidiaries taken as a whole, the terms and conditions (including pricing, fees, payment terms, and subscription length) under which the Company’s products and services are offered directly to consumers by the Company or its subsidiaries (other than in the ordinary course of business or as may be required to comply with (i) mobile application store or other e-commerce platform requirements or (ii) any order or applicable law);

•

make any material amendments to the Company’s insurance policies, or fail to use commercially reasonable efforts to maintain the Company’s insurance policies or comparable replacement policies with respect to the material assets, operations and activities of the Company and its subsidiaries;

•

convene any special meeting of Company Stockholders (or postpone or adjourn any special meeting), or propose any matters for consideration and a vote of Company Stockholders (other than any special meeting duly called by Company Stockholders); or

•	authorize or enter into any contract, or otherwise make any commitment to do any of the foregoing.

Additional Agreements

Principal Stockholders Written Consent

The Company was required to use its commercially reasonable efforts to obtain the Principal Stockholders Written Consent from the Advent Stockholders. The Principal Stockholders Written Consent was delivered to the Company on March 26, 2026, shortly after the execution of the Merger Agreement, and the Company provided a copy of the Principal Stockholders Written Consent to Parent immediately after its receipt of the Principal Stockholders Written Consent.

No Solicitation

As promptly as possible after the date of the Merger Agreement, the Company agreed to, and directed its representatives to, cease any discussions or negotiations with any person (other than Parent) and its affiliates and representatives related to, or that would reasonably be expected to lead to, an Acquisition Proposal (including any provision of non-public information regarding the Company and its subsidiaries). The Company also agreed to promptly request (and, in any event, within two business days after the date of the Merger Agreement) that each person (other than Parent and its representatives) that has executed a confidentiality agreement in connection with such person’s consideration of an Acquisition Transaction with the Company, return or destroy all confidential information furnished to such person by or on behalf of the Company in connection with any such discussions or negotiations and terminate the access of any person (other than Parent and its representatives) to any physical or electronic data room related to a potential Acquisition Proposal.

Except as permitted by the Merger Agreement, from the date of the Merger Agreement until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, the Company will not, and will cause its subsidiaries, directors and officers not to, and will direct its other representatives, not to, directly or indirectly:

•

solicit, initiate, knowingly encourage or facilitate the making or submission of any Acquisition Proposal (it being understood and agreed that ministerial acts that are not otherwise prohibited by the Merger Agreement (such as answering unsolicited phone calls) will not be deemed to facilitate for purposes of, or otherwise constitute a violation, of this prohibition);

•

furnish to any person (other than to Parent or Merger Sub and their respective representatives) any non-public information relating to the Company or any of its subsidiaries or afford to any person (other than Parent or Merger Sub and their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries, in any such case in any manner that relates to or would reasonably be expected to lead to an Acquisition Proposal;

•	participate in or engage in discussions or negotiations with any person that relates to or would reasonably be expected to lead to an Acquisition Proposal;

•	grant any waiver or release under Section 203 of the DGCL or any other state takeover law; or

•

enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an acceptable confidentiality agreement.

Notwithstanding the restrictions set forth above, at any time prior to obtaining the Company Stockholder Approval, which was obtained upon delivery of the Principal Stockholders Written Consent on March 26, 2026, if the Company had received a written Acquisition Proposal that the Board (or a committee thereof) had believed in good faith to be bona fide (i) after consultation with the Company’s financial advisor and outside legal counsel, constitutes, or could have reasonably been expected to lead to, a Superior Proposal and (ii) after consultation with the Company’s financial advisors and outside legal counsel, that the failure to engage in discussions or negotiations with such third-party would have reasonably been expected to be inconsistent with its fiduciary duties under applicable law, the Company could have, upon receipt from such third-party of an executed acceptable confidentiality agreement, directly or indirectly through one or more of its representatives:

•	participated or engaged in discussions or negotiations;

•	furnished non-public information relating to the Company or any of its Subsidiaries; or

•

afforded access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its subsidiaries pursuant to an acceptable confidentiality agreement.

The Company would have been required to promptly, and, in any event, within 48 hours after the receipt thereof, notify Parent and Merger Sub if any Acquisition Proposal (or inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal) was received by the Company or any of its affiliates or representatives, including the Board. Such notice would have been required to include (i) the identity of the person making the Acquisition Proposal, inquiry or offer, (ii) if in writing, a copy of such Acquisition Proposal, inquiry or offer (and if available, drafts of any contract to effectuate such Acquisition Proposal) and copies of any financing commitments and (iii) if made orally, a summary of the material terms and conditions of such Acquisition Proposal.

The Company agreed to keep Parent and Merger Sub reasonably informed of the status and any material changes to the material terms and conditions of any such Acquisition Proposal (including by providing unredacted copies of all amendments and proposed amendments provided to or by such person) and to notify Parent promptly, and, in any event, within 48 hours, after it first entered into discussions or negotiations concerning such Acquisition Proposal or provides non-public information or data to any person relating thereto.

For purposes of the Merger Agreement and this information statement, an “Acquisition Proposal” means any offer or proposal from a third party for an Acquisition Transaction. An “Acquisition Transaction” means any direct or indirect (a) merger, consolidation or other business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons would hold equity interests representing 20% or more of the total outstanding equity interests of the Company (by vote or volume) after giving effect to the consummation of such transaction, (b) sale, lease or other disposition by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of the Company (including equity interests of any subsidiary of the Company) or its subsidiaries representing 20% or more of the consolidated assets of the Company and its subsidiaries, based on their fair market value as of the date of such transaction, (c) issuance or acquisition, sale or disposition (including by way of merger, tender offer, consolidation, business combination or share exchange) of equity interests representing 20% or more of the voting power of the Company, or (d) combination of the foregoing (in each case, other than the Merger).

For purposes of the Merger Agreement and this information statement, a “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all legal, financial, business, regulatory and other aspects of such Acquisition Proposal that the Board or such committee determines in good faith to be relevant, is more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger and that, if accepted, would reasonably be expected to be completed on the terms set forth therein. For purposes of the reference to an “Acquisition Proposal” and “Acquisition Transaction” in the definition of Superior Proposal, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

Change in Recommendation

Notwithstanding the restrictions set forth above, at any time prior to obtaining the Company Stockholder Approval, which was obtained on March 26, 2026, if the Company had received a written Acquisition Proposal that the Board or a committee thereof had believed in good faith to be bona fide, and the Board or a committee thereof had determined in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constituted a Superior Proposal, then, the Company and its respective representatives could have: (i) furnished non-public information with respect to the Company and its subsidiaries and access thereto to any third party making such Acquisition Proposal (and its representatives and potential financing sources) (provided, that (a) prior to furnishing any such information, the Company received from such third party an executed acceptable confidentiality agreement and (b) any such non-public information so furnished had been previously provided or made available to Parent or would be provided or made available to Parent promptly (and in any event no later than 48 hours) after it was so furnished to such third party) or (ii) participated or engaged in negotiations or discussions with the third party making such Acquisition Proposal and its representatives and potential financing sources regarding such Acquisition Proposal. Except as permitted below, which exceptions are now no longer applicable, neither the Board nor any committee thereof could have (i) caused or permitted the Company or any of its subsidiaries to enter into an Alternative Acquisition Agreement (as defined in the Merger

Agreement), other than an acceptable confidentiality agreement, or (ii) taken any of the following actions constituting a “Company Board Recommendation Change”:

•

withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Board’s approval of, and recommendation that the Company Stockholders adopt, the Merger Agreement in a manner adverse to Parent and Merger Sub;

•	adopt, approve or recommend to the Company Stockholders an Acquisition Proposal;

•	fail to publicly and without qualification reaffirm the Board’s approval of, and recommendation that the Company Stockholders adopt, the Merger Agreement, or

•

fail to publicly recommend against any such Acquisition Proposal, within ten business days after any written request by Parent to do so following the public announcement of any Acquisition Proposal (it being understood that Company will have no obligation to make such reaffirmation more than twice with respect to any Acquisition Proposal).

Notwithstanding the restrictions set forth above, at any time prior to obtaining the Company Stockholder Approval, which was obtained upon delivery of the Principal Stockholders Written Consent on March 26, 2026, the Board or a committee thereof could have:

•

effected a Company Board Recommendation Change with respect to a Superior Proposal if the Company had received a bona fide written Acquisition Proposal that did not result from a breach of the Merger Agreement’s non-solicitation provision, and the Board or a committee thereof had determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constituted a Superior Proposal and that the failure to effect such Company Board Recommendation Change would have been reasonably expected to be inconsistent with its fiduciary duties pursuant to applicable law;

provided, however, that the Board could not have effected such Company Board Recommendation Change unless:

•

the Company had provided prior written notice to Parent and Merger Sub at least four business days in advance (the “Notice Period”) that the Board or a committee thereof had received a Superior Proposal and intended to take such action, including a reasonably detailed summary of the rationale for the potential making of a Company Board Recommendation Change, the identity of the person making the Superior Proposal, and an unredacted copy of the Superior Proposal;

•

prior to taking such action, the Company and its representatives, during the Notice Period, had negotiated with Parent and its representatives in good faith (to the extent that Parent requested to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement such that the Board or a committee thereof would no longer determine that the failure to make a Company Board Recommendation Change would be inconsistent with its fiduciary duties pursuant to applicable law, or such Acquisition Proposal would cease to constitute a Superior Proposal;

•

following such Notice Period, and after considering in good faith any changes or proposals made by Parent, the Board or a committee thereof had determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal continued to constitute a Superior Proposal and the failure to make the Company Board Recommendation Change would still have been reasonably expected to be inconsistent with the Board’s fiduciary duties pursuant to applicable law; and

•

provided, further, that in the event of any material revisions to such Acquisition Proposal (including any change in price), the Company would have been required to deliver a new written notice to Parent and Merger Sub and to comply with the foregoing notice requirements, with the Notice Period in respect of such new written notice being two business days.

Additionally, at any time prior to obtaining the Company Stockholder Approval, which was obtained upon delivery of the Principal Stockholders Written Consent on March 26, 2026, the Board (or a committee thereof) could have effected a Company Board Recommendation Change in connection with an Intervening Event if the Board (or a committee thereof) had determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would have been inconsistent with its fiduciary duties pursuant to applicable law; provided, however, that the Board or a committee thereof could not have effected such Company Board Recommendation Change unless:

•

the Company had provided prior written notice to Parent and Merger Sub at least three business days in advance that the Board or a committee thereof intended to effect a Company Board Recommendation Change, which notice described the applicable Intervening Event in reasonable detail; and

•

prior to effecting such Company Board Recommendation Change, the Company and its representatives, during such three business day period, had negotiated with Parent and its representatives in good faith (to the extent Parent requested to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement so that the Board or a committee thereof would no longer determine that the failure to make a Company Board Recommendation Change in connection with such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable law.

For purposes of the Merger Agreement and this information statement, “Intervening Event” means any effect, change, event, circumstance, condition, development, state of fact or occurrence first arising after the date of the Merger Agreement that (a) was not known to, or reasonably foreseeable by, the Board as of the date of the Merger Agreement and (b) does not relate to any Acquisition Proposal.

The Company’s rights to engage in negotiations or discussions with third parties and to terminate the Merger Agreement as described above ceased on March 26, 2026, upon delivery of the Principal Stockholders Written Consent in accordance with the terms of the Merger Agreement.

Notwithstanding the foregoing, nothing in the Merger Agreement will prohibit the Company or the Board or a committee thereof from complying with its disclosure obligations under applicable U.S. federal or state law with regard to an Acquisition Proposal.

Efforts to Complete the Merger

The Company and Parent have agreed to use their reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under the Merger Agreement and applicable laws to consummate and make effective the Merger and the other Transactions contemplated by the Merger Agreement as promptly as practicable, including using their reasonable best efforts to accomplish the following:

•

obtain all consents, approvals or waivers from, or participation in other discussions or negotiations with, third parties, including under any contract to which the Company or Parent or any of their respective subsidiaries is a party or by which such person or any of their respective properties or assets may be bound;

•

obtain all necessary or advisable actions or nonactions, waivers, approvals, orders and authorizations from governmental entities (including those in connection with applicable competition laws), make as soon as reasonably practicable all necessary or advisable registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from or by any governmental entity (including in connection with applicable competition laws); and

•	execute and deliver any additional instruments necessary to consummate the Transactions contemplated by the Merger Agreement and fully to carry out the purposes of the Merger Agreement.

The Company and Parent have agreed to:

•

cooperate with the other party and use reasonable best efforts to furnish to the other party such information and reasonable assistance as such other party may reasonably request in connection with the foregoing;

•

subject to applicable law, have the right to review in advance, and to the extent practicable each party will consult with the other party in connection with, any filing made with, or material written communications submitted to, any governmental entity in connection with any of the Transactions contemplated by the Merger Agreement, and act reasonably and as promptly as practicable in exercising these rights;

•

subject to applicable law and the instructions of any government entity, keep each other apprised of the status of matters relating to the completion of the Transactions contemplated in the Merger Agreement, including by promptly furnishing each other with copies of notices or other written substantive communications received by the Company or Parent, as the case may be, or any of their respective subsidiaries, from any governmental entity with respect to such Transactions; and

•

to the extent practicable under the circumstances, consult with the other party in advance and provide the other party and its counsel with the opportunity to participate in any meeting with any governmental entity in respect of any substantive filing, investigation or other inquiry in connection with the Transactions contemplated by the Merger Agreement.

In furtherance and not in limitation of the foregoing, each of the Company or Parent will, and will cause their respective affiliates to, make or cause to be made all filings required under the HSR Act within 25 business days after the date of the Merger Agreement, and all filings required under other applicable competition laws as promptly as reasonably practicable after the date of the Merger Agreement, unless the Company and Parent mutually agree to a later date.

Notwithstanding anything to the contrary contained in the Merger Agreement, but without limiting Parent’s and Merger Sub’s obligations set forth in the Merger Agreement, Parent will have the right to, on behalf of the parties, control and direct all actions, decisions, communications and strategy in dealing with any governmental entity under the HSR Act or other competition laws; provided that Parent will consider in good faith the views and comments of the Company and its outside counsel with respect to such actions, decisions, communications (including any filing made with, or written materials submitted to, any governmental entity) and strategies. Neither Parent nor any of its subsidiaries will enter into any agreement with any governmental entity not to consummate the Transactions, except with the Company’s prior consent. However, the foregoing shall not require any disclosure that would reasonably be expected to have the effect of causing the waiver of any attorney-client and work product privileges. All filing fees to be paid in connection with the HSR Act or any other competition law related filing shall be paid by Parent.

In furtherance and not in limitation of the foregoing, Parent will, and will cause its subsidiaries and affiliates to, use reasonable best efforts to obtain all necessary or advisable actions or non-actions, waivers, approvals, orders and authorizations from governmental entities in connection with the applicable competition laws set forth in the Company Disclosure Letter, including by:

•

responding promptly and diligently to any request for additional information and documentary material issued pursuant to the HSR Act or any other competition law, in each case as necessary to enable the parties to consummate the Transactions contemplated by the Merger Agreement prior to the Extended Outside Date; and defending, contesting, and resisting, any proceeding initiated by any governmental entity before any court to prevent any preliminary or permanent injunction or other order that would prevent, prohibit, restrict or delay the consummation of the Transactions contemplated by the Merger Agreement. Notwithstanding anything to the contrary contained in the Merger Agreement, Parent’s foregoing obligations shall not require Parent to:

•

propose, negotiate, commit to, or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets, properties or businesses of the Company or Parent or any of their respective subsidiaries; and

•

accept any operational restrictions or otherwise take or commit to take actions that limit the Company’s or Parent’s or any of their respective subsidiaries’ freedom of action with respect to, or its ability to retain, any of the assets, properties, licenses, rights, product lines, operations or businesses of the Company or Parent or any of their respective subsidiaries.

Prior to the closing of the Transactions contemplated by the Merger Agreement, neither Parent, nor its subsidiaries or affiliates will acquire or agree to acquire any entity, business, equity or assets of any person, including any individual, entity, or group, in each case, which (a) competes with the Company or any of its subsidiaries in, or (b) generated in its last full financial year more than $1,000,000 in sales to customers located in, any of Australia, Germany, the United Kingdom or the United States in the Relevant Business, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition would reasonably be expected to prevent or materially delay the receipt of any nonactions, waivers, approvals, orders and authorization from governmental entities (including those in connection with applicable competition laws) in connection with the Merger or the other Transactions contemplated by the Merger Agreement. “Relevant Business” means the business of developing, marketing, distributing or selling haircare treatment, wash (shampoo and conditioner) or styling products for the premium or professional segment.

Employee Benefit Matters

During the one-year period following the Closing (the “Protection Period”), Parent will provide or will cause its subsidiaries, including the Surviving Corporation, to provide to each employee of the Company and its subsidiaries who is employed by the Company and its subsidiaries immediately following the Closing, each of whom we refer to as a “continuing employee,” during any period of employment with the Surviving Corporation during the Protection Period, (i) base salary or wages that are not less favorable than those provided to such continuing employee immediately prior to the Effective Time, (ii) target cash incentive opportunities that are not less favorable than the target cash incentive opportunities provided to such continuing employee immediately prior to the Effective Time, (iii) severance benefit eligibility that is not less favorable than the severance benefits such continuing employee would have been eligible to receive immediately prior to the Effective Time and (iv) other employee benefits (excluding equity or equity-based compensation, retention, change in control, transaction or one-time bonuses, defined benefit pension, defined contribution plan, nonqualified deferred compensation benefits, retiree health or welfare benefits or severance benefits) that are no less favorable in the aggregate to the other benefits (excluding equity or equity-based compensation, retention, change in control, transaction or one-time bonuses, defined benefit pension, defined contribution benefit nonqualified deferred compensation benefits, retiree health or welfare benefits or severance benefits) provided to such continuing employee immediately prior to the Effective Time.

With respect to benefit plans maintained by the Surviving Corporation (including any vacation, paid time-off and severance plans), for purposes of determining eligibility to participate, vesting and, with respect to severance and paid time-off benefits only, determining level of benefits, each continuing employee’s service with the Company or any of its subsidiaries, as reflected in the Company’s records, shall be treated as service with the Surviving Corporation; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits and the foregoing service credit will not apply with respect to any equity or equity-based compensation, defined benefit plan, or defined contribution plan.

If requested by Parent at least five business days before the Closing Date, effective as of no later than the day immediately preceding the Closing Date, the Company will take all actions necessary to terminate any Company benefit plans intended to qualify under Section 401 of the Code. If Parent delivers notice requesting such termination, the Company shall provide to Parent, at least one business day prior to the Closing Date, evidence that the Company has adopted resolutions of the Board to terminate any such benefit plans effective as of the day prior to the Closing Date, conditioned on the occurrence of the Closing. The Company will take all such other actions in furtherance of terminating any such benefit plans as required by the terms of the plan document or as Parent may reasonably require.

No continuing employee, other service provider, or any beneficiary or dependent thereof will be regarded as a third-party beneficiary of the Merger Agreement. Nothing in the Merger Agreement will: (i) guarantee employment or service for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective affiliates to terminate the employment or service of any continuing employee or service provider at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective affiliates to adopt or continue any Company benefit plan or any other employee benefit plans, agreements, arrangements, programs, policies or contracts at any time, or prevent the amendment, modification or termination thereof following the Closing; or (iii) amend any Company benefit plans or other employee benefit plans, agreements, arrangements, programs, policies or contracts.

Directors’ and Officers’ Indemnification and Insurance

Parent has agreed to, from and after the Effective Time, cause the Surviving Corporation to indemnify, defend and hold harmless, and advance expenses (but no later than 30 days after the submission of invoices), to the fullest extent permitted under applicable law and in accordance with the Company’s certificate of incorporation, bylaws or similar organization documents, or in indemnification agreements set forth in the Company Disclosure Letter, in effect as of the date of the Merger Agreement, each present and former director and officer of the Company and its subsidiaries, and each person who is or was serving at the request of the Company as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans) (in each case, when acting in such capacity or when made or threatened to be made a party to any proceeding or investigation by reason of his or her status as such) (each, an “Indemnitee” and, collectively, the “Indemnitees”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or resulting from the fact that such Indemnitee is or was a director, officer or employee of the Company or any of its subsidiaries or is or was serving at the request of the Company as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans), whenever asserted (including matters existing or occurring at or prior to the Effective Time, including in connection with the Merger Agreement or the Transactions contemplated by the Merger Agreement).

For a period of no less than six years from the Effective Time, Parent has agreed to cause the Surviving Corporation to maintain in effect the exculpation, indemnification and advancement of expenses provisions as set forth in the respective certificates of incorporation or bylaws (or similar organizational documents) of the

Company and its subsidiaries and to not amend, repeal or otherwise modify any such provisions in any manner that could adversely affect the rights thereunder of any indemnitees.

For a period of six years from and after the Effective Time, Parent will cause the Surviving Corporation to maintain for the benefit of the directors and officers of the Company, as of the date of the Merger Agreement and as of the Closing Date, a directors and officers insurance policy that provides coverage for claims arising out of events occurring at or prior to the Effective Time which is on terms substantially equivalent to the Company’s then-existing directors and officers insurance, or if substantially equivalent insurance is unavailable, the best available coverage. However, Parent and the Surviving Corporation are not required to pay an annual premium for such insurance in excess of 300% of the last annual premium paid by the Company prior to the date the Merger Agreement was signed; provided that, if the total premiums payable for such insurance exceeds such amount, Parent will obtain a policy with the greatest coverage available for a cost equal to such amount. The foregoing requirements will be deemed to have been satisfied if prepaid “tail” policies have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with such coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the Merger Agreement or the Transactions related to the Merger Agreement; provided, however, that, Parent will not be required to, and neither the Company nor the Surviving Corporation will (without Parent’s prior written consent), pay an amount for such prepaid policies in excess of 300% of the last annual premium paid by the Company prior to the date of the Merger Agreement was signed, it being understood that if the total premiums payable for such insurance coverage exceeds such amount, Parent shall obtain a prepaid tail policy with the greatest coverage available for a cost equal to such amount. The Company may, and upon Parent’s request, will use commercially reasonable efforts to, arrange and pay the applicable premium payable in connection with such prepaid “tail” policies prior to the Effective Time.

Other Covenants and Agreements

The Merger Agreement contains certain other covenants and agreements, including covenants relating to, among other things:

•	confidentiality of and access by Parent to certain information about the Company;

•	the Company providing Parent with a copy of the Principal Stockholders Written Consent;

•	preparation by the Company of this information statement;

•	the Company and Parent providing each other with certain notices;

•	consultation between the Company and Parent in connection with public statements with respect to the Transactions contemplated by the Merger Agreement;

•	the treatment of equity awards of the Company, which is described in the section entitled “The Merger Agreement – Merger Consideration” beginning on page 61;

•	the Company taking actions reasonably available to it to render takeover statutes inapplicable to the Transactions contemplated by the Merger Agreement;

•

the Company and Parent taking steps reasonably necessary to cause any disposition of shares resulting from the Transactions contemplated by the Merger Agreement to be exempt under Section 16 of the Exchange Act;

•

the Company promptly advising Parent of, and giving Parent the opportunity to participate in the defense of, any stockholder litigation relating to the Transactions contemplated by the Merger Agreement;

•

the Company cooperating with Parent and using its reasonable best efforts to cause the Common Stock to be delisted from Nasdaq and deregistered pursuant to the Exchange Act prior to the Effective Time;

•	the Company using its reasonable best efforts to deliver director resignations to Parent, which resignations will be effective at the Effective Time;

•	the Company delivering a statement and notice to the IRS in accordance with Treasury Regulations Sections1.897-2(g) and (h) and 1.1445-2(c), dated as of the Closing Date;

•

the Company using commercially reasonable efforts to obtain and provide to Parent (at least three business days prior to Closing) a customary payoff letter executed by the administrative agent or other applicable party under the Credit Agreement; and

•

the Company and Parent acknowledging and agreeing that the Merger Agreement is not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, the right to control or direct the business of the other at any time prior to the Effective Time.

Conditions to the Closing of the Merger

The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (to the extent not prohibited by law) at the Effective Time of the following conditions:

•	receipt of the Company Stockholder Approval, which was satisfied upon delivery of the Principal Stockholders Written Consent on March 26, 2026;

•

at least 20 calendar days have elapsed since the Company mailed to the Company Stockholders the Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act);

•

the consummation of the Merger having not been restrained, enjoined or prohibited by any order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other governmental entity, and there not being in effect any law enacted, issued or promulgated by any governmental entity of competent jurisdiction that prevents the consummation of the Merger; and

•

(i) any waiting period under the HSR Act applicable to the Merger having expired or been terminated and (ii) the other approvals, waivers and waiting, notice, approval or review periods under the laws set forth in the Company Disclosure Letter having expired, been terminated, otherwise obtained or deemed to have been received, as applicable.

The obligation of the Company to effect the Merger and the other Transactions contemplated by the Merger is further subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

•

each of the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct (without giving effect to any qualifications as to materiality or material adverse effect or other similar qualifications contained in the Merger Agreement) as of the date of the Merger Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that relate to a specific date or time which need only be so true and correct as of such date or time), except where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•

Parent and Merger Sub having performed or complied in all material respects with all obligations, covenants and agreements required to be performed or complied with by them under the Merger Agreement at or prior to the Effective Time; and

•

Parent having delivered a certificate, dated as of the Closing Date, and signed by an executive officer of Parent certifying that the conditions set forth in the preceding two bullet points have been satisfied.

The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfilment or waiver at the Effective Time of the following conditions:

•

the representations and warranties of the Company relating to corporate organization, the authority to enter into the Merger Agreement, the approval of the Merger Agreement by the Board, the stockholder vote required for approval of the Merger Agreement and broker’s fees being true and correct in all material respects as of the date of the Merger Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that relate to a specific date or time which need only be so true and correct as of such date or time);

•

the representations and warranties of the Company relating to capitalization matters, as specified in the Merger Agreement, being true and correct in all respects except for any de minimis inaccuracies as of the date of the Merger Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that relate to a specific date or time which need only be so true and correct as of such date or time);

•

all other representations and warranties of the Company set forth in the Merger Agreement, other than those referenced in the two preceding bullet points above, being true and correct (without giving effect to any qualifications as to materiality or material adverse effect or other similar qualifications contained in the Merger Agreement) as of the date of the Merger Agreement and at and as of the Closing Date as though made at and as of the Closing Date (except for representations and warranties that relate to a specific date or time which need only be so true and correct as of such date or time), except in the case of this bullet point where the failure to be true and correct would not reasonably be expected to have, individually or in the aggregate with all other failures to be true and correct, a Company Material Adverse Effect;

•

the Company having performed or complied in all material respects with all obligations, covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time;

•	since the date of the Merger Agreement, no Company Material Adverse Effect having occurred;

•

the Company having delivered to Parent a certificate, dated as of the Closing Date and signed by an executive officer of the Company, certifying that the conditions set forth in the preceding five bullet points have been satisfied; and

•

the TRA Waiver and Amendment entered into by the Advent Stockholders being in full force and effect in accordance with its terms and having not been amended, repudiated, revoked or withdrawn by any of the Advent Stockholders.

Termination of the Merger Agreement

Termination

The Merger Agreement may be terminated, and the Merger and the other Transactions may be abandoned, at any time prior to the Effective Time, whether before or (subject to the following terms) after receipt of the Company Stockholder Approval (which was obtained upon delivery of the Principal Stockholders Written Consent on March 26, 2026), by action taken or authorized by the board of directors of the terminating party or parties:

•	by the mutual written consent of both the Company and Parent, by action of their respective boards of directors at any time prior to the Effective Time;

•	by either the Company or Parent, if:

•	any court of competent jurisdiction or other governmental entity of competent jurisdiction has enacted, issued or promulgated any law or order or taken any other action, in each case,

permanently restraining, enjoining or otherwise prohibiting, prior to the Effective Time, the consummation of the Merger, and such law, order or other action has become final and non-appealable; provided that, the right to terminate the Merger Agreement pursuant to this bullet point will not be available to a party (and in the case of Parent, including Merger Sub) whose action or failure to perform or comply with any provision of the Merger Agreement was a primary cause of such law or order to be enacted, issued or promulgated or the failure to remove such law or order; or

•

the Merger is not consummated on or before the Initial Outside Date of March 31, 2027; provided that such date shall be automatically extended to September 30, 2027 (the Extended Outside Date) if, as of such date, all of the conditions to Closing other than those relating to the HSR Act or other applicable antitrust laws have been obtained or waived by Parent and Merger Sub or the Company, as applicable; provided, however, that, neither the Company nor Parent shall be permitted to terminate the Merger Agreement if there has been any breach by such party (and in the case of Parent, including Merger Sub) of its representations, warranties or covenants contained in the Merger Agreement, and such breach is the primary cause of or results in the failure of the Closing to occur prior to the Initial Outside Date;

•	by Parent:

•

at any time prior to receipt of the Company Stockholder Approval (which was obtained upon delivery of the Principal Stockholders Written Consent on March 26, 2026), the Board effects a Company Board Recommendation Change; or

•

at any time prior to the Effective Time if (i) the Company has breached any of its representations, warranties or covenants in the Merger Agreement, in each case, such that certain conditions to the obligations of Parent and Merger Sub contained in the Merger Agreement are not capable of being satisfied while such breach is continuing, (ii) Parent delivered to the Company written notice of such breach, and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of those conditions to the obligations of Parent and Merger Sub prior to the applicable Outside Date or, if capable of cure, has not been cured by the earlier of the date that is 30 days following the date of delivery of such written notice to the Company or the Outside Date; provided, however, that, Parent may not terminate the Merger Agreement pursuant to this provision if Parent or Merger Sub is then in breach of any of its representations, warranties or covenants contained in the Merger Agreement, and such breach would result in the failure of certain conditions to the obligations of the Company to be satisfied.

•	by the Company:

•

at any time prior to the Effective Time if (i) Parent or Merger Sub has breached any of its representations, warranties or covenants contained in the Merger Agreement, in each case, such that certain conditions to the obligations of the Company contained in the Merger Agreement are not capable of being satisfied while such breach is continuing, (ii) the Company delivered to Parent written notice of such breach, and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions to the obligations of the Company prior to the applicable Outside Date or, if capable of cure, has not been cured by the earlier of the date that is 30 days following the date of delivery of such written notice to Parent or the Outside Date; provided, however, that, the Company may not terminate the Merger Agreement pursuant to this provision if the Company is then in breach of any of its representations, warranties or covenants contained in the Merger Agreement, and such breach would result in the failure of certain conditions to the obligations of Parent and Merger Sub to be satisfied.

Effect of Termination

In the event of a proper and valid termination of the Merger Agreement by either the Company or Parent as described above under the section entitled “ The Merger Agreement – Termination of the Merger Agreement – Termination” beginning on page 80, the Merger Agreement will become void and have no further force and effect, and there will not be any liability or obligation on the part of Parent, Merger Sub or the Company or their respective subsidiaries, officers, directors or representatives, except that:

•	no termination will affect the Company and its representatives’ right to not prepare any reports, analyses, appraisals or opinions;

•	no termination will affect the public announcements covenant between the parties;

•

certain other provisions of the Merger Agreement, including provisions with respect to the allocation of fees and expenses, including, if applicable, the termination fees described in the section entitled “The Merger Agreement – Termination Fees” beginning on page 82, will survive such termination; and

•

no termination will relieve any party from liabilities or damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs) incurred or suffered as a result of a willful and material breach (as defined below) of any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement prior to such termination, and the aggrieved party will be entitled to all remedies available at law or in equity.

For the purpose of the Merger Agreement, “willful and material breach” means a material breach by a party of the Merger Agreement that is a consequence of an act or an omission undertaken or omitted by the breaching party with the actual knowledge that the taking of such act or omission would result in such breach. Any failure by any party to consummate the Merger and the other Transactions after the applicable conditions have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions would be capable of being satisfied at such time) will constitute a willful and material breach.

Termination Fees

The Company would have been required to pay Parent the Termination Fee of $40,440,000 if the Merger Agreement would have been terminated:

•

by Parent, if (i) the Principal Stockholders Written Consent had not been delivered to Parent by the Company by 11:59 p.m., Eastern Time, on March 26, 2026 or (ii) at any time prior to the receipt of the Company Stockholder Approval (which was obtained upon delivery of the Principal Stockholders Written Consent on March 26, 2026), the Board (or a committee thereof) had effected a Company Board Recommendation Change.

The Company will be required to pay Parent the Termination Fee if the Merger Agreement is terminated:

•

(i) by Parent or the Company because the Merger is not consummated on or before the Outside Date, or by Parent pursuant to a breach of the Company of any of its representations, warranties or covenants contained in the Merger Agreement, which breach (a) would give rise to the failure of any of the conditions to obligations of Parent or Merger Sub and (b) is incapable of being cured by the Outside Date or, if capable of being cured in such time frame, the Company has not cured within 30 days after written notice has been given by Parent to the Company of such breach;

•	(ii) at any time on or after the date of the Merger Agreement and prior to such termination an Acquisition Proposal shall have been publicly announced and not withdrawn prior to such termination; and

•

(iii) within 12 months after the date of such termination, (a) the Company enters into a definitive agreement with respect to an Acquisition Proposal providing for an Acquisition Transaction (as defined in “The Merger Agreement – No Solicitation” beginning on page 70) or (b) an Acquisition Transaction is consummated; provided, however, that, for purposes of this subclause, all references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

If Parent receives payment of the Termination Fee under the circumstances described above, the receipt of the Termination Fee will be (i) the sole and exclusive remedy of Parent and Merger Sub against the Company and its subsidiaries and affiliates and any of their respective direct or indirect former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, attorneys, agents, affiliates or assignees of any of the foregoing and (ii) deemed to be liquidated damages for any and all damages or losses suffered or incurred by Parent, Merger Sub or any of their respective affiliates in connection with the Merger Agreement and the termination of the Merger Agreement (or any matter forming the basis for such termination), and none of Parent, Merger Sub or any of their respective affiliates will be entitled to bring any proceeding or otherwise be entitled to any remedy, including for specific performance, against the Company or any of its related parties, at law or in equity or otherwise, arising from or in connection with the Merger Agreement (including the termination thereof) or any of the Transactions contemplated by the Merger Agreement.

In no event will the Company be required to pay the Termination Fee described above on more than one occasion.

Expenses

Except as described above under the sections entitled “The Merger Agreement  – Termination of the Merger Agreement – Effect of Termination” and “The Merger Agreement – Termination of the Merger Agreement –  Termination Fees” respectively, each party bears its own fees and expenses incurred in connection with the Merger Agreement and the Transactions contemplated thereby.

Amendment and Waiver

Amendment

The Merger Agreement may be amended by each of the Company, Parent, and Merger Sub by action taken by or on behalf of their respective boards of directors or an applicable committee thereof at any time prior to the Effective Time; provided, however, that, after receipt of the Company Stockholder Approval (which was obtained upon delivery of the Principal Stockholders Written Consent on March 26, 2026), no amendment may be made that, by law or in accordance with the rules of any relevant stock exchange, requires further approval by Company Stockholders without such approval. Notwithstanding the foregoing, the Merger Agreement may not be amended, except by an instrument in writing signed by the parties to the Merger Agreement.

Waiver; Extension

At any time prior to the Effective Time, the Company, on one hand, and Parent and Merger Sub, on the other hand, may:

•	extend the time for the performance of any of the obligations or other acts of the other;

•	waive any breach of the representations and warranties of the other contained in the Merger Agreement or any document delivered in connection with the Merger; or

•	waive compliance by the other with any of the agreements or covenants contained in the Merger Agreement.

After receipt of the Company Stockholder Approval (which was obtained upon delivery of the Principal Stockholders Written Consent on March 26, 2026), there may not be any extension or waiver of the Merger Agreement that decreases the Merger Consideration or adversely affects the rights of the Company Stockholders under the Merger Agreement without the approval of such stockholders.

Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party or parties to be bound, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Governing Law

The Merger Agreement and all claims and causes of action arising in connection therewith are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Specific Performance

The parties agreed that if any provisions of the Merger Agreement were not performed in accordance with specific terms or were otherwise breached (including failing to take such actions as required by the parties hereunder to consummate the Transactions), irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur and, accordingly, (a) the parties shall be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity; (b) the parties waive any requirement for the securing or posting of any bond or proof of actual damages in connection with the obtaining of any specific performance or injunctive relief; and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law and the defense that any award or specific performance is not an appropriate remedy for any reason at law or in equity. The Company’s, Parent’s or Merger Sub’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of the Merger Agreement involving a willful and material breach.

TAX RECEIVABLE AGREEMENT WAIVER AND AMENDMENT

Concurrently with the execution and delivery of the Merger Agreement, the Company entered into the TRA Waiver and Amendment with the TRA Representative and the TRA Waiving Parties, including the Advent Stockholders. The TRA Waiver and Amendment (i) amends the Tax Receivable Agreement and (ii) provides for certain covenants regarding tax reporting and tax-related actions.

The TRA Waiver and Amendment provides for (i) the termination of all payments under the Tax Receivable Agreement from and after the Effective Time, (ii) the payment of certain amounts as described in the TRA Waiver and Amendment, and (iii) the termination of the Tax Receivable Agreement effective as of and contingent upon the occurrence of the Effective Time (including termination of all of the Company’s obligations thereunder and the obligation to make any of the foregoing suspended payments). The TRA Waiver and Amendment also includes agreements with respect to the preparation of tax returns and limitations on actions that may be taken by the Company after the Effective Time.

In the event the Merger Agreement is terminated in accordance with its terms, (i) the TRA Waiver and Amendment will become null and void ab initio (provided that any payments not made as a result of the TRA Waiver and Amendment would be required to be made) and (ii) the Tax Receivable Agreement will continue in full force and effect as if the TRA Waiver and Amendment had never been executed (provided that any payments not made as a result of the TRA Waiver and Amendment would be required to be made).

The foregoing description of the TRA Waiver and Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TRA Waiver and Amendment, a copy of which is attached as Annex B to this information statement and is incorporated herein by reference.

MARKET INFORMATION AND DIVIDENDS

Common Stock began trading on Nasdaq under the symbol “OLPX” on September 30, 2021. Prior to that, there was no public market for Common Stock. As of April 29, 2026, 672,042,176 shares of Common Stock were issued and outstanding, held by approximately 22 stockholders of record.

Since the date of our initial public offering, we have not paid dividends on any outstanding Common Stock. The terms of the Merger Agreement do not allow us to declare or pay a dividend between March 26, 2026 and the earlier of the consummation of the Merger or the termination of the Merger Agreement. Following the Merger there will be no further market for Common Stock.

APPRAISAL RIGHTS

The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to Section 262 of the DGCL, a copy of which is attached to this information statement as Annex D. Stockholders intending to exercise appraisal rights should carefully review Annex D in its entirety. Failure to follow precisely any of the statutory procedures set forth in Section 262 of the DGCL will result in a termination or waiver of these rights. This summary does not constitute any legal or other advice, nor does it constitute a recommendation that you exercise your rights to demand appraisal under Section 262 of the DGCL.

Appraisal Rights

If the Merger is consummated, stockholders and beneficial owners of Common Stock who have not consented to the adoption of the Merger Agreement (i.e., all holders other than the Advent Stockholders) who properly demand an appraisal of their shares of Common Stock, who continuously hold of record or beneficially own their shares of Common Stock through the Effective Time of the Merger, and who otherwise comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under the applicable provisions of Delaware law will be entitled to appraisal rights to receive, in cash, the “fair value” of their shares as determined by the Court of Chancery pursuant to Section 262 of the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by Section 262, which is reprinted in its entirety as Annex D to this information statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 will result in the loss or waiver of your appraisal rights.

The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of Common Stock unless otherwise expressly noted therein or herein, and all such references to a “beneficial owner” mean a person who is the beneficial owner of shares of Common Stock held either in voting trust or by a nominee on behalf of such person unless otherwise expressly noted therein or herein, and all references in Section 262 and in this summary to the word “person” mean any individual, corporation, partnership, unincorporated association, or other entity. To the extent that there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

STOCKHOLDERS AND BENEFICIAL OWNERS OF SHARES OF COMMON STOCK SHOULD CAREFULLY REVIEW THE FULL TEXT OF SECTION 262 AS WELL AS THE INFORMATION DISCUSSED BELOW.

Under Section 262, if the Merger is consummated, stockholders and beneficial owners of Common Stock who (i) properly and timely deliver to the Company a written demand for appraisal of their Shares, (ii) do not deliver a written consent or otherwise vote in favor of the adoption of the Merger Agreement, (iii) continuously hold of record or beneficially own, as applicable, such Shares through the Effective Time, and (iv) otherwise comply with, and do not withdraw their demands or otherwise lose their appraisal rights under the applicable provisions set forth in Section 262, will be entitled to have their shares appraised by the Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the amount determined by the Court of Chancery to be the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid on the amount determined to be “fair value.” However, assuming shares of Common Stock remain listed on a national securities exchange immediately before the Merger (which we expect to be the case), after an appraisal petition has been filed, the Court of Chancery will dismiss appraisal proceedings as to all stockholders of the Company and beneficial owners otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1%

of the outstanding shares of Common Stock or (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million (conditions (i) and (ii) are referred to in this summary as the “ownership thresholds”).

Under Section 262, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, either a constituent corporation before the Effective Time or the Surviving Corporation, within 10 days after the Effective Time, must notify each of its stockholders who are entitled to appraisal rights of the approval of the merger and that appraisal rights are available to such stockholders and include in the notice either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This information statement constitutes the Company’s notice to the Company’s stockholders that appraisal rights are available in connection with the Merger under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex D and is expressly incorporated herein by reference, the full text of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/#262. In connection with the Merger, any holder or beneficial owner of Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such person’s right to do so, should review Section 262 carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Common Stock, the Company believes that if a stockholder of the Company or beneficial owner is considering exercising appraisal rights, that person should seek the advice of legal counsel. A stockholder of the Company or beneficial owner who loses his, her, or its appraisal rights will be entitled to receive the Merger Consideration as described in the Merger Agreement upon surrender of the certificates that formerly represented such shares of Common Stock.

The Company’s stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares must fully comply with Section 262, which means doing, among other things, ALL of the following:

•	the stockholder or beneficial owner must not have delivered a written consent or otherwise cause their shares to be voted in favor of the adoption of the Merger Agreement;

•	the stockholder or beneficial owner must deliver to the Company a written demand for appraisal no later than 20 days after the mailing of this information statement, which is May 4, 2026;

•

the stockholder or beneficial owner must continuously hold or beneficially own, as applicable, the shares from the date of making the demand through the Effective Time (a stockholder or beneficial owner will lose appraisal rights if the person transfers the shares before the Effective Time); and

•	the stockholder or beneficial owner must comply with the other requirements of Section 262.

Additionally, either the Surviving Corporation or any stockholder or beneficial owner who has properly demanded appraisal must file a petition in the Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no present intention of doing so.

Assuming that the shares of Common Stock remain listed on a national securities exchange immediately before the Merger, one of the ownership thresholds must be also met.

If you fail to comply with any of these conditions and the Merger is completed, you will lose your appraisal rights and will be entitled to receive the Merger Consideration.

Making a Written Demand

Any holder or beneficial owner of Common Stock wishing to exercise appraisal rights must deliver to the Company, no later than 20 days after the mailing of this information statement, which is May 4, 2026, a written demand for the appraisal of the stockholder’s or beneficial owner’s shares. In addition, that person must not have delivered a written consent or otherwise voted in favor of the adoption of the Merger Agreement with respect to such shares. The person making the written demand must be a stockholder of record or a beneficial owner, as applicable, on the date the written demand for appraisal is made, and such person must continue to hold or beneficially own, respectively, the shares as to which such demand relates through the Effective Time.

A demand for appraisal made by the Company’s stockholders or beneficial owner should be executed by or on behalf of the holder of record or beneficial owner, as applicable, and must reasonably inform the Company of the identity of such stockholder or beneficial owner and that the stockholder or beneficial intends thereby to demand the appraisal of such holder’s shares. In addition, in the case of a demand for appraisal made by a beneficial owner of the Company, the demand must also reasonably identify the holder of record of the Shares for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s ownership of stock (such as a brokerage or securities account statement containing such information or a letter from the broker or other record holder of such shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262 (discussed further below).

Whether made by the Company’s stockholder or a beneficial owner, a written demand for appraisal must state that the person intends thereby to demand appraisal of the person’s shares in connection with the Merger. If the shares are held of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of such holder of record or beneficial owner, and if the shares are held of record or beneficially owned by more than one person, such as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all such joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two or more joint stockholders or beneficial owners, may execute a demand for appraisal on behalf of a holder of record or beneficial owner; however, the agent must identify the record holder or holders or beneficial owner or owners, respectively, and should expressly disclose that, in executing the demand, the agent is acting as agent for the record holder or holders or beneficial owner or owners, as applicable.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Olaplex Holdings, Inc.

432 Park Avenue South, Third Floor

New York, NY 10016

Attention: John C. Duffy, General Counsel and Secretary

Any holder or beneficial owner of Common Stock who has delivered a written demand to the Company and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal in respect of some or all of such person’s shares and accept the Merger Consideration with respect to the shares subject to the withdrawal by delivering to the Company a written withdrawal of the demand for appraisal within 60 days after the Effective Time. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Court of Chancery will be dismissed as to any person without the approval of such court, and such approval may be conditioned upon such terms as the Court of Chancery deems just; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal in respect of some or all of such person’s shares and accept the Merger Consideration with respect to the shares subject to the withdrawal within 60 days after the Effective Time.

Notice by the Surviving Corporation

If the Merger is consummated, within ten days after the Effective Time, the Surviving Corporation will notify each stockholder of the Company who has properly made a written demand for appraisal pursuant to Section 262 and who has not delivered a written consent or otherwise voted in favor of the adoption of the Merger Agreement, and any beneficial owner who has demanded appraisal in such person’s name pursuant to Section 262, that the Merger has become effective.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, the Surviving Corporation or any stockholder of the Company or beneficial owner who has demanded appraisal of such person’s shares and otherwise complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the value of the stock of all such stockholders seeking appraisal. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The Surviving Corporation is under no obligation, and has no present intention, to file such a petition, and the Company’s stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of shares of Common Stock. Accordingly, the Company’s stockholder or beneficial owner who desires to have their shares appraised by the Court of Chancery should assume that they will be responsible for filing a petition for appraisal with the Court of Chancery within the time and in the manner prescribed in Section 262.

Within 120 days after the Effective Time, any person who has complied with the requirements of Section 262 for the exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not consented to or otherwise voted in favor of the adoption of the Merger and with respect to which the Company received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares of such Common Stock (provided that, in the case of a demand made by a beneficial owner in such person’s name, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the Surviving Corporation, service of a copy thereof must be made upon the Surviving Corporation, which will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to in this summary as the “verified list”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Court of Chancery may order the Register in Chancery to give notice of the time and place fixed for the hearing on the petition by registered or certified mail to the Surviving Corporation and all persons shown on the verified list at the addresses stated therein. The costs of these notices are borne by the Surviving Corporation. The Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the persons who demanded appraisal of their shares to submit their stock certificates (if any) to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to such person.

Assuming that the shares of Common Stock remain listed on a national securities exchange immediately before the Merger, the Court of Chancery will dismiss appraisal proceedings as to all the Company’s stockholders and beneficial owners who are otherwise entitled to appraisal rights if neither of the ownership thresholds is met. If a petition for appraisal is not timely filed, then all the Company’s stockholders’ and beneficial owners’ right to an appraisal will cease.

Determination of Fair Value

After determining the persons entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court of Chancery will determine the “fair value” of the shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will compound quarterly and accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date the judgment is paid. However, at any time before the Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the sum of (i) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Court of Chancery, and (ii) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

In determining “fair value,” the Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining “fair value” in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of “fair value,” the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has indicated that transaction price is one of the relevant factors the Court of Chancery may consider in determining “fair value” and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that “fair value” is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

The Company’s stockholders and beneficial owners considering seeking appraisal should be aware that the “fair value” of their shares as so determined by the Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, “fair value” under Section 262. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of “fair value” as determined by the Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. The Company does not anticipate offering more than the Merger consideration to any person exercising appraisal rights. The Company reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Common Stock is less than the Merger Consideration.

Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the shares is determined, the Court of Chancery will direct the payment of such value, with interest thereon, if any, to the persons entitled thereto and upon such terms and conditions as the Court of Chancery may order. The Court of Chancery’s decree may be enforced as other decrees in the Court of Chancery may be enforced. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith, the Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed by the Court of Chancery pursuant to Section 262(k). In the absence of such determination or assessment, each party bears its own expenses.

From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares will be entitled to vote such shares of Common Stock for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Common Stock, if any, payable to the Company’s stockholders of record as of a time prior to the Effective Time.

If a Company stockholder or beneficial owner who demands appraisal of his, her or its shares of Common Stock under Section 262 fails to perfect, or otherwise loses, such person’s right to appraisal, such person’s shares of Common Stock will be deemed to have been converted at the Effective Time into the Merger Consideration without interest, less applicable withholding taxes. A person will fail to perfect, or effectively lose, his, her or its right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or, assuming that the shares of Common Stock remain listed on a national securities exchange immediately before the Merger, if neither of the ownership thresholds is met.

Failure to comply with all of the procedures set forth in Section 262 may result in the loss of statutory appraisal rights. Consequently, any stockholder of the Company or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

The foregoing summary of the rights of the Company’s stockholders and beneficial owners to seek appraisal rights under the DGCL does not purport to be a complete statement of the procedures to be followed by such persons to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262, a copy of which is included as Annex D to this information statement. The proper exercise of appraisal rights requires adherence to the applicable provisions of the DGCL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our Common Stock as of April 29, 2026 by:

•	each individual or entity known by us to beneficially own more than 5% of our outstanding Common Stock;

•	each of our named executive officers and directors; and

•	all of our directors and executive officers as a group.

The percentage of ownership information shown in the table below is based on 672,042,176 shares of Common Stock outstanding as of April 29, 2026.

Beneficial ownership has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 29, 2026 through the exercise of any option, warrant or other right. For purposes of calculating each person’s or group’s percentage ownership, shares of Common Stock issuable pursuant to options exercisable within 60 days after April 29, 2026 are included as outstanding and beneficially owned for that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares shown as beneficially owned. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted. For stockholders who beneficially own more than 5% of our outstanding shares of Common Stock, the shares owned are as of the dates provided in the most recent filings made by such stockholder with the SEC.

Name	Number of Shares	Percentage
Beneficial holders of 5% or more of our outstanding Common Stock:
Advent Funds (1)	499,468,771	74.3%
Mousse Partners (2)	38,136,163	5.7%
Directors and named executive officers:
Amanda Baldwin (3)	3,337,535	*
Catherine Dunleavy	321,556	*
John Duffy (4)	316,961	*
Trisha Fox (5)	278,451	*
John P. Bilbrey (6)	664,321	*
Christine Dagousset (7)	650,439	*
Pamela Edwards	0	*
Deirdre Findlay (8)	644,649	*
Jerome Griffith	0	*
Tricia Glynn (9)	138,399	*
Martha Morfitt (10)	677,649	*
David Mussafer (11)	138,399	*
Emily White (12)	23,762,580	3.5%
Michael White (13)	138,399	*
All directors and executive officers as a group (14 persons) (14)	31,069,338	4.6%

*	Indicates less than 1%
(1)

Based on a Schedule 13G filed with the SEC on February 14, 2024 by the Advent Funds (as defined below). Consists of (i) 178,649,759 shares held by Advent International GPE IX Limited Partnership, 36,196,850 shares held by Advent International GPE IX-B Limited Partnership, 14,695,785 shares held by Advent International GPE IX-C Limited Partnership, 15,716,152 shares held by Advent International GPE IX-F Limited Partnership, 50,735,073 shares held by Advent International GPE IX-G Limited Partnership, 58,304,526 shares held by Advent International GPE IX-H Limited Partnership, and 32,399,939 shares held by Advent International GPE IX-I Limited Partnership (collectively, the “Advent IX Cayman Funds”), (ii) 53,588,842 shares held by Advent International GPE IX-A SCSp, 11,181,639 shares held by Advent International GPE IX-D SCSp, 23,162,376 shares held by Advent International GPE IX-E SCSp, and 1,232,119 shares held by Advent International GPE IX Strategic Investors SCSp (collectively, the “Advent IX Luxembourg Funds”), and (iii) 943,950 shares held by Advent Partners GPE IX Limited Partnership, 1,369,396 shares held by Advent Partners GPE IX-A Limited Partnership, 5,510,717 shares held by Advent Partners GPE IX Cayman Limited Partnership, 571,802 shares held by Advent Partners GPE IX-A Cayman Limited Partnership, and 15,209,846 shares held by Advent Partners GPE IX-B Cayman Limited Partnership (collectively, the “Advent IX Partners Funds” and, together with the Advent IX Cayman Funds and the Advent IX Luxembourg Funds, collectively, the “Advent Funds”). GPE IX GP Limited Partnership is the general partner of the Advent IX Cayman Funds, GPE IX GP S.à r.l. is the general partner of the Advent IX Luxembourg Funds, and AP GPE IX GP Limited Partnership is the general partner of the Advent IX Partners Funds. Advent International GPE IX, LLC is the general partner of GPE IX GP Limited Partnership and AP GPE IX GP Limited Partnership, and is the manager of GPE IX GP S.à r.l. Advent International, L.P. is the manager of Advent International GPE IX, LLC, and Advent International GP, LLC is the general partner of Advent International, L.P. Each of Advent International, L.P. and Advent International GP, LLC may be deemed to have voting and dispositive power over the shares held by the Advent Funds. Investment decisions on behalf of the Advent Funds are made by a number of individuals, including David M. Mussafer, one of our directors. The address of each of the entities and individuals named in this footnote is c/o Advent International, L.P., Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199-8069.

(2)

Based on a Schedule 13G filed with the SEC on February 14, 2022 by Mousserena, L.P. and Charles Heilbronn. Consists of 38,136,163 shares held by Mousserena, L.P. over which Mousserena, L.P. and Charles Heilbronn have shared voting and dispositive power. The address of Mousserena, L.P. is Ugland House, 135 South Church Street, George Town, Grand Cayman KY1-1104 Cayman Islands. The address of Mr. Heilbronn is c/o Mousse Partners Limited, LLC, 9 West 57th St, New York, NY 10019.

(3)	Consists of (i) 1,218,891 shares of Common Stock and (ii) 2,118,644 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 29, 2026.
(4)	Consists of (i) 168,211 shares of Common Stock and (ii) 148,750 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 29, 2026.
(5)	Consists of (i) 223,304 shares of Common Stock and (ii) 55,147 restricted stock units vesting within 60 days of April 29, 2026.
(6)	Consists of (i) 345,903 shares of Common Stock held by Mr. Bilbrey and (ii) 318,418 shares of Common Stock held by the Amended and Restated John P. Bilbrey Revocable Declaration of Trust.
(7)	Consists of (i) 144,189 shares of Common Stock and (ii) 506,250 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 29, 2026.
(8)	Consists of (i) 138,399 shares of Common Stock and (ii) 506,250 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 29, 2026.
(9)

Consists of 138,399 shares of Common Stock. Ms. Glynn is an employee of Advent International, L.P. but does not have beneficial ownership of any of the shares held by the Advent Funds. The address for Ms. Glynn is c/o Advent International, L.P., Prudential Tower, 800 Boylston Street, Suite 3300, Boston, MA 02199.

(10)

Consists of (i) 292,539 shares of Common Stock held directly by Ms. Morfitt, (ii) 9,000 shares of Common Stock held by Patrick Weber, and (iii) 376,110 shares of Common Stock underlying outstanding stock options exercisable within 60 days of April 29, 2026. Ms. Morfitt is the spouse of Mr. Weber and as a result also may be deemed to have beneficial ownership of the shares held directly by Mr. Weber. Ms. Morfitt disclaims beneficial ownership of the shares held by Mr. Weber.
(11)

Consists of 138,399 shares of Common Stock. Mr. Mussafer is an employee of Advent International, L.P. but does not have beneficial ownership of any of the shares held by the Advent Funds. The address for Mr. Mussafer is c/o Advent International, L.P., Prudential Tower, 800 Boylston Street, Suite 3300, Boston, MA 02199.

(12)

Consists of (i) 23,476,117 shares of Common Stock held by Anthos Capital IV, (ii) 148,064 shares of Common Stock held by Anthos Tribe, and (iii) 138,399 shares of Common Stock held by Anthos Management. Anthos Associates IV is the general partner of Anthos Capital IV and Anthos Associates GP IV is the general partner of Anthos Associates IV. Anthos Tribe GP is the general partner of Anthos Tribe. Paul Farr and Bryan Kelly are the sole managers of Anthos Associates GP IV and Anthos Tribe GP. Anthos Management is an affiliate of Anthos Capital IV and Anthos Tribe and is managed by Paul Farr and Bryan Kelly. Ms. White is the spouse of Mr. Kelly and as a result also may be deemed to have beneficial ownership of the shares held directly by Anthos Capital IV, Anthos Tribe and Anthos Management. Ms. White disclaims beneficial ownership of the shares held by Anthos Capital IV, Anthos Tribe and Anthos Management, except to the extent of her pecuniary interest, if any, therein.

(13)

Consists of 138,399 shares of Common Stock. Mr. White is an employee of Advent International, L.P. but does not have beneficial ownership of any of the shares held by the Advent Funds. The address for Mr. White is c/o Advent International, L.P., Prudential Tower, 800 Boylston Street, Suite 3300, Boston, MA 02199.

(14)

Consists of (i) 27,358,187 shares of Common Stock held by our executive officers and directors as a group, (ii) 3,656,004 shares of Common Stock underlying outstanding stock options exercisable by our executive officers and directors as a group within 60 days of April 29, 2026, and (iii) 55,147 restricted stock units held by our executive officers and directors as a group vesting within 60 days of April 29, 2026.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. These reports contain additional information about the Company. The Company’s SEC filings are made electronically available to the public at the SEC’s website located at https://www.sec.gov/edgar/search-and- access. Company Stockholders can also obtain free copies of our SEC filings through the “Investors” section of the Company’s website at https://ir.olaplex.com/sec-filings. Our website address is being provided as an inactive textual reference only. The information provided on, or accessible through, our website, other than the copies of the documents listed or referenced below that have been or will be filed with the SEC, is not part of this information statement, and therefore is not incorporated herein by reference.

The SEC allows the Company to “incorporate by reference” information it files with the SEC in other documents into this information statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement. This information statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this information statement.

The Company incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this information statement and before the Effective Time. The Company also incorporates by reference in this information statement the following documents filed by it with the SEC under the Exchange Act.

Company Filings	Period
Annual Report on Form 10-K	Fiscal Year ended December 31, 2025, as filed on March 5, 2026, and as amended by Amendment No. 1 to Form 10-K/A as filed on April 30, 2026

Current Report on Form 8-K	As filed March 26, 2026

The Company undertakes to provide without charge to each person to whom a copy of this information statement has been delivered, upon written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this information statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this information statement incorporates. You may request a copy of these filings by telephone at 310-691-0776 or by writing to us at:

Investor Relations

Olaplex Holdings, Inc.

432 Park Avenue South

Third Floor

New York, NY 10016

Email: investors@olaplex.com.

Parent and Merger Sub have supplied, and the Company has not independently verified, the information in this information statement relating to Parent or Merger Sub.

Company Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this information statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this information statement. This information statement is dated May 4, 2026. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary.

HOUSEHOLDING

Only one copy of the information statement is being sent to stockholders who share the same last name and address, unless the Company directly received contrary instructions from one or more such stockholders. This practice, known as “householding,” is intended to eliminate duplicate mailings, conserve natural resources and reduce printing and mailing costs.

If you received a householded mailing of the information statement and would like to receive a separate copy of the information statement, the Company will deliver a copy promptly upon your oral or written request made to the Company in one of the following ways:

•	email the Company’s Investor Relations department at investors@olaplex.com;

•	send your request by mail to Olaplex Holdings, Inc., Investor Relations, 432 Park Avenue South, Third Floor, New York, NY 10016; or

•	call the Company’s Investor Relations department at (310) 691-0776.

To opt out of householding for future distributions of applicable materials, you may notify the Company using the contacts for our Investor Relations department provided above.

If you received multiple copies of the information statement and prefer to receive a single copy in the future, you may notify the Company of your preference using the contacts for Investor Relations provided above.

Householding by banks, brokerage firms or other nominees is limited to accounts within the same brokerage firm or other nominee. For example, if you and your spouse share the same last name and address, and you and your spouse each have two accounts containing the Company stock at two different brokerage firms, your household will receive two copies of the information statement, one from each brokerage firm. If you are a beneficial owner, you may request information about householding from your bank, brokerage firm or other nominee.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

OLAPLEX HOLDINGS, INC.,

HENKEL US OPERATIONS CORPORATION

and

MARGOT ACQUISITION MERGER SUB, INC.

Dated as of March 26, 2026

A-ii

ARTICLE 5 COVENANTS		A-31

5.1	Conduct of Business by the Company Pending the Closing	A-31
5.2	Access to Information; Confidentiality	A-34
5.3	Treatment of Acquisition Proposals	A-35
5.4	Written Consent; Preparation of Information Statement	A-38
5.5	Appropriate Action; Consents; Filings	A-39
5.6	Certain Notices	A-41
5.7	Public Announcements	A-41
5.8	Employee Benefit Matters	A-41
5.9	Indemnification	A-42
5.10	Takeover Statutes	A-44
5.11	Section 16 Matters	A-44
5.12	Stockholder Litigation	A-44
5.13	Stock Exchange Delisting	A-44
5.14	Director Resignations	A-45
5.15	FIRPTA Certificate	A-45
5.16	Payoff Letters	A-45
5.17	No Control of Other Party’s Business	A-45

ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE MERGER		A-45

6.1	Conditions to Obligations of Each Party	A-45
6.2	Conditions to Obligations of the Company	A-46
6.3	Conditions to Obligations of Parent and Merger Sub	A-46

ARTICLE 7 TERMINATION, AMENDMENT AND WAIVER		A-47

7.1	Termination	A-47
7.2	Effect of Termination	A-48
7.3	Company Termination Fee	A-48
7.4	Amendment	A-49
7.5	Waiver	A-49

ARTICLE 8 GENERAL PROVISIONS		A-49

8.1	Non-Survival of Representations and Warranties	A-49
8.2	Fees and Expenses	A-50
8.3	Notices	A-50
8.4	Certain Definitions	A-50
8.5	Terms Defined Elsewhere	A-58
8.6	Headings	A-59
8.7	Severability	A-59
8.8	Entire Agreement	A-59
8.9	Assignment	A-59
8.10	No Third-Party Beneficiaries	A-60
8.11	Mutual Drafting; Interpretation	A-60
8.12	Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury	A-61
8.13	Counterparts	A-61
8.14	Specific Performance	A-62

Exhibit A	Form of Written Consent
Exhibit B	Form of Certificate of Incorporation of Surviving Corporation
Exhibit C	Form of Bylaws of Surviving Corporation

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of March 26, 2026 (this “Agreement”), is made by and among OLAPLEX HOLDINGS, INC., a Delaware corporation (the “Company”), HENKEL US OPERATIONS CORPORATION, a Delaware corporation (“Parent”) and MARGOT ACQUISITION MERGER SUB, INC., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

RECITALS

A. The Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly owned Subsidiary of Parent (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), pursuant to which, except as otherwise provided in Article 2, each share (a “Share” and collectively, the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) shall be converted into the right to receive the Merger Consideration.

B. The Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the Merger and the other transactions contemplated hereby (collectively, the “Transactions”) are advisable, fair to and in the best interests of the Company and its stockholders (the “Company Stockholders”), (ii) approved, adopted and declared advisable the entrance into and execution and delivery of this Agreement and the Transactions, (iii) directed that this Agreement be submitted to the Company Stockholders for its adoption and (iv) recommended that the Company Stockholders adopt this Agreement.

C. As a condition and material inducement to Parent to enter into this Agreement, the Company has agreed to use reasonable best efforts to obtain the Written Consent from certain stockholders of the Company, including the Principal Stockholders, pursuant to which, among other things, such holders will approve and adopt this Agreement in accordance with the DGCL as more particularly set forth herein.

D. The Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the Transactions.

E. The Board of Directors of Parent has, upon the terms and subject to the conditions set forth herein, approved this Agreement and the Transactions, including the Merger, and Parent, as the sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following execution of this Agreement, adopting this Agreement.

F. Concurrently with the execution and delivery of this Agreement, the Company and certain parties to the Tax Receivable Agreement are entering into an amendment to such agreement, including a waiver of certain rights thereunder (the “TRA Waiver and Amendment” ).

G. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and a wholly owned Subsidiary of Parent. The Merger shall be effected pursuant to the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(b) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Surviving Corporation shall be amended so as to read in its entirety in the form set forth as Exhibit B hereto, and as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9). In addition, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in its entirety in the form set forth as Exhibit C hereto, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9).

(c) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall be appointed as the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time, from and after the Effective Time, shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(d) If, at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

1.2 Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) will take place at 8:00 a.m., New York City time, on the third (3rd) Business Day after satisfaction or waiver of all of the applicable conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), via electronic exchange of documents and signature pages unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to as the “Closing Date.” On the Closing Date, or on such other date as Parent and the Company may mutually agree, the parties shall cause a certificate of merger in customary form and substance (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL to consummate the Merger. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time at which the Merger becomes effective hereinafter referred to as the “Effective Time”).

ARTICLE 2

CONVERSION OF SECURITIES IN THE MERGER

2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled or converted pursuant to Section 2.1(b) and other than Dissenting Shares, shall be converted automatically into the right to receive $2.06 per Share (the “Merger Consideration”), payable net to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.

(b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held by the Company as treasury stock or held directly by Parent or Merger Sub, or any direct or indirect wholly owned Subsidiaries of the Company, Parent or Merger Sub, in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(c) Merger Sub Equity Interests. Each outstanding share of capital stock of Merger Sub, par value $0.001 per share, held immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $0.001 per share, of the Surviving Corporation.

2.2 Payment for Securities; Surrender of Certificates.

(a) Paying Agent. At or prior to the Effective Time, Parent shall (i) designate a nationally recognized bank or trust company to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger in accordance with this Article 2 (the “Paying Agent”) and (ii) enter into a paying agent agreement, in form and substance reasonably agreeable to the Company, with such Paying Agent. Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent a cash amount equal to the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to Section 2.1; provided, that, no such deposit shall be required to be made with respect to any Dissenting Shares. In the event such deposited funds are insufficient or unavailable to promptly make the payments contemplated pursuant to Section 2.1, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Shares in accordance with this Article 2; provided, however, that, any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available) or money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

(b) Procedures for Surrender.

(i) Certificates. As soon as practicable after the Effective Time, and in no event later than three (3) Business Days after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares represented by certificates (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration, at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration, which instructions shall be in the form and have only such other provisions as Parent, the Company and the Paying Agent shall reasonably agree. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the holder of such Certificates shall be entitled to receive the Merger Consideration pursuant to Section 2.1(a) formerly represented by such Certificates (after giving effect to any required Tax withholdings as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Certificates representing Dissenting Shares, which shall be deemed to represent only the right to receive payment of the fair value of such Shares in accordance with and to the extent provided by Section 262 of the DGCL.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares” ) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a) shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Shares of such holder shall be cancelled. As soon as practicable after the Effective Time (and in no event later than three (3) Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall be in such form as Parent, the Company and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration, which instructions shall be in the form and have such other provisions as Parent, the Company and the Paying Agent shall reasonably agree. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares so surrendered shall be entitled to receive in exchange therefor the Merger Consideration pursuant to Section 2.1(a) (after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Shares so surrendered shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Book-Entry Shares representing Dissenting Shares, which shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and to the extent provided by Section 262 of the DGCL.

(c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers of Shares on the records of the Company, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except the right to receive, pursuant to Section 2.1(a), upon surrender of such Certificates or transfer of such Book-Entry Shares in accordance with this Section 2.2, the Merger Consideration. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate or Book-Entry Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d) Termination of Fund; Abandoned Property; No Liability. Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first (1st) anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not surrendered its Certificates or transferred its Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall thereafter look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any portion of the Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2(a) to pay for Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation upon demand and shall be paid by the Surviving Corporation as may be required by applicable Law.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). Parent or the Paying Agent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of this Section 2.3), Shares issued and outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand, and has properly demanded, appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL with respect to such Dissenting Shares. If any such holder fails to perfect or otherwise waives, withdraws or loses such holder’s right to appraisal under Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration pursuant to Section 2.1(a) without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, upon surrender of the Certificates or Book-Entry Shares that formerly evidenced such Shares in the manner provided in Section 2.2. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, any withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and direct all negotiations and Proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or compromise (or offer to settle or compromise), any such demand for appraisal of Shares or agree to do any of the foregoing.

2.4 Treatment of Company Equity Awards.

(a) Treatment of Company Options. At the Effective Time, each option to purchase Shares granted under the Company Equity Plans (each a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) shall, by virtue of the Merger, automatically and without any required action on the part of the holder thereof, the Company or Parent be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the aggregate number of Shares underlying such Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per Share exercise price of such Company Option; provided, however, that any Company Option that has a per Share exercise price that is equal to or greater than the Merger Consideration shall be cancelled for no consideration.

(b) Treatment of Company Restricted Stock Unit Awards. At the Effective Time, each award of restricted stock units covering Shares granted under the Company Equity Plans (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time (whether vested or unvested) shall, by virtue of the Merger, automatically and without any required action on the part of the holder thereof, the Company or Parent be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the aggregate number of Shares underlying such Company RSU Award multiplied by (y) the Merger Consideration.

(c) Payment by Surviving Corporation. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company Options and Company RSU Awards the amounts described in Sections 2.4(a), and 2.4(b), less Taxes required to be withheld with respect to such payments, through the payroll system of Parent, the Surviving Corporation or applicable affiliate, not later than the first (1st) payroll date to occur at least five (5) Business Days following the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any payment in respect of any Company RSU Award constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, any payment contemplated hereby with respect to such award shall be made on the applicable settlement date for such award in accordance with the applicable award’s terms to the extent required in order to comply with Section 409A of the Code.

(d) Termination of Company Equity Plans. As of the Effective Time, the Company’s 2021 Equity Incentive Plan, the Company’s Amended & Restated 2020 Omnibus Equity Incentive Plan and any other effective equity or equity-based incentive plan sponsored by the Company or any of its affiliates (collectively, the “Company Equity Plans”) shall be terminated and no further Shares, Company Options, Company RSU Awards, other Equity Interests in the Company or other rights with respect to Shares shall be granted thereunder. Following the Effective Time, no such Company Option Company RSU Award, Equity Interest or other right or any other participant in any of the Company Equity Plans that was outstanding immediately prior to the Effective Time shall remain outstanding, and each former holder (or beneficiary thereof) of any such Company Option Company RSU Award, Equity Interest or other right shall cease to have any rights with respect thereto, including the right to acquire any Equity Interests of the Company or to receive any payment or benefit with respect to any award previously granted under the any of the Company Equity Plans, except the right to receive the consideration set forth in this Section 2.4.

(e) Board Actions. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall take all such actions as are reasonably necessary to (i) approve and effectuate the foregoing provisions of this Section 2.4 and (ii) subject to the consummation of the Merger, terminate each Company Equity Plan, effective as of the Effective Time.

2.5 Withholding Rights. The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, and their affiliates, agents and assigns, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Law. All amounts deducted and withheld under this Section 2.5 shall be (i) paid to the appropriate Governmental Entity in accordance with applicable Law and (ii) to the extent paid to the appropriate Governmental Entity, treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

2.6 Adjustments. In the event that, between the date of this Agreement and the Effective Time, any change in the number of outstanding Shares shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration (including any amount payable with respect to a Company Option or Company RSU Award) shall be equitably adjusted, without duplication, to reflect such event and to provide to holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, that, nothing in this Section 2.6 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to this Agreement (including Section 5.1).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub (the “Company Disclosure Letter”) concurrently with the execution of this Agreement (with specific reference to the representations and warranties in this Article 3 to which the information in such schedule relates; provided, that, disclosure in the Company Disclosure Letter as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on the face of such disclosure that such disclosure relates to such other sections) and (b) as otherwise disclosed or identified in the Company SEC Documents filed prior to the date hereof (other than disclosures contained in the “Forward Looking Statements” and “Risk Factors” sections of the Company SEC Documents or any other disclosures in the Company SEC Documents that are primarily predictive or forward-looking in nature); provided, that, disclosure in such Company SEC Documents shall not be deemed to modify or qualify the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4 or 3.20, the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Corporate Organization. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization (in the case of good standing, to the extent such jurisdiction recognizes such concept) and has the requisite corporate or organizational, as the case may be, power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Restated Certificate of Incorporation (the “Company Charter”) and Amended and Restated Bylaws (the “Company Bylaws”) of the Company, as most recently filed with the Company SEC Documents, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. The Company is not in violation in any material respect of any of the provisions of the Company Charter or the Company Bylaws. True, complete and correct copies of the organizational documents in effect as of the date hereof of each Subsidiary of the Company have been made available to Parent prior to the date hereof.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 2,000,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”). As of March 23, 2026, (the “Capitalization Date”) (i) 671,711,593 shares of Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) no shares of Common Stock were held in the treasury of the Company or by its Subsidiaries, (iii) 9,192,876 shares of Common Stock are subject to outstanding Company Options, 28,189,918 shares of Common Stock are subject to outstanding Company RSU Awards, and (iv) no shares of Company Preferred Stock were issued and outstanding. Except for Company Options and Company RSU Awards convertible into not more than an aggregate of 37,382,794 Shares under the Company Equity Plans, there are no options, stock appreciation rights, restricted stock units, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Since the Capitalization Date and prior to the date of this Agreement, except for the issuance of Shares under the Company Equity Plans in accordance with their terms, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests, other than those shares of capital stock reserved for issuance described in this Section 3.2(a).

(b) Section 3.2(b) of the Company Disclosure Letter sets forth a true and complete list, as of the Capitalization Date, of each outstanding Company Option and Company RSU Award, the holder thereof and, with respect to each such Company Option and Company RSU Award, the date of grant, the number of shares of Common Stock subject thereto as of the Capitalization Date, the exercise price (if applicable), the expiration date (if applicable) and the vesting terms. Each Company Option and Company RSU Award, in each case, outstanding (and unexercised, if applicable) as of the Capitalization Date was granted under a Company Equity Plan. Other than as set forth in Section 3.2(b) of the Company Disclosure Letter, as of the Capitalization Date, there are no promised, issued, reserved for issuance, outstanding or authorized stock options, stock appreciation rights, restricted stock, restricted stock units, phantom equity or similar equity or equity-based awards with respect to the Company or any of its Subsidiaries. All Shares subject to issuance under the Company Equity Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive right with respect to any Shares or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company Stockholders on any matter.

(c) Section 3.2(c) of the Company Disclosure Letter sets forth a true and complete list of all of the Subsidiaries of the Company and the authorized, issued and outstanding Equity Interests of each such Subsidiary. None of the Company or any of its Subsidiaries holds an Equity Interest in any other Person. Each outstanding share of capital stock of, or other Equity Interest in, each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly owned Subsidiaries free and clear of all Liens, other than Permitted Liens. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company is bound relating to the issued or unissued capital stock or other Equity Interests of each such Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Subsidiary of the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, each such Subsidiary. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other Person, other than guarantees by the Company of any indebtedness or other obligations of any wholly owned Subsidiary of the Company.

3.3 Authority; Execution and Delivery; Enforceability.

(a) The Company has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and, subject to the receipt of the Company Stockholder Approval, to consummate the Transactions, including the Merger. The execution and delivery by the Company of this Agreement, the performance and compliance by the Company with each of its obligations herein, and the consummation by it of the Transactions, including the Merger, have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions, including the Merger. The Company has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.

(b) The Company Board, at a meeting duly called and held, unanimously adopted resolutions (i) determining that this Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company Stockholders, (ii) approving, adopting and declaring advisable this Agreement and the Transactions, including the Merger, (iii) directing that this Agreement be submitted to the Company Stockholders for adoption and (iv) recommending that the Company Stockholders adopt this Agreement (the “Company Board Recommendation”).

(c) Subject to the accuracy of Section 4.7, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Article IX of the Company Charter are not applicable to this Agreement and the Transactions, including the Merger or the other Transactions. To the Knowledge of the Company, no other takeover, anti-takeover, business combination, control share acquisition or similar Law applies to the Merger or the other Transactions. There is no stockholder rights plan, “poison pill” or similar device in effect with respect to the Company or any of its Subsidiaries. The only vote of holders of any class or series of Shares or other Equity Interests of the Company necessary to adopt this Agreement is the adoption of this Agreement by the holders of a majority of the voting power represented by the Shares that are outstanding and entitled to vote thereon voting together as a single class (the “Company Stockholder Approval”). No other vote of the holders of Shares or any other Equity Interests of the Company is necessary to consummate the Transactions.

(d) Subject to the terms and conditions of this Agreement, the delivery by the Principal Stockholders of the written consent substantially in the form attached hereto as Exhibit A (the “Principal Stockholders Written Consent”) to approve and adopt this Agreement and the Merger in accordance with Section 228 and Section 251(c) of the DGCL will satisfy the Company Stockholder Approval.

3.4 No Conflicts.

(a) The execution and delivery of this Agreement does not and will not, and the performance of this Agreement and the consummation of the Transactions, including the Merger, by the Company will not, (i) assuming the Company Stockholder Approval is obtained, conflict with or violate any provision of the Company Charter or the Company Bylaws or any equivalent organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) require any consent or approval under, result in any breach or violation of or any loss of any benefit under, constitute a change of control or default (or an event which, with notice or lapse of time, or both, would become a default) under or give to others any right of termination, vesting, amendment, acceleration, first offer, first refusal or cancellation of, or result in the creation of a Lien (other than Permitted Liens) on any property or asset of the Company or any of its Subsidiaries pursuant to, any Company Material Contract or Permit to which the Company or any of its Subsidiaries is party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not and will not, and the consummation by the Company of the Transactions, including the Merger, and compliance by the Company with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act, including the filing and mailing of the Information Statement with the SEC and any amendments or supplements thereto, and the rules and regulations of Nasdaq, (ii) under the HSR Act and the applicable requirements of the Competition Laws set forth on Section 3.4(b) of the Company Disclosure Letter, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.5 SEC Documents; Financial Statements; Undisclosed Liabilities.

(a) The Company has filed or furnished all material reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since January 1, 2023 (the “Company SEC Documents”). None of the Subsidiaries of the Company is required to make any filings with the SEC.

(b) As of its respective filing date (or, if amended, restated or superseded prior to the date of this Agreement, as of the date of the last such filing) each Company SEC Document complied as to form in all material respects with the requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act” ), the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and the listing and corporate governance rules and regulations of Nasdaq and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since January 1, 2023, neither the Company nor any of its Subsidiaries has received from the SEC or any other Governmental Entity any written comments or questions with respect to any of the Company SEC Documents (including the financial statements included therein) that are not resolved, or has received any written notice from the SEC or other Governmental Entity that such Company SEC Documents (including the financial statements included therein) are being reviewed or investigated, and, to the Knowledge of the Company, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Entity of any Company SEC Documents (including the financial statements included therein).

(c) The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any notes or schedules thereto) (the “Company SEC Financial Statements”) fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, and were prepared in accordance with GAAP as applied by the Company (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments and the absence of notes.

(d) The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all applicable Company SEC Documents. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, which such controls and procedures are designed to provide reasonable assurance that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Since January 1, 2023, none of the Company, its Subsidiaries or, to the Knowledge of the Company, the Company’s independent registered accountants has identified (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting utilized by the Company, (ii) any fraud, whether or not material, that involves the management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s preparation of financial statements or internal control over financial reporting or (iii) any claim or allegation regarding any of the foregoing which was presented to the Company Board.

(e) The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) required by GAAP to be reflected or reserved on a consolidated balance sheet of the Company (or the notes thereto) except (i) as disclosed, reflected or reserved against in the most recent audited balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the most recent balance sheet included in the Company SEC Financial Statements, (iii) for liabilities and obligations arising out of or in connection with this Agreement, the Merger or the Transactions; (iv) for liabilities and obligations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; and (v) for performance obligations on the part of the Company or its Subsidiary pursuant to the terms of a Company Material Contract (other than liabilities or obligations due to breaches thereunder).

3.6 Absence of Certain Changes or Events. Since December 31, 2024 through the date of this Agreement, except with respect to the negotiation, execution and delivery of this Agreement and negotiations with other entities regarding potential agreements or transactions similar to this Agreement or the Transactions, (a) the Company and its Subsidiaries have conducted their businesses in the ordinary course of business, and (b) there has not been any change, event, development, condition or occurrence that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. Since December 31, 2024 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a material breach of, or required Parent’s consent pursuant to, clauses (a), (b)(i), (d), (h), (i) or (v) of Section 5.1 had the covenants therein applied since such date.

3.7 Information Supplied. The information relating to the Company and its Subsidiaries to the extent supplied by or on behalf of the Company to be contained in, or incorporated by reference in the Information Statement will not, at the date the Information Statement or any amendment or supplement thereto is mailed to the Company Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not false or misleading. The Information Statement will comply as to form in all material respects with the requirements of the DGCL and the Exchange Act (and the rules and regulations promulgated thereunder). Notwithstanding the foregoing provisions of this Section 3.7, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the Information Statement based on information supplied by or on behalf of Parent for inclusion or incorporation by reference therein.

3.8 Legal Proceedings. As of the date of this Agreement, there are no, and since January 1, 2023 there have been no, Proceedings pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets, properties, products or services or any of the officers or directors of the Company or any other Person whose liability or obligation the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law, except, in each case, for those that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. None of the Company nor any of its Subsidiaries or any of their respective assets, properties, products or services or any of the officers or directors of the Company or any other Person whose liability or obligation the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law is subject to any Order, except for those that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, there is no pending Proceeding or outstanding Order that challenges the validity or propriety, or seeks to prevent, materially impair or materially delay consummation, of the Merger.

3.9 Compliance with Laws and Orders.

(a) The Company and its Subsidiaries are in compliance, and since January 1, 2023 have been in compliance, with all Laws and Orders applicable to the Company or any of its Subsidiaries or any assets owned or used by any of them (except for such past noncompliance as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries) except where any noncompliance, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) Neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, oral notice since January 1, 2023 that remains unresolved (i) of any administrative, civil or criminal investigation or material audit by any Governmental Entity relating to the Company or any of its Subsidiaries or (ii) from any Governmental Entity alleging that the Company or any of its Subsidiaries is not in compliance with any applicable Law, except for such notices described in clauses (i) and (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Since January 1, 2023, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) neither the Company nor any of its Subsidiaries have received any written notice from any Governmental Entity with respect to any product manufactured by, or on behalf of, the Company, and bearing a label of one of the Company’s brands (a “Company Product”), in each case, alleging any violation of Law by the Company and that remains outstanding or unresolved as of the date of this Agreement;

(ii) with respect to each Company Product, the Company possesses appropriate certifications, data, or materials to reasonably substantiate all marketing claims made by the Company for such Company Products;

(iii) the Company is in material compliance with (x) all applicable Laws as they relate to Company Products and (y) the Company’s applicable documented product quality control policies and procedures with respect to the Company Products, and, to the Knowledge of the Company, the Company’s contract manufacturers are in material compliance with all applicable Laws as they relate to Company Products; and

(iv) to the Knowledge of the Company, there is no Proceeding pending or threatened in writing against the Company or the Company’s contract manufacturers regarding the existence of a defect in any Company Product.

(d) Since January 1, 2023, neither the Company nor any of its Subsidiaries, nor any director or officer, or, to the Knowledge of the Company, employee of the Company or its subsidiaries or any third party (including the Company’s or any of its Subsidiaries’ respective Representatives) acting on behalf of the Company or any such Subsidiary, has (i) directly or indirectly violated any Anti-Corruption Law, (ii) offered, paid, promised to pay, authorized, solicited, provided, received or given any payment or anything of value to a Government Official for the purpose of improperly influencing any act or decision in violation of his or her lawful duty or (iii) induced a Government Official to use his or her influence to improperly affect or influence any act or decision of a Governmental Entity.

(e) Since January 1, 2023, neither the Company nor any of its Subsidiaries has been the subject of any actual, suspected or threatened allegations, investigations (internal or governmental), litigation, voluntary or directed disclosures to any Governmental Entity (including, but not limited to, the U.S. Department of Justice, U.S. Securities Exchange Commission or U.K. Securities Fraud Office), or whistleblower reports in any way related to the Anti-Corruption Laws.

(f) The Company and each of its Subsidiaries has, since January 1, 2023: (i) complied in all material respects with applicable Trade Controls and Sanctions; (ii) not engaged in a transaction or dealing, direct or indirect, with or involving a Sanctioned Country or Sanctioned Person in violation of applicable Sanctions; (iii) maintained in place and implemented controls and systems designed to promote compliance with applicable Trade Controls and Sanctions and (iv) not been the subject of or otherwise involved in investigations or enforcement actions by any Governmental Entity or other Proceedings with respect to any actual or alleged violations of Trade Controls or Sanctions, and has not been notified of any such pending or threatened actions. None of the Company, any of its Subsidiaries nor any of their respective directors, officers or employees is (x) a Sanctioned Person; (y) or subject to debarment or any list-based designations under any Trade Controls.

(g) Neither the Company nor any of its Subsidiaries: (i) produce, design, test, manufacture, fabricate or develop one or more “critical technologies,” within the meaning of such term in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (ii) perform any of the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure,” within the meaning of such term in the DPA; or (iii) maintain or collect, directly or indirectly, “sensitive personal data,” within the meaning of such term in the DPA, of U.S. citizens.

3.10 Permits. Except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (a) the Company and each of its Subsidiaries have all required governmental licenses, permits, certificates, approvals, registrations, orders, decrees and authorizations (“Permits”) necessary for the conduct of their business as presently conducted and such Permits are valid and in full force and effect; (b) neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice from any Governmental Entity threatening to revoke any such Permit or to initiate an investigation or review of the Company or any of its Subsidiaries; and (c) the Company and each of its Subsidiaries are in material compliance with the terms of such Permits.

3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan, but which shall exclude (i) any Company Benefit Plan that is an employment offer letter or individual independent contractor or consultant agreement that does not materially differ from the applicable form set forth on Section 3.11(a) of the Company Disclosure Letter and does not provide for (A) any change in control, retention or other payments or benefits that could be triggered solely by the consummation of the Transactions, or (B) severance payments or benefits (other than statutory severance payments or benefits) and (ii) any individual equity award agreement that does not materially differ from a form set forth on Section 3.11(a) of the Company Disclosure Letter. “Company Benefit Plan” means (i) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA or any similar plan subject to laws of a jurisdiction outside of the United States), (ii) each employment, individual independent contractor, consulting or advisor agreement or arrangement, (iii) each severance, termination, pension, retirement, supplemental retirement, excess benefit, profit sharing, bonus, incentive, deferred compensation, retention, transaction, change in control and similar plan, program, arrangement, agreement, policy or commitment, (iv) each compensatory stock option, stock appreciation right, restricted stock unit, restricted stock, performance stock, deferred stock or other equity or equity-based plan, program, arrangement, agreement, policy or commitment, (v) each savings, life, health, disability, accident, medical, dental, vision, cafeteria, insurance, flex spending, adoption/dependent/employee assistance, tuition, vacation, paid-time-off, other welfare fringe benefit and each other employee benefit plan, program or arrangement, in each case, entered into, maintained, sponsored or contributed to by the Company or any of its Subsidiaries or under which the Company any of its Subsidiaries has any obligation or liability, whether actual or contingent, direct or indirect, to provide compensation or benefits to or for the benefit of any of its current or former employees, individual independent contractors, consultants, directors, or the spouses, beneficiaries or other dependents thereof.

(b) With respect to each Company Benefit Plan required to be listed on Section 3.11(a) of the Company Disclosure Letter, the Company has made available to Parent, to the extent applicable, a true, current and complete copy of: (i) the most recent plan document (including all amendments thereto) (or in the event of no written plan, agreement, arrangement, program or policy, a description of the material terms thereof);

(ii) Forms 5500, with schedule attached, filed for the most recent plan year; (iii) the most recent summary plan description, together with any subsequent summaries of material modifications; (iv) the most recently prepared actuarial reports, financial statements and trustee reports, if any, relating to the Company Benefit Plan; (v) a copy of the most recent determination, opinion or advisory letter from the IRS, if any; (vi) nondiscrimination testing reports for the most recently completed plan years; (vii) all material records, notices and filings concerning IRS or U.S. Department of Labor audits or investigations with respect to the Company Benefit Plan; and (viii) all non-routine, written communications relating to the Company Benefit Plan and any proposed Company Benefit Plan with any Governmental Entity.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) each Company Benefit Plan has been administered in accordance with its terms and all applicable Laws, including ERISA, the Patient Protection and Affordable Care Act and the Code;

(ii) each of the Company, its Subsidiaries and their respective ERISA Affiliates is in compliance with (A) the applicable requirements of Section 4980B of the Code and any similar state requirement under applicable Law, (B) the applicable requirements of the Healthcare Insurance Portability and Accountability Act and the regulations (including the proposed regulations) thereunder and (C) the applicable requirements of the Patient Protection and Affordable Care Act of 2010, as amended;

(iii) the Company and its Subsidiaries have performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and to the Knowledge of the Company, there is no default, or violation by any party to, any Company Benefit Plan;

(iv) all payments, benefits, contributions (including all employer contributions and employee salary reduction contributions) and premiums related to each Company Benefit Plan, including all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of any Service Providers, have been timely paid or made in full or, to the extent not yet due, properly accrued on the balance sheet of the Company or its Subsidiaries, as applicable, in accordance with the terms of the Company Benefit Plan and all applicable Laws;

(v) each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status or is entitled to rely on a favorable opinion or advisory letter from the IRS on the form of such Company Benefit Plan and, to the Knowledge of the Company, no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan;

(vi) each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and no fact or event has occurred that would reasonably be expected to adversely affect the exempt status of any such trust;

(vii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan, and with respect to each Company Benefit Plan, (A) no breaches of fiduciary duty or other failures to act or comply in connection with the administration or investment of the assets of such Company Benefit Plan have occurred, (B) no lien has been imposed under the Code, ERISA or any other applicable Laws and (C) the Company and its Subsidiaries have not made any filing in respect of any Company Benefit Plan under the Employee Plans Compliance Resolution System or the Department of Labor Delinquent Filer Program; and

(viii) no Proceeding, claim, (other than claims for benefits in the ordinary course) arbitration or mediation has been brought or, to the Knowledge of the Company, is threatened against or with respect to any such Company Benefit Plan or the assets, fiduciaries or administrators thereof, including any audit or inquiry by the IRS, United States Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity.

(d) No Company Benefit Plan is, and none of the Company, its Subsidiaries or their respective ERISA Affiliates contributes to, has at any time contributed to or has any liability or obligation, whether fixed or contingent, with respect to (i) a multiemployer plan, within the meaning of Section 3(37) of ERISA, (ii) a single employer plan or other pension plan that is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code), or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

(e) The Company and its Subsidiaries have no obligation to provide (whether under a Company Benefit Plan or otherwise) health, accident, disability, life or other welfare benefits to any current or former Service Provider (or any spouse, beneficiary or dependent thereof) beyond the termination of employment or other service of such Service Provider, other than (i) health continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or (ii) coverage through the end of the calendar month in which a termination of employment occurs as provided under the terms of the Company Benefit Plan (and underlying insurance policies).

(f) Neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former Service Provider to any payment or increase of compensation or benefit (including any change of control, bonus, retention or severance pay), (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits to any current or former Service Provider, (iii) result in any restriction on the right of the Company or any of its Subsidiaries or, after the consummation of the Merger or the Transactions, the Surviving Corporation, to merge, amend or terminate any of the material Company Benefit Plans or (iv) result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

(g) No compensation has been or would reasonably be expected to be includable in the gross income of any “service provider” (within the meaning of Section 409A of the Code) of the Company or any of its Subsidiaries as a result of the operation of Section 409A of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party which requires the Company or any of its Subsidiaries to pay a Tax gross-up or reimbursement payment to any Person with respect to any Tax-related payments under Sections 409A, 4999 or 280G of the Code.

(h) Each Non-U.S. Company Benefit Plans subject to the Laws of a jurisdiction other than the United States (whether or not United States law also applies) (i) complies in all material respects with applicable local law, (ii) has been registered and has been maintained in good standing with applicable regulatory authorities (to the extent applicable) and (iii) to the extent intended to be funded and/or book-reserved, are funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions determined by qualified actuaries. No such Company Benefit Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA).

3.12 Employee and Labor Matters.

(a) The Company has provided a materially correct and complete list of all employees by principal work location by state, employing or engaging entity, job title or position, classification as exempt or non-exempt (as applicable), pay designation (salary or hourly), salary or hourly wage (as applicable), hire date, employment status (active, on leave), employment type (full-time, part-time, intern, temporary), and short term incentive target. The Company has provided a materially correct and complete list of all individual independent contractors who received compensation in excess of $100,000 in 2025.

(b) Neither the Company nor any of its Subsidiaries is a party to, bound by or negotiating a collective bargaining agreement, agreement with any works council or similar labor Contract with any Union (a “Labor Agreement”), and no employees of the Company or any of its Subsidiaries are represented by a Union in connection with their employment by the Company or any of its Subsidiaries. With respect to the employees of the Company and its Subsidiaries, there are no, and have not been since January 1, 2023 any, pending or, to the Knowledge of the Company, threatened (i) representation or certification proceedings or material unfair labor practice complaints brought before or by the National Labor Relations Board or any other labor relations tribunal or authority, (ii) Union organizing efforts or campaigns or (iii) labor strike, dispute, lockout, slowdown, stoppage or other material organized work interruption or labor-related grievance or dispute. Neither the Company nor any of its Subsidiaries are required to notify, obtain the consent of or otherwise consult or bargain with any employee or any of their bargaining unit representatives or other Union as a result of this Agreement.

(c) Neither the Company nor any of its Subsidiaries have implemented any “plant closing” or “mass layoff” (in each case, as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Law (the “WARN Act”)) since January 1, 2023. The Company and its Subsidiaries, as applicable, have complied with all the requirements of the WARN Act with respect to any “plant closing” or “mass layoff” set forth on Section 3.12(b) of the Company Disclosure Letter. Except as would not be material to the Company and its Subsidiaries, taken as a whole, as of the date hereof, no employee of the Company or any of its Subsidiaries are involuntarily on temporary layoff or working hours that have been reduced by fifty percent (50%) or more.

(d) The Company and its Subsidiaries are, and have been since January 1, 2023, in material compliance with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment of current, former and prospective employees, hiring, background checks, health and safety, wage payment, wages and hours, overtime, pay equity, worker classification, child labor, immigration and work authorizations, employment discrimination, harassment, retaliation, employee training and notices, privacy, record retention, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, terminations, collective bargaining, labor relations, fair labor standards, personal rights, family and medical leave and other leaves of absence, sick time, COVID-19, social welfare obligations, unemployment insurance, and any other labor and employment-related matters (collectively, the “Employment Laws”). The Company has valid Form I-9s for all current U.S.-based employees.

(e) The Company and its Subsidiaries have no material liability for (i) any unpaid wages, salaries, wage premiums, commissions, bonuses, fees, or other compensation to their current or former employees and independent contractors under applicable Law, Contract or company policy; and/or (ii) any fines, Taxes, interest, or other penalties for any failure to pay or delinquency in paying such compensation.

(f) To the Knowledge of the Company, no current or former employee or independent contractor of the Company or any of its Subsidiaries are in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation: (i) owed to the Company or any Subsidiary; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company or applicable Subsidiary.

(g) To the Knowledge of the Company, no current employee with an annual base salary at or above $300,000 has provided written notice of his or her intent to terminate his or her employment prior to the one (1) year anniversary of the Closing.

(h) There are no material Proceedings pending, or to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries by or on behalf of any current or former employees, applicants for employment, or independent contractors or otherwise concerning compliance with any Employment Laws.

(i) Since January 1, 2023, the Company and its Subsidiaries have investigated all allegations of sexual harassment or discriminatory harassment of which they are or were aware and have taken all reasonable and necessary corrective actions with respect to such substantiated allegations, and no such allegation of sexual or discriminatory harassment would reasonably be expected to result in any material loss to the Company or any of its Subsidiaries and no such allegations have been made that, if known to the public, would reasonably be expected to bring the Company or any of its Subsidiaries into material dispute.

3.13 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries (i) is in compliance with all, and is not subject to any liability with respect to noncompliance with any, Environmental Laws, (ii) has and holds, or has applied for, all Environmental Permits necessary for the conduct of their business and the use of their properties and assets, as currently conducted and used, and (iii) is in compliance with their respective Environmental Permits.

(b) There are no Environmental Claims pending nor, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any written notification of any allegation of actual or potential responsibility for any Release or threatened Release of any Hazardous Materials.

(c) Since January 1, 2023, none of the Company or any of its Subsidiaries (i) has entered into or agreed to any consent decree or consent order or is otherwise subject to any judgment, decree, or judicial or administrative Order relating to compliance with Environmental Laws, Environmental Permits or to the investigation, sampling, monitoring, treatment, remediation, response, removal or cleanup of Hazardous Materials, and no Proceeding is pending or, to the Knowledge of the Company, threatened with respect thereto or (ii) is an indemnitor by contract or otherwise in connection with any claim, demand, suit or action threatened or asserted by any third party for any liability under any Environmental Law or otherwise relating to any Hazardous Materials.

3.14 Real Property; Title to Assets.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth (i) a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries (collectively, the “Company Leased Real Property”), (ii) the address for each parcel of Company Leased Real Property and (iii) a description of the applicable lease, sublease or other agreement therefore and any and all amendments and modifications relating thereto. No Company Lease Agreement is subject to any Lien, including any right to the use or occupancy of any Company Leased Real Property, other than Permitted Liens. Neither the Company nor any of its Subsidiaries owns any real property. The Company Leased Real Property constitutes all of the material real property used or necessary for use in connection with the conduct of the business of the Company and its Subsidiaries as presently conducted.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company’s interest, and to the Knowledge of the Company, the applicable landlord’s interest in the Company Leased Real Property is in compliance with all existing Laws applicable to such Company Leased Real Property and (ii) neither the Company nor any of its Subsidiaries has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and, to the Knowledge of the Company, there are no such Proceedings threatened, affecting any portion of the Company Leased Real Property.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have a valid leasehold or occupancy interest in the Company Leased Real Property as necessary to permit the Company and its Subsidiaries to conduct their business in the ordinary course as currently conducted, free and clear of all Liens except Permitted Liens, and (ii) the Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens (except for Permitted Liens) and all such property is in good operating condition and repair (ordinary wear and tear excepted) and is suitable for its present use.

3.15 Tax Matters.

(a) All material Tax Returns that are required to be filed by the Company and its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, correct and complete in all material respects. Each of the Company and its Subsidiaries has timely paid all material amounts of Taxes required to be paid by it (whether or not shown on any Tax Returns).

(b) Within the last five (5) years, no unresolved material claim has been made by a Tax Authority in writing in a jurisdiction where the Company or any of its Subsidiaries does not file a particular Tax Return that such Person is subject to taxation by that jurisdiction in respect of a material amount of Taxes that would be covered by or the subject of such Tax Return.

(c) The Company and its Subsidiaries have withheld and paid any material amounts of Taxes required to be withheld from amounts owing to, or collected from, any employee, creditor, stockholders of the Company (or any of its Subsidiaries) or any other Person.

(d) No material deficiencies for material amounts of Taxes have been asserted or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries which deficiency has not been paid, settled or withdrawn.

(e) There is no pending, ongoing or threatened (in writing) audit, examination, investigation or other Proceeding with respect to material amounts of Taxes of the Company or any of its Subsidiaries.

(f) Neither the Company nor any of its Subsidiaries has agreed in writing to any waiver or extension of any statute of limitations with respect to material Taxes, which waiver or extension remains in effect, nor is any written request for any such waiver or extension currently outstanding (in each case other than pursuant to extensions of time to file). (i) There are no matters under discussion with any Tax Authority, or known to the Company, with respect to Taxes that are likely to result in an additional material liability for Taxes with respect to the Company or any of its Subsidiaries and (ii) there are no issues relating to Taxes of the Company or any of its Subsidiaries were raised by the relevant Tax Authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period.

(g) There are no Liens for material amounts of Taxes upon any property or asset of the Company or any of its Subsidiaries (other than statutory liens for current Taxes not yet due and payable).

(h) Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code during the period beginning two (2) years prior to the date of this Agreement.

(i) Neither the Company nor any of its Subsidiaries is (i) a party to any Tax allocation, sharing or indemnity agreement or similar Contract (other than with respect to customary provisions in commercial agreements the primary purpose of which is not related to Taxes), (ii) has been a member of an affiliated group filing a consolidated return for U.S. federal income tax purposes, or any similar group for federal, state, local or foreign Tax purposes, other than, in each case, a group of which the Company or one of its Subsidiaries was the common parent, or (iii) has any liability for the Taxes of any Person (other than Taxes of the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor.

(j) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date, as a result of any (i) change in method of accounting pursuant to Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) requested or filed prior to the Closing, (ii) the use of an improper method of accounting prior to Closing, (iii) prepaid amount received or deferred revenue accrued outside the ordinary course of business prior to the Closing, (iv) any installment sale or open transaction disposition made prior to the Closing, (v) any intercompany transaction or excess loss account described in the Treasury Regulations promulgated under Section 1502 of the Code (or any similar or corresponding provision of state, local or foreign Law), or (vi) “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) entered into prior to Closing.

(k) Neither the Company nor any of its Subsidiaries has been a party to a “listed transaction” within the meaning of U.S. Treasury Regulation Sections 1.6011-4(b)(2).

(l) Neither the Company nor any of its Subsidiaries (i) is a party to any gain recognition agreement under Section 367 of the Code; or (ii) has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise become subject to Tax jurisdiction in a country other than the country of its formation.

(m) Except as would not reasonably be expected to be material, individually or in the aggregate, neither the Company nor any of its Subsidiaries (i) has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code; (ii) has a “hybrid deduction account” (as such term is defined in Treasury Regulations Section 1.245A(e)-1) with respect to any equity interest in a Subsidiary of the Company nor is a successor to any “hybrid deduction account;” (iii) has engaged, directly or indirectly, in any “extraordinary disposition” or “extraordinary reduction” as such terms are defined in Section 1.245A-5 of the Treasury Regulations, nor is a successor to any “extraordinary disposition account” pursuant to Treasury Regulations Section 1.245A-5; or (iv) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. All Subsidiaries resident for income Tax purposes in a country other than the United States have been classified as entities disregarded as separate from their owner for U.S. federal income Tax purposes since their respective dates of formation.

(n) None of the Company or any of its Subsidiaries are subject to any material private letter ruling or closing agreement of the IRS or comparable rulings of, or agreements with, any other Governmental Entity.

(o) There is no material abandoned or unclaimed property or escheat obligation with respect to any property or other assets held or owned by the Company or any of its Subsidiaries, and the Company and each of its Subsidiaries is in compliance in all material respects with applicable Law relating to abandoned or unclaimed property or escheat obligations.

(p) Section 3.15(p) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of all Persons who have the right to receive any payment under the terms of the Tax Receivable Agreement. The Company has delivered or made available to Parent true, complete, and correct copies of the Tax Receivable Agreement and any amendments, restatements, supplements or modifications thereto.

3.16 Material Contracts.

(a) Section 3.16(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any material amendments, supplements and modifications thereto) (other than any Company Benefit Plans):

(i) any Contract with any third party providing for the purchase of goods and services from the Company or any of its Subsidiaries and that generated gross revenue from such third party in excess of $5,000,000 in the aggregate for the Company and its Subsidiaries, taken as a whole, during the twelve (12)-month period ended December 31, 2025;

(ii) any Contract for the purchase of materials, supplies, goods, services (other than investment bankers, attorneys, accountants and other advisors), equipment or other assets for the ten (10) largest vendors or suppliers of the Company and its Subsidiaries, taken as a whole, based on net expenditures during the twelve (12)-month period ended December 31, 2025;

(iii) any Contract requiring capital expenditures by the Company or any of its Subsidiaries during the twelve (12)-month period ended December 31, 2025 in an amount in excess of $200,000;

(iv) Contracts concerning the establishment or operation of a partnership, joint venture or limited liability company;

(v) Contracts containing (A) a license or other similar right granted by the Company to any third Person (other than Subsidiaries of the Company) with respect to any material Company-Owned Intellectual Property, excluding non-exclusive licenses or other similar rights granted (x) in the ordinary course of business or (y) incidental to the purpose of the Contract taken as a whole or (B) a license or other similar right granted by any third Person (other than Subsidiaries of the Company) to the Company with respect to any material Intellectual Property, excluding (1) “shrink wrap” or “click through” Software licenses or any other non-exclusive license or other similar right to generally commercially available Software with one-time or annual license, maintenance, support or other fees under $500,000, (2) licenses or other similar rights to open source or free Software licenses, (3) non-exclusive talent releases, non-exclusive stock photography licenses or similar grant of rights, or non-exclusive music licenses or similar grant of rights with one-time or annual fees under $500,000, (4) Contracts with influencers for the marketing of Company Products that are entered into in the ordinary course of business and do not materially differ from the Company’s or its applicable Subsidiary’s customary terms in such agreements, (5) Contracts granting the Company rights to customer testimonials or user-generated content that are entered into in the ordinary course of business on the Company’s or its applicable Subsidiary’s customary terms in such agreements, and (6) non-disclosure agreements and other agreements in which the license or other similar grant of rights with respect to applicable Intellectual Property is incidental to the purpose of such agreement taken as a whole;

(vi) the lease agreements of the Company or any of its Subsidiaries that pertain to Company Leased Real Property (each, a “Company Lease Agreement”);

(vii) Contracts containing (A) a covenant materially restricting the ability of the Company or any of its Subsidiaries or affiliates to engage in any line of business in any geographic area or to compete with any Person, to market any product or to solicit customers; (B) a provision pursuant to which the Company or any of its Subsidiaries grants the other party “most favored nation” status or equivalent preferential pricing terms; (C) a right of first refusal or right of first offer or similar right that limits the ability of the Company or any of its Subsidiaries to sell, transfer, pledge or otherwise dispose of assets, rights or properties, or (D) a provision granting the other party exclusivity or similar rights in respect of the business of the Company or any of its Subsidiaries or affiliates, other than exclusive licenses or similar rights granted to Company-Owned Intellectual Property, which are addressed in Section 3.16(a)(v);

(viii) indentures, credit agreements, loan agreements and similar instruments pursuant to which the Company or any of its Subsidiaries has or will incur or assume any indebtedness for borrowed money or has or will guarantee or otherwise become liable for any indebtedness for borrowed money of any other Person for borrowed money (including debt securities) in excess of $500,000, other than any indentures, credit agreements, loan agreements or similar instruments between or among any of the Company and any of its Subsidiaries;

(ix) any Contract that is a Labor Agreement;

(x) Contracts under which there has been imposed a Lien (other than a Permitted Lien) on any of the material assets, tangible or intangible, of the Company or any of its Subsidiaries;

(xi) any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company or any Subsidiary will have any material outstanding obligation after the date of this Agreement;

(xii) any Contract that relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) outside the ordinary course of business that was entered into after January 1, 2022 or pursuant to which any earn-out or deferred or contingent payment obligations remain outstanding;

(xiii) each Contract between the Company or any of its Subsidiaries, on the one hand, and any officer, director or affiliate (other than a wholly owned Subsidiary) of the Company or any of its Subsidiaries, any beneficial owner, directly or indirectly, of more than five percent (5%) of the shares of the Common Stock or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, including any Contract pursuant to which the Company or any of its Subsidiaries has an obligation to indemnify such officer, director, affiliate, beneficial owner or family member; or

(xiv) any Contract not otherwise described in any other subsection of this Section 3.16(a) that would be required to be filed by the Company as a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) all Contracts set forth in Section 3.16(a) of the Company Disclosure Letter or filed or required to be filed as exhibits to the Company SEC Documents (the “Company Material Contracts”) are valid, binding and in full force and effect and are enforceable against the Company or its applicable Subsidiary in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought, (ii) the Company, or the applicable Subsidiary, has performed all obligations required to be performed by it prior to the date hereof under the Company Material Contracts pursuant to the applicable terms thereunder, and it is not (with or without notice or lapse of time, or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder and (iii) since January 1, 2023, neither the Company nor any of its Subsidiaries has received written notice of termination or non-renewal or any actual or alleged violation of, or failure to comply with, any material term or material requirement of any Company Material Contract. Subject to applicable Law and redaction of competitively sensitive information, true, complete and correct copies of each Company Material Contract (and any material amendments, supplements and modifications thereto) in effect as of the date hereof have been made available to Parent or publicly filed with the SEC prior to the date hereof, in each case, subject to any redaction deemed reasonably necessary by the Company (it being acknowledged by Parent and Merger Sub that each Company Material Contract filed by the Company with the SEC shall be deemed to have been made available to Parent and Merger Sub).

3.17 Intellectual Property, Information Technology.

(a) Section 3.17(a) of the Company Disclosure Letter sets forth a list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and applications and (iv) internet domain name registrations, in each case, included in the Company-Owned Intellectual Property (collectively, the “Company Registered Intellectual Property”). The Company or its Subsidiaries have made all necessary filings and paid all necessary registration, maintenance and renewal fees required to have been made or paid as of the date hereof (taking into account any applicable grace periods) for the purpose of maintaining all material Company Registered Intellectual Property. All material Company Registered Intellectual Property is valid, subsisting and, to the Knowledge of the Company, enforceable. Except with respect to any office actions or similar ex parte communications in the ordinary course of prosecution and maintenance of applications and registrations of Intellectual Property, no Proceeding is pending or, to the Knowledge of the Company, is threatened, that challenges the validity, enforceability, registration, ownership or scope of any Company Registered Intellectual Property.

(b) The Company or one of its Subsidiaries is the sole and exclusive owner of the material Company-Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens). Neither the execution and delivery of this Agreement by the Company nor the performance of this Agreement by the Company will result in the loss, forfeiture, termination or material impairment of, or give rise to a right of any Person to materially limit or terminate, any rights of the Company or any of its Subsidiaries in any material Intellectual Property used or held for use by the Company or any of its Subsidiaries in connection with their businesses, or give rise to any right of any Person to charge additional consideration for the continued use by the Company or any of its Subsidiaries of any such Intellectual Property.

(c) All current and former consultants, employees and independent contractors of the Company or its Subsidiaries who have contributed to or participated in the conception, reduction to practice, creation or development of any material Intellectual Property purported to be owned by the Company or any of its Subsidiaries have assigned all right, title and interest of such persons in and to such Intellectual Property to the Company or its applicable Subsidiary (except where ownership of such Intellectual Property vests in the Company or its applicable Subsidiary by operation of law).

(d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is infringing, misappropriating, diluting or otherwise violating (or has since January 1, 2023, infringed, misappropriated, diluted or otherwise violated) the Intellectual Property rights of any Person in any material respect. No Proceeding is pending or, to the Knowledge of the Company is threatened, alleging that the Company or any of its Subsidiaries has infringed, misappropriated, diluted or otherwise violated any Intellectual Property rights of any Person in any material respect. Neither the Company nor any of its Subsidiaries is subject to any settlements, covenants not to sue, consents, judgments, orders or similar obligations that restrict the rights of the Company or its Subsidiaries to (i) use any material Intellectual Property or (ii) enforce any material Company-Owned Intellectual Property, in each case ((i)-(ii)) in any material respect. To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating (or has since January 1, 2023, infringed, misappropriated, diluted or otherwise violated) any Company-Owned Intellectual Property in any material respect.

(e) The Company and its Subsidiaries have in place commercially reasonable policies and procedures to protect and preserve the confidentiality of all confidential information and trade secrets related to the Company or its Subsidiaries or used or held for use by the Company or its Subsidiaries in its business, including any confidential information provided by any third party to Company or any of its Subsidiaries. All current and former employees and contractors of the Company and its Subsidiaries and any third party to whom the Company or its Subsidiaries provide access to such trade secrets or confidential information are subject to contractual, legal, or binding ethical or professional obligations to maintain the confidentiality of such trade secrets and confidential information. To the Knowledge of the Company, there has been no material breach of any such obligations with respect to any trade secrets or material confidential information by any such Person since January 1, 2023.

(f) The computer systems, including the Software, hardware, networks, platforms and related systems, owned, leased or licensed by the Company or any of its Subsidiaries which are used in connection with their businesses (collectively, the “Company Systems”) are sufficient in all material respects for the current needs of the Company and its Subsidiaries, including as to capacity, scalability and ability to process current peak volumes in a timely manner. Since January 1, 2023, there have been no material failures, breakdowns, or other adverse events affecting any Company Systems that have materially impacted the conduct of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries maintain commercially reasonable data backup, system redundancy, and disaster recovery and business continuity plans and procedures, and have taken commercially reasonable measures to protect the integrity and security of the Company Systems (including the information and transactions stored or contained therein or transmitted thereby). Except as would not be material to the Company and its Subsidiaries taken as a whole, to the Knowledge of the Company, since January 1, 2023, there have been no breaches of the security of such Company Systems or other unauthorized access to the Company Systems, which has resulted in the unauthorized access, use disclosure, deletion, destruction, modification, encryption or corruption of any material information stored or contained therein or transmitted thereby.

3.18 Data Privacy.

(a) The Company and each of its Subsidiaries, and to the Knowledge of the Company, all affiliates and/or third parties with respect to the Processing of Personal Information on behalf of, and/or sharing Personal Information with, the Company and its Subsidiaries (collectively, “Data Partners”), comply and have, at all times since January 1, 2023, complied with all applicable (i) Privacy Laws, (ii) policies, notices, and/or statements related to privacy, security or the Processing of Personal Information (each, “Privacy Policy”), and (iii) contractual commitments related to privacy, security, or the Processing of Personal Information (collectively, the “Privacy Requirements”), except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries have, at all times since January 1, 2023, provided a Privacy Policy to individuals prior to the collection of any Personal Information and obtained compliant consent from individuals where required under applicable Privacy Laws. The Company and its Subsidiaries have delivered or made available to Parent true, complete, and correct copies of all current and past Privacy Policies, and all such Privacy Policies are and have, at all times since January 1, 2023, been materially accurate, consistent and complete and not materially misleading or deceptive, including by omission.

(b) The execution, delivery, and performance of this Agreement and the Transactions do not and will not: (i) conflict with or result in a material violation or breach of any Privacy Requirements; (ii) require the consent of or provision of notice to any Person concerning such Person’s Personal Information; (iii) give rise to any right of termination or other right to impair or limit Parent’s rights to own and Process any Personal Information used in or necessary for the operation of the Company and its Subsidiaries’ business; or (iv) otherwise prohibit the transfer of Personal Information to Parent.

(c) Since January 1, 2023, the Company and each of its Subsidiaries have implemented and complied with commercially reasonable procedures for conducting due diligence on all material Data Partners to assess their information security program and compliance with applicable Privacy Laws.

(d) The Company and each of its Subsidiaries have, at all times since January 1, 2023, implemented, maintained and complied with commercially reasonable technical, physical and organizational measures, plans, procedures, controls, and programs, including a written information security program, that comply with the Privacy Requirements and are designed to protect Personal Information and confidential information against Security Incident. Neither the Company nor any of its Subsidiaries have identified any high or critical vulnerabilities in the Company Systems owned by the Company or its Subsidiaries via security audits, penetration tests, and/or vulnerability scans that have not been fully remediated. Since January 1, 2023, none of the Company, its Subsidiaries, or, to the Knowledge of the Company, any Data Partner with respect to its Processing of Personal Information on behalf of the Company and its Subsidiaries, have experienced any material Security Incidents.

(e) In relation to any Security Incident and/or actual or alleged violation of a Privacy Requirement since January 1, 2023, none of the Company, its Subsidiaries, or to the Knowledge of the Company, any Data Partner has (i) notified or been required to notify any Person or (ii) received any written notice, inquiry, request, claim, complaint, correspondence or other communication from, or, to the Knowledge of the Company, have been the subject of any investigation or enforcement action by, any Person. There are no facts or circumstances to the Knowledge of the Company that could reasonably give rise to the occurrence of (i) or (ii).

(f) The Company and its Subsidiaries maintain insurance coverage containing commercially reasonable policy terms and limits that are appropriate to the risk of liability relating to any Security Incident, unauthorized Processing of Personal Information, or violation of the Privacy Requirements, and no claims have been made under such insurance policy(ies) since January 1, 2023.

3.19 Insurance. True, correct and complete copies of all currently effective material insurance policies issued in favor of the Company or any of its Subsidiaries have been made available to Parent prior to the date hereof. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (a) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid; (b) neither the Company nor any of its Subsidiaries is in breach of or default under any of such insurance policies; and (c) since December 31, 2024, the Company has not received any written notice of termination or cancelation or material denial of coverage with respect to any insurance policy.

3.20 Broker’s Fees. Except for J.P. Morgan Securities LLC, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

3.21 Opinion of Financial Advisor. J.P. Morgan Securities LLC, the Company’s financial advisor, has delivered to the Company Board its opinion in writing or orally, in which case, such opinion will be subsequently confirmed in writing, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan Securities LLC in preparing its opinion, the Merger Consideration to be paid to the holders of the Shares, other than holders of Shares to be cancelled or converted pursuant to Section 2.1(b) and other than holders of Dissenting Shares, in the Merger is fair, from a financial point of view, to such holders.

3.22 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article 3, none of the Company or any other Person on behalf of the Company or its Subsidiaries or affiliates makes any express or implied representation or warranty (and there is and has been no reliance by Parent, Merger Sub or any of their respective affiliates or Representatives on any such representation or warranty) with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or affiliates (including in the electronic data room maintained by the Company for purposes of the Transactions, teasers, marketing materials, management presentations, confidential information memorandums, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions or any descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Merger Sub, any Parent Subsidiary, or any of their respective affiliates, stockholders, controlling Persons or Representatives, except as, and only to the extent, expressly set forth in Article 3.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent and Merger Sub to the Company (the “Parent Disclosure Letter”) prior to the execution of this Agreement (with specific reference to the representations and warranties in this Article 4 to which the information in such schedule relates; provided, that, disclosure in the Parent Disclosure Letter as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on the face of such disclosure that such disclosure relates to such other sections), Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Corporate Organization. Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization, and has the requisite corporate or other entity power and authority to own or lease all of its properties and assets, and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

4.2 Authority, Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and to consummate the Transactions, including the Merger, applicable to such party. The execution and delivery by each of Parent and Merger Sub of this Agreement, the performance and compliance by Parent and Merger Sub with each of its obligations herein and the consummation by Parent and Merger Sub of the Transactions, including the Merger, applicable to it have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or the consummation by Parent and Merger Sub of the Transactions, including the Merger, to which it is a party. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.

4.3 No Conflicts.

(a) The execution and delivery of this Agreement by Parent and Merger Sub, does not and will not, and the performance of this Agreement by Parent and Merger Sub will not: (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Parent or Merger Sub; (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or Merger Sub or any other Subsidiary of Parent (each a “Parent Subsidiary,” and collectively, the “Parent Subsidiaries”), or by which any property or asset of Parent, a Parent Subsidiary, or Merger Sub is bound or affected; or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or any Parent Subsidiary, including Merger Sub, pursuant to, any Contract or Permit to which Parent, any Parent Subsidiary or Merger Sub is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent and Merger Sub does not and will not, and the consummation by Parent and Merger Sub of the Transactions, including the Merger, and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except: (i) under the Exchange Act, including the filing and mailing of the Information Statement with the SEC and any amendments or supplements thereto, and the rules and regulations of Nasdaq; (ii) as required or advisable under the HSR Act and any other applicable Competition Laws set forth on Section 3.4(b) of the Company Disclosure Letter; (iii) the filing and recordation of the Certificate of Merger, as required by the DGCL; and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.4 Litigation. As of the date of this Agreement, there is no Proceeding pending, or, to the Knowledge of Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

4.5 Financing. Parent has available to it, and (assuming satisfaction, or waiver in accordance with Section 7.5, of the conditions of Parent’s and Merger Sub’s obligations to consummate the Merger) will have on the Closing Date, the funds necessary to (i) consummate the Transactions; (ii) pay any and all fees and expenses required to be paid at Closing by Parent and Merger Sub in connection with the Transactions; and (iii) satisfy all of the other payment obligations of Parent and Merger Sub in connection with this Agreement and the Transactions contemplated hereunder.

4.6 Information Supplied. The information relating to Parent and its Subsidiaries to the extent supplied by or on behalf of Parent to be contained in, or incorporated by reference in, the Information Statement will not, at the date the Information Statement or any amendment or supplement thereto is mailed to the Company Stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not false or misleading. Notwithstanding the foregoing provisions of this Section 4.6, no representation or warranty is made by Parent or Merger Sub with respect to information or statements made or incorporated by reference in the Information Statement based on information supplied by or on behalf of Company for inclusion or incorporation by reference therein.

4.7 Ownership of Company Capital Stock. None of Parent, Merger Sub or any affiliate of Parent beneficially owns any Shares or other Equity Interests in the Company as of the date hereof. Neither Parent nor Merger Sub is, nor at any time during the last three (3) years has it been, an “interested stockholder” of the Company as defined in Article IX of the Company Charter.

4.8 Ownership of Merger Sub. All of the outstanding Equity Interests of Merger Sub have been duly authorized and validly issued. All of the issued and outstanding Equity Interests of Merger Sub are, and at the Effective Time will be, owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the

Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the Transactions, including the Merger, has not prior to the date hereof engaged in any business or other activities. Merger Sub has no outstanding option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any Equity Interests of Merger Sub.

4.9 Brokers. Except for Perella Weinberg Partners LP, neither Parent nor any Parent Subsidiary nor any of their respective officers or directors on behalf of Parent or such Parent Subsidiary has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

4.10 No Other Representations and Warranties. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Intellectual Property, technology, liabilities, results of operations, financial condition and prospects of the Company, and each of them acknowledges that it and its Representatives have received access to books and records, facilities, equipment, contracts and other assets of the Company, and that it and its Representatives have had the opportunity to meet with the management of the Company and to discuss the business and assets of the Company. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions, including the accuracy or completeness thereof, other than the representations and warranties contained in Article 3. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, the Company and its Subsidiaries, and their respective affiliates, stockholders, controlling Persons or Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub, any Parent Subsidiary, or their respective affiliates, stockholders, controlling Persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, teasers, marketing materials, management presentations, confidential information memorandums, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions or any descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Merger Sub, any Parent Subsidiary, or any of their respective affiliates, stockholders, controlling Persons or Representatives, except as, and only to the extent, expressly set forth in Article 3.

ARTICLE 5

COVENANTS

5.1 Conduct of Business by the Company Pending the Closing. Between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, except (i) as set forth in Section 5.1 of the Company Disclosure Letter or as otherwise expressly contemplated by any other provision of this Agreement, (ii) as required by applicable Law or (iii) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to, (a) conduct its operations in material compliance with applicable Law and in all material respects only in the ordinary course of business and (b) to preserve the goodwill and current relationships of the Company and each of its Subsidiaries with customers, suppliers, vendors, distributors, licensors, licensees, Governmental Entities and other Persons with which the Company or any of its Subsidiaries has significant business relations; provided, however, that no action by the Company or its Subsidiaries with respect to matters expressly permitted by any provision of this Section 5.1 shall be deemed a breach of this sentence. Without limiting the foregoing, except (i) as set forth in Section 5.1 of the Company Disclosure Letter or as otherwise expressly contemplated by any other provision of this Agreement, (ii) as required by applicable Law or (iii) with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, directly or indirectly, take any of the following actions:

(a) amend (i) its certificate of incorporation or bylaws or equivalent organizational documents or (ii) the terms of the Tax Receivable Agreement (except as set forth in the TRA Waiver and Amendment);

(b) (i) form any Subsidiary, (ii) enter into any new line of business, (iii) abandon or discontinue any existing line of business, (iv) authorize or effect any material change to the principal business of the Company as currently conducted and as currently proposed to be conducted, or (v) agree to any covenant materially limiting the ability of the Company or any of its affiliates or Subsidiaries to compete or engage in any line of business or to compete with any Person in any geographic area;

(c) issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries, other than (i) the issuance of Shares upon the exercise of Company Options or settlement of Company RSU Awards outstanding as of the date hereof in accordance with their terms or (ii) grants of Company RSU Awards to Service Providers as set forth in Schedule 5.1(c);

(d) sell, pledge, dispose of, transfer, lease, license, guarantee or encumber any material property or assets of the Company or any of its Subsidiaries (other than Intellectual Property) having a value in excess of $500,000 in the aggregate, except (i) between or among the Company and any of its wholly owned Subsidiaries (or between or among any such Subsidiaries) or (ii) the sale of Company Products in the ordinary course of business or as required by an Order or applicable Law;

(e) sell, assign, pledge, transfer, encumber, license, sublicense, abandon, allow to lapse or otherwise dispose of any material Company-Owned Intellectual Property, except in the ordinary course of business or in the case of Permitted Liens;

(f) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests, except for dividends paid by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

(g) reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interests, except (i) with respect to any wholly owned Subsidiary of the Company or (ii) pursuant to the forfeiture conditions of Company Options or Company RSU Awards or the cashless exercise or withholding provisions of such Company Options or Company RSU Awards, in each case, in accordance with the terms and conditions thereof as of the date of this Agreement;

(h) merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries except with respect to any wholly owned Subsidiaries of the Company;

(i) acquire any material assets (other than acquisitions of raw materials, inventory held for sale and other assets or property in the ordinary course of business) or any other Person or business of any other

Person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any Person, other than an investment in any wholly owned Subsidiary of the Company;

(j) incur any indebtedness for borrowed money or issue any debt securities, except for intercompany loans between or among any of the Company and its direct or indirect wholly-owned Subsidiaries, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any Person (other than a wholly owned Subsidiary of the Company) for borrowed money; provided, that, notwithstanding the foregoing, the Company may incur indebtedness for borrowed money under the revolver facility pursuant to the Credit Agreement in an amount not to exceed $20,000,000 at any one time;

(k) make any loans, advances or capital contributions to, or investments in, any other Person (other than advances to employees for reimbursable expenses or between or among the Company and any of its direct or indirect wholly-owned Subsidiaries, in each case, in the ordinary course of business) in excess of $500,000 in the aggregate;

(l) assign, terminate, cancel or agree to any material amendment to or waiver of material terms under any Company Material Contract in a manner adverse to the Company or its applicable Subsidiary, or enter into any Contract that, if existing on the date hereof, would be any Company Material Contract;

(m) except to the extent required by this Agreement, the terms of any Company Benefit Plan or pursuant to applicable Law, (i) hire, promote, engage, terminate, furlough or temporarily lay off any Service Provider (other than due to death or disability or for cause) whose annual base compensation would equal or exceed $300,000, (ii) increase the cash compensation or any other form of compensation or benefits of any Service Provider, other than (x) annual merit increases to base salary or base wage rate in the ordinary course of business for such individuals whose annual base salary would not equal or exceed $300,000 following such increase and (y) immaterial increases in the ordinary course of business to health and welfare benefits provided by a professional employer organization to Company employees, (iii) accelerate the vesting, funding or payment of any compensation or benefits to any current or former Service Provider, (iv) grant any severance or termination pay to (or amend any such existing arrangement with) any current or former Service Provider, (v) terminate or materially amend any Company Benefit Plan required to be scheduled on Section 3.11(a) of the Company Disclosure Letter, or enter into or adopt a plan, program, agreement or arrangement that would be a Company Benefit Plan that is required to be scheduled on Section 3.11(a) of the Company Disclosure Letter if it were in existence as of the date hereof (provided that immaterial amendments to any benefit plan in the ordinary course of business by a professional employer organization providing benefits to Company employees shall not violate this clause (v)), (vi) grant any equity or equity-linked awards or other bonus, commission or incentive compensation to any Service Provider other than as permitted under Section 5.1(c)(ii) hereof, or (vii) modify, extend or enter into, or agree to assume or otherwise be bound by, any Labor Agreement or other Contract with a Union or recognize or certify any Union as the bargaining representative for any employees of the Company or any Subsidiary;

(n) implement or announce any employee layoffs, facility closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other such actions that could reasonably be expected to implicate notification requirements or actually does implicate the notification requirements of the WARN Act;

(o) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any Service Provider whose annual base salary is equal to or exceeds $300,000;

(p) make any material change in accounting policies, practices, principles, methods or procedures, other than as required by GAAP or by a Governmental Entity;

(q) compromise, settle or agree to settle any Proceeding other than compromises, settlements or agreements in the ordinary course of business that involve the payment of monetary damages not in excess of $500,000 individually or $2,500,000 in the aggregate (in each case, net of the Company’s litigation loss reserve and any insurance coverage maintained by the Company or any of its Subsidiaries), in any case, without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries;

(r) make any capital expenditures in the aggregate (or any authorization or commitment with respect thereto) in excess of $3,000,000 per fiscal year;

(s) (i) make (to the extent inconsistent with past practice), change or revoke any material Tax election, (ii) adopt or change any of its material methods of accounting for Tax purposes, (iii) change any annual Tax accounting period, (iv) enter into any material settlement or “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to any material Tax claim, notice, audit, assessment or dispute, (v) file any material amended Tax Return, (vi) surrender any right to claim a material Tax refund, (vii) initiate any voluntary disclosure, amnesty or similar program with respect to material Taxes or (viii) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(t) materially modify, in a manner materially adverse to the Company and its Subsidiaries taken as a whole, the terms and conditions (including pricing, fees, payment terms, and subscription length) under which the Company’s products and services are offered directly to consumers by the Company or its Subsidiaries (other than in the ordinary course of business or as may be required to comply with (i) mobile application store or other e-commerce platform requirements or (ii) any Order or applicable Law);

(u) make any material amendments to the Company’s insurance policies, or fail to use commercially reasonable efforts to maintain the Company’s insurance policies or comparable replacement policies with respect to the material assets, operations and activities of the Company and the Subsidiaries of the Company;

(v) convene any special meeting of the Company Stockholders (or postpone or adjourn any special meeting), or propose any matters for consideration and a vote of the Company Stockholders (other than any special meeting duly called by Company Stockholders); or

(w) authorize or enter into any Contract, or otherwise make any commitment to do any of the foregoing.

5.2 Access to Information; Confidentiality. From the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, solely for purposes of furthering the consummation of the Transactions or integration planning relating thereto, the Company shall, and shall cause each of its Subsidiaries to: (a) provide to Parent and Merger Sub and their respective Representatives reasonable access during normal business hours in such a manner as not to interfere unreasonably with the business conducted by the Company or any of its Subsidiaries or create risk of damage or destruction to any asset or property of the Company or any of its Subsidiaries, upon reasonable prior notice to the Company, to the officers, employees, properties, offices and other facilities of the Company and each of its Subsidiaries and to the books and records thereof; (b) cause the Company’s and its Subsidiaries’ employees, advisors and other Representatives to reasonably cooperate with Parent and its Representatives during normal business hours upon reasonable prior notice with respect to Parent’s investigation of the Company and its Subsidiaries; and (c) furnish during normal business hours upon reasonable prior notice such information (to the extent not publicly available) concerning the business, properties, Contracts, assets and liabilities of the Company and each of its Subsidiaries as Parent or its Representatives may reasonably request; provided, however, that, the Company shall not be required to (nor to cause any of its Subsidiaries to) afford such access or furnish such information pursuant to this Section 5.2 to the extent the Company, in its reasonable discretion, has determined that doing so would: (i) result in the loss of attorney-client privilege, work-product doctrine or any other applicable legal attorney-client privilege (but the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client, work-product doctrine or any other applicable legal privilege); (ii) result in the disclosure of any trade secrets of third parties; (iii) relate to an Acquisition Proposal, a Company Board Recommendation Change, a Superior Proposal or an Intervening Event (except to the extent required pursuant to Section 5.3); or (iv) breach, contravene or violate any applicable Law or the provisions of any agreement to which the Company or any of its Subsidiaries is a party (but the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in such breach, contravention or violation). Nothing in this Section 5.2 shall be construed to require the Company or any of its Representatives to prepare any reports, analyses, appraisals or opinions. Any access to the properties of the Company and each of its Subsidiaries will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. Notwithstanding anything herein to the contrary, the Company shall not be required to provide access or furnish any information to Parent pursuant to this Section 5.2 to the extent that such access or information is reasonably pertinent to a litigation where the Company or any of its affiliates, on the one hand, and Parent or any of its affiliates, on the other hand, are adverse parties. The Confidentiality Agreement, dated as of November 1, 2025, by and between the Company and Henkel AG & Co. KGAA (as amended, the “Confidentiality Agreement”), shall apply with respect to information furnished under this Section 5.2 by the Company, its Subsidiaries and their Representatives.

5.3 Treatment of Acquisition Proposals.

(a) No Solicitation. As promptly as possible after the date hereof, the Company shall cease, and shall direct its Representatives to cease, any discussions or negotiations with any Person (other than Parent) and its affiliates and Representatives related to, or that would reasonably be expected to lead to, an Acquisition Proposal (including any provision of non-public information regarding the Company and its Subsidiaries) and shall promptly (and, in any event, within two (2) Business Days after the date hereof) request that each such Person (other than Parent and its Representatives) that has, prior to the date hereof, executed a confidentiality agreement in connection with such Person’s consideration of an Acquisition Transaction with the Company, to return or destroy all confidential information furnished to such Person by or on behalf of the Company in connection with any such discussions or negotiations and terminate the access of any Person (other than Parent and its Representatives) to any physical or electronic data room related to a potential Acquisition Proposal. Subject to the terms of Section 5.3(b), from the date hereof until the earlier to occur of the valid termination of this Agreement pursuant to Article 7 and the Effective Time, the Company shall not, and shall cause its Subsidiaries, directors and officers, not to, and shall direct its other Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage or facilitate the making or submission of any Acquisition Proposal (it being understood and agreed that ministerial acts that are not otherwise prohibited by this Section 5.3(a) (such as answering unsolicited phone calls) shall not be deemed to facilitate for purposes of, or otherwise constitute a violation of, this Section 5.3); (ii) furnish to any Person (other than to Parent or Merger Sub and their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person (other than Parent or Merger Sub and their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in any manner that relates to or would reasonably be expected to lead to an Acquisition Proposal; (iii) participate in or engage in discussions or negotiations with any Person that relates to or would reasonably be expected to lead to an Acquisition Proposal; (iv) grant any waiver or release under Section 203 of the DGCL or any other state takeover Law; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract providing for an Acquisition Transaction, an “Alternative Acquisition Agreement”).

(b) Superior Proposals. Notwithstanding anything to the contrary in Section 5.3(a), from the date of this Agreement and continuing until the receipt of Company Stockholder Approval, the Company may, directly or indirectly through one or more of its Representatives, participate or engage in discussions or negotiations with, furnish non-public information relating to the Company or any of its Subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel of the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement to, any Person (and its Representatives and potential financing sources) that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement if and only if (i) the Company Board or a committee thereof has determined in good faith (after consultation with its financial advisors and outside legal counsel) that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, (ii) the Company Board or a committee thereof has determined in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law, and (iii) prior to furnishing any non-public information to such Person, the Company receives from such Person an executed Acceptable Confidentiality Agreement; provided, that, subject to applicable Law, the Company shall promptly make available to Parent and Merger Sub any non-public information concerning the Company that is provided to any such Person or its Representatives or potential financing sources pursuant to this Section 5.3(b) that was not previously made available to Parent and Merger Sub prior to, or simultaneously with, furnishing such information to such Person or its Representatives or potential financing sources.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as permitted by Section 5.3(d), at no time after the date of this Agreement may the Company Board or any committee thereof:

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent and Merger Sub; (B) adopt, approve or recommend to the Company Stockholders an Acquisition Proposal; or (C) fail to publicly and without qualification reaffirm the Company Board Recommendation, or to fail to publicly recommend against any such Acquisition Proposal, within ten (10) Business Days after any written request by Parent to do so following the public announcement of any Acquisition Proposal (it being understood that the Company will have no obligation to make such reaffirmation more than twice with respect to any Acquisition Proposal) (any action described in clauses (A), (B), and (C), a “Company Board Recommendation Change”); or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change. Notwithstanding anything to the contrary in this Agreement, at any time prior to obtaining the Company Stockholder Approval:

(i) if the Company has received a bona fide written Acquisition Proposal that did not result from a breach of Section 5.3(a) that the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Company Board or a committee thereof may effect a Company Board Recommendation Change with respect to such Acquisition Proposal; provided, however, that the Company Board shall not effect a Company Board Recommendation Change unless:

(A) the Company Board or a committee thereof determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(B) the Company has provided prior written notice to Parent and Merger Sub at least four (4) Business Days in advance (the “Notice Period”) that the Company Board or a committee thereof has received a Superior Proposal and intends to take such action, and a reasonably detailed summary of the rationale for the potential making of a Company Board Recommendation Change, which notice shall include the identity of the Person making the Superior Proposal, an unredacted copy of the Superior Proposal that is the basis for the proposed action, it being understood that the delivery of a notice of Superior Proposal or any amendment or update thereto or the determination to so deliver such notice shall not in and of itself constitute a Company Board Recommendation Change, so long as such notices are delivered privately to Parent and would not reasonably be expected to require public disclosure thereof; and

(C) prior to taking such action, the Company and its Representatives, during the Notice Period, shall have negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to so negotiate) to make such adjustments to the terms and conditions of this Agreement such that, after taking into account any adjustments to the terms and conditions of this Agreement proposed by Parent, the Company Board or a committee thereof would no longer determine that the failure to make a Company Board Recommendation Change in response to such Acquisition Proposal would be inconsistent with its fiduciary duties pursuant to applicable Law or such Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that, in the event of any material revisions to such Acquisition Proposal (including any change in price), the Company shall be required to deliver a new written notice to Parent and Merger Sub and to comply with the requirements of this Section 5.3(d)(i)(B) with respect to such new written notice (it being understood that the Notice Period in respect of such new written notice will be two (2) Business Days);

(ii) the Company Board or a committee thereof may effect a Company Board Recommendation Change in connection with an Intervening Event if the Company Board or a committee thereof determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law; provided, however, that, the Company Board or a committee thereof shall not effect such a Company Board Recommendation Change, unless:

(A) the Company has provided prior written notice to Parent and Merger Sub at least three (3) Business Days in advance that the Company Board or a committee thereof intends to effect a Company Board Recommendation Change, which notice shall describe the applicable Intervening Event in reasonable detail; and

(B) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such three (3)-Business Day period, shall have negotiated with Parent and its Representatives in good faith (to the extent Parent requests to so negotiate) to make such adjustments to the terms and conditions of this Agreement so that the Company Board or a committee thereof would no longer determine that the failure to make a Company Board Recommendation Change in connection with such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable Law.

(e) Notice. From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article 7 and the Effective Time, the Company shall promptly (and, in any event, within forty-eight (48) hours) notify Parent and Merger Sub if any Acquisition Proposal (or inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal) is received by the Company or any of its affiliates or Representatives, including the Company Board. Such notice shall include (i) the identity of the Person making the Acquisition Proposal, inquiry or offer, (ii) if in writing, a copy of such Acquisition Proposal, inquiry or offer (and if available, drafts of any Contract to effectuate such Acquisition Proposal) and copies of any financing commitments (but excluding any fee letters that are customarily redacted with respect thereto) received by the Company in connection therewith and (iii) if made orally, a summary of the material terms and conditions of such Acquisition Proposal. From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article 7 and the Effective Time, the Company shall (i) keep Parent and Merger Sub reasonably informed of the status and any material changes to the material terms and conditions of any such Acquisition Proposal (including by providing unredacted copies of all amendments and proposed amendments provided to or by such Person) and (ii) shall notify Parent promptly (and, in any event, within forty-eight (48) hours) after it first enters into discussions or negotiations concerning such Acquisition Proposal or provides non-public information or data to any Person relating thereto.

(f) Certain Disclosures. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will prohibit the Company or the Company Board or a committee thereof from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act that does not recommend acceptance of the applicable tender offer or making a “stop, look and listen” communication to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication); (ii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iii) complying with the Company’s disclosure obligations under United States federal or state Law with regard to an Acquisition Proposal; provided it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board or a committee thereof, to the extent required by Law, that describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, the material terms of such Acquisition Proposal and/or the operation of this Agreement with respect thereto will not, in and of itself, be deemed to be a Company Board Recommendation Change, provided that this Section 5.3 shall not be deemed to permit the Company or the Company Board to effect a Company Board Recommendation Change except in accordance with Section 5.3(c) and any such disclosure shall include an express reaffirmation of the Company Board Recommendation.

5.4 Written Consent; Preparation of Information Statement.

(a) In accordance with applicable Law, including Section 228 of the DGCL, and the Company Charter and Company Bylaws, immediately after the execution of this Agreement, and in lieu of calling a meeting of the Company Stockholders, the Company shall use its commercially reasonable efforts to obtain as promptly as practicable the Written Consent. Immediately upon receipt of the Company’s Written Consent, the Company will provide Parent with a copy of such Written Consent. In connection with the Written Consent, the Company shall take all actions necessary or advisable to comply, and shall comply in all respects, with the DGCL, including Section 228 and Section 262 thereof, and the Company Charter and Company Bylaws.

(b) As promptly as practicable (but in any event not later than twenty (20) Business Days) following the date hereof, the Company shall prepare and cause to be filed with the SEC an information statement of the type contemplated by Rule 14c–2 under the Exchange Act related to the Merger and this Agreement (such information statement, including any amendment or supplement thereto, the “Information Statement”) containing (i) the information specified in Schedule 14C under the Exchange Act concerning the Written Consent, the Merger and the Transactions, (ii) the notice of action by written consent required by Section 228(e) of the DGCL and (iii) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL. The Company shall consult with Parent and provide Parent and its counsel a reasonable opportunity to review and comment on the Information Statement and any amendment or supplement thereto (and to review and comment on any comments of the SEC or its staff on the Information Statement or any amendment or supplement thereto), and shall reasonably consider all comments made by Parent, prior to the filing thereof. The Company shall notify Parent and its counsel promptly upon the receipt of any material comments (whether written or oral) from the SEC and of any request (whether written or oral) by the SEC for material amendments or supplements to the Information Statement and shall promptly supply Parent with copies of all such comments, requests and any other written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Information Statement, to the extent permitted by applicable Law.

(c) The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments received from the SEC concerning the Information Statement and to resolve such comments with the SEC and cause the Information Statement to be filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act, and shall use its reasonable best efforts to cause the Information Statement to be disseminated to the Company Stockholders as promptly as reasonably practicable

(and in any event not later than three (3) Business Days) after the earliest to occur of (i) confirmation from the SEC that it has no further comments on the Information Statement, (ii) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (iii) expiration of the ten (10) day period after filing the preliminary Information Statement with the SEC, in the event the Company has not received notice from the SEC of its intent to review the Information Statement prior to such expiration time.

(d) Each of the Company and Parent shall provide to the other all information concerning such party as may be reasonably requested by the other party in connection with the preparation, filing and distribution of the Information Statement and shall otherwise assist and cooperate with the Company in the preparation of the Information Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent and Merger Sub shall promptly correct any information with respect to it or provided by it for use in the Information Statement if and to the extent, in the absence of such a correction, the Information Statement would contain a misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall disseminate such correction to the Company Stockholders in an amendment or supplement reasonably acceptable to both Parent and the Company. The Company agrees that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and that, at the time it is filed with the SEC, at the time it is mailed to the Company Stockholders or at the time of any amendment or supplement thereof, the Information Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by the Company with respect to statements included or incorporated by reference in the Information Statement based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein. Parent agrees that none of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Information Statement will, at the time it is filed with the SEC or at the time it is first mailed to the Company Stockholders, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.5 Appropriate Action; Consents; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other Transactions as promptly as practicable, including using reasonable best efforts to accomplish the following: (i) obtain all consents, approvals or waivers from, or participation in other discussions or negotiations with, Third Parties, including under any Contract to which the Company or Parent or any of their respective Subsidiaries is party or by which such Person or any of their respective properties or assets may be bound; (ii) obtain all necessary or advisable actions or nonactions, waivers, approvals, Orders and authorizations from Governmental Entities (including those in connection with applicable Competition Laws set forth on Section 3.4(b) of the Company Disclosure Letter), make as soon as reasonably practicable all necessary or advisable registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from or by any Governmental Entity; and (iii) execute and deliver any additional instruments necessary to consummate the Transactions and fully to carry out the purposes of this Agreement; provided, that for the avoidance of doubt, the parties’ obligations with respect to Competition Laws are solely set forth in the following Sections 5.5(b) through 5.5(e).

(b) Each of the parties shall cooperate with the other party and use reasonable best efforts to furnish to each other party such information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable Law relating to the exchange of information, the Company and Parent (and each of their respective counsels) shall have the right to review in advance, and, to the extent practicable, each party shall consult with the other party in connection with any filing made with, or material written communications submitted to, any Governmental Entity in connection with the Transactions, including the Merger. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent shall keep each other apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other party with copies of notices or other written substantive communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity with respect to such Transactions, and, to the extent practicable under the circumstances, shall consult with the other party in advance and provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any substantive filing, investigation or other inquiry in connection with the Transactions.

(c) In furtherance and not in limitation of the foregoing, each of the Company and Parent shall, and shall cause their respective affiliates to, make or cause to be made (x) all filings required under the HSR Act within twenty-five (25) Business Days after the date of this Agreement and (y) all filings under other Competition Laws set forth on Section 3.4(b) of the Company Disclosure Letter as promptly as reasonably practicable after the date of this Agreement, in each case, unless Parent and the Company mutually agree to a later date.

(d) Notwithstanding anything in this Agreement to the contrary, but without limiting Parent’s and Merger Sub’s obligations set forth in Sections 5.5(a), 5.5(b), 5.5(c) and 5.5(e), Parent shall, on behalf of the parties, control and direct all actions, decisions, communications and strategy in dealing with any Governmental Entity under the HSR Act or other Competition Laws; provided that Parent shall consider in good faith the views and comments of the Company and its outside counsel with respect to such actions, decisions, communications (including any filing made with, or written materials submitted to, any Governmental Entity) and strategies. Neither Parent nor any of its Subsidiaries shall enter into any agreement with any Governmental Entity not to consummate the Transactions, except with the prior consent of the Company. Notwithstanding anything herein to the contrary, the foregoing shall not require any disclosure that would reasonably be expected, as a result of such disclosure, to have the effect of causing the waiver of any attorney-client and work product privileges. Notwithstanding the foregoing or anything to the contrary herein, all filing fees to be paid in connection with the HSR Act or any other Competition Law related filing shall be paid by Parent.

(e) In furtherance and not in limitation of the foregoing, Parent shall, and shall cause its Subsidiaries and affiliates to, to use reasonable best efforts to obtain all necessary or advisable actions or non-actions, waivers, approvals, Orders and authorizations from Governmental Entities in connection with the applicable Competition Laws set forth on Section 3.4(b) of the Company Disclosure Letter, including by (i) responding promptly and diligently to any request for additional information and documentary material issued pursuant to the HSR Act or any other Competition Law, in each case as necessary to enable the parties to consummate the Transactions contemplated by this Agreement prior to the Extended Outside Date, and (ii) defending, contesting, and resisting, any Proceeding initiated by any Governmental Entity before any court to prevent any preliminary or permanent injunction or other Order that would prevent, prohibit, restrict or delay the consummation of the Transactions contemplated by this Agreement; provided, however, that, notwithstanding anything in this Agreement to the contrary, Parent’s obligations under this Section 5.5 shall not require Parent to (i) propose, negotiate, commit to, or effect, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets, properties or businesses of Parent or the Company or any of their respective Subsidiaries, or (ii) accept any operational restrictions or otherwise take or commit to take actions that limit Parent’s or the Company’s or any of their respective Subsidiaries’ freedom of action with respect to, or its ability to retain, any of the assets, properties, licenses, rights, product lines, operations or businesses of Parent or the Company or any of their respective Subsidiaries. Prior to the Closing, neither Parent nor any of its Subsidiaries or affiliates, shall acquire or agree to acquire any entity, business, equity or assets of any Person, in each case, which (a) competes with the Company or any of its Subsidiaries in, or (b) generated in its last full financial year more than $1,000,000 in sales to customers located in, in each case of the foregoing clauses (a) and (b), any of Australia, Germany, the United Kingdom or the United States in the Relevant Business, if the entering into of a definitive agreement relating to, or the consummation of, such acquisition would reasonably be expected to prevent or materially delay the receipt of any waivers, approvals, Orders and authorizations from Governmental Entities (including those in connection with applicable Competition Laws) in connection with the Merger and the other Transactions. For purposes of this Section 5.5(e), “Relevant Business” means the business of developing, marketing, distributing or selling haircare treatment, wash (shampoo and conditioner) or styling products for the premium or professional segment.

5.6 Certain Notices. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Article 7, unless prohibited by applicable Law, each party shall give prompt notice to the other parties if any of the following occur: (a) receipt of any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the Transactions, if the failure of such party to obtain such consent would be material to the Company, the Surviving Corporation, Parent or Merger Sub; (b) receipt of any notice or other communication from any Governmental Entity or Nasdaq (or any other securities market) in connection with the Transactions, if the subject matter of such communication would be material to the Company, the Surviving Corporation, Parent or Merger Sub; or (c) such party becoming aware of the occurrence of an event that could prevent or delay beyond the Outside Date the consummation of the Transactions or that would reasonably be expected to result in any of the conditions to the Merger set forth in Section 6.1(c) or Section 6.1(d) not being satisfied. Any such notice pursuant to this Section 5.6 shall not affect any representation, warranty, covenant or agreement contained in this Agreement, and any failure to make such notice (in and of itself) shall not be taken into account in determining whether the conditions set forth in Article 6 have been satisfied or give rise to any right of termination set forth in Article 7.

5.7 Public Announcements. Except as otherwise contemplated by Section 5.3 or in connection with any Proceeding between the Company or its affiliates, on the one hand, and Parent or its affiliates, on the other hand, so long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other, shall not issue any press release or make any public statement with respect to the Merger, the Transactions or this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (x) as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, in which case, the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such disclosure with respect to the Merger, the Transactions, or this Agreement, in advance of such issuance; or (y) any press release or public statement that is consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually if approved by the other party). In addition, the Company may, without Parent’s or Merger Sub’s consent, and each of Parent and Merger Sub may, without the Company’s consent, communicate to their respective employees, customers, suppliers, vendors, partners or consultants with respect to the Merger, the Transactions or this Agreement; provided, that, such communication is consistent with the previous press releases, public disclosures or public statements made jointly by the parties (or individually if approved by the other party). The press release announcing the execution and delivery of this Agreement shall not be issued prior to the approval of each of the Company and Parent.

5.8 Employee Benefit Matters.

(a) During the period commencing at the Closing Date and ending on the first (1st) anniversary of the Closing Date (the “Protection Period”), Parent shall provide or cause its Subsidiaries, including the Surviving Corporation, to provide to each employee of the Company and its Subsidiaries who is employed by the Company and its Subsidiaries immediately following the Closing Date (each a “Continuing Employee”), during any period of employment with the Surviving Corporation during the Protection Period, (i) base salary or wages that are not less favorable than the base salary or wages provided to such Continuing Employee immediately prior to the Effective Time, (ii) target cash incentive opportunities that are not less favorable than the target cash incentive opportunities provided to such Continuing Employee immediately prior to the Effective Time, (iii) severance benefit eligibility that is not less favorable than the severance benefits such Continuing Employee would have been eligible to receive immediately prior to the Effective Time and (iv) other employee benefits (excluding equity or equity-based compensation, retention, change in control, transaction or one-time bonuses, defined benefit pension, defined contribution plan, nonqualified deferred compensation benefits, retiree health or welfare benefits or severance benefits) that are no less favorable in the aggregate to the other benefits (excluding equity or equity-based compensation, retention, change in control, transaction or one-time bonuses, defined benefit pension, defined contribution benefit, nonqualified deferred compensation benefits, retiree health or welfare benefits or severance benefits) provided to such Continuing Employee immediately prior to the Effective Time.

(b) With respect to benefit plans maintained by the Surviving Corporation (including any vacation, paid time-off and severance plans), for purposes of determining eligibility to participate, vesting and, with respect to severance and paid time-off benefits only, determining level of benefits, each Continuing Employee’s service with the Company or any of its Subsidiaries, as reflected in the Company’s records, shall be treated as service with the Surviving Corporation; provided, however, that, such service need not be recognized to the extent that such recognition would result in any duplication of benefits and the foregoing service credit shall not apply with respect to any equity or equity-based compensation, defined benefit plan, or defined contribution plan.

(c) If requested by Parent at least five (5) Business Days before the Closing Date, effective as of no later than the day immediately preceding the Closing Date, the Company shall take all actions necessary to commence a termination process for any and all Company Benefit Plans intended to qualify under Section 401 of the Code. If Parent delivers notice requesting such termination, the Company shall provide to Parent, at least one Business Day prior to the Closing Date, evidence that the Company has adopted resolutions of the Company Board to terminate any such Company Benefit Plan effective as of the day prior to the Closing Date, conditioned on the occurrence of the Closing. The form and substance of such resolutions shall be subject to the review and comment of Parent (and any such comments shall be considered in good faith). The Company also shall take all such other actions in furtherance of terminating any such Company Benefit Plan as required by the terms of the plan document for such Company Benefit Plan or as Parent may reasonably require.

(d) Without limiting the generality of Section 8.10, the provisions of this Section 5.8 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) or other Service Provider shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.8 shall create such rights in any such individuals. Nothing contained in this Agreement shall: (i) guarantee employment or service for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective affiliates to terminate the employment or service of any Continuing Employee or Service Provider at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective affiliates to adopt or continue any Company Benefit Plan or any other employee benefit plans, agreements, arrangements, programs, policies or Contracts at any time, or prevent the amendment, modification or termination thereof following the Closing; or (iii) amend any Company Benefit Plans or other employee benefit plans, agreements, arrangements, programs, policies or Contracts.

5.9 Indemnification.

(a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify, defend and hold harmless, and shall advance expenses as incurred (but no later than thirty (30) days after the submission of invoices), to the fullest extent permitted under applicable Law and in accordance with the Company Charter, the Company Bylaws or similar organization documents, or in indemnification agreements set forth on Section 5.9(a) of the Company Disclosure Letter, in effect as of the date of this Agreement, each present and former director and officer of the Company and its Subsidiaries, and each person who is or was serving at the request of the Company as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans) (in each case, when acting in such capacity or when made or threatened to be made a party to any Proceeding or investigation by reason of his or her status as such) (each, an “Indemnitee” and, collectively, the “Indemnitees”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, relating to or resulting from the fact that such Indemnitee is or was a director, officer or employee of the Company or any of its Subsidiaries or is or was serving at the request of the Company as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise (including, but not limited to, service with respect to employee benefit plans), whenever asserted (including matters existing or occurring at or prior to the Effective Time, including in connection with this Agreement or the Transactions).

(b) For a period of no less than six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect the exculpation, indemnification and advancement of expenses provisions as set forth in the Company and its Subsidiaries’ certificate of incorporation and bylaws or similar organizational documents in effect as of the date of this Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that could adversely affect the rights thereunder of any Indemnitees.

(c) For six (6) years from and after the Effective Time, Parent shall cause the Surviving Corporation to maintain for the benefit of the directors and officers of the Company, as of the date of this Agreement and as of the Closing Date, an insurance policy that provides coverage for claims arising out of events occurring at or prior to the Effective Time (the “D&O Insurance”) on terms substantially equivalent to the existing D&O policy of the Company, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that, Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of three hundred percent (300%) of the last annual premium paid by the Company prior to the date of this Agreement, it being understood that, if the total premiums payable for such insurance coverage exceeds such amount, Parent shall obtain a policy with the greatest coverage available for a cost equal to such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” policies have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with such coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of this Agreement or the Transactions; provided, however, that, Parent shall not be required to, and neither the Company nor the Surviving Corporation shall (without the prior written consent of Parent), pay an amount for such prepaid policies in excess of three hundred percent (300%) of the last annual premium paid by the Company prior to the date of this Agreement, it being understood that if the total premiums payable for such insurance coverage exceeds such amount, Parent shall obtain a prepaid tail policy with the greatest coverage available for a cost equal to such amount. The Company may, and upon the request of Parent, the Company shall use commercially reasonable efforts to, arrange and pay the applicable premium payable in connection with, the prepaid “tail” policies described in the preceding sentence, in each case, prior to the Effective Time.

(d) With respect to any indemnification obligations of the Surviving Corporation pursuant to this Section 5.9, the Surviving Corporation hereby acknowledges and agrees that: (i) the Surviving Corporation shall be the indemnitor of first resort with respect to all indemnification and expense advancement obligations of the Surviving Corporation pursuant to this Section 5.9 (i.e., its obligations to an applicable Indemnitee are primary, and any obligation of any other Person to advance expenses or to provide indemnification and/or insurance for the same expenses or liabilities incurred by such Indemnitee are secondary) and (ii) the Surviving Corporation irrevocably waives, relinquishes and releases any such other Person from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof; provided that nothing in this Agreement is intended to relieve, or shall be construed as relieving, any insurer of its obligations under any insurance policy.

(e) If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9.

(f) The rights of each Indemnitee under this Section 5.9 (i) shall survive consummation of the transactions contemplated by this Agreement; (ii) are intended to benefit, and shall be enforceable by, each Indemnitee and their respective heirs, administrators, executors, successors, assigns and representatives (who shall be third party beneficiaries of this Section 5.9); and (iii) are in addition to, and not in substitution for, any other rights to indemnification, contribution or insurance that any such Indemnitee (and their respective heirs, administrators, executors, successors, assigns and representatives) may have by contract or otherwise.

(g) Parent and the Surviving Corporation shall advance, and cause to be paid, on a current basis (but no later than thirty (30) days after the submission of invoices) all attorneys’ fees, costs and expenses that may be incurred by any Indemnitee in enforcing his or her rights under this Section 5.9, subject to recoupment if a court of competent jurisdiction determines in a final and nonappealable order that no such indemnification is owed to such Indemnitee.

5.10 Takeover Statutes. If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any “control share acquisition,” “fair price,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger or any other Transaction contemplated by this Agreement, then the Company and the Company Board shall take all action reasonably available to it to render such Law inapplicable to the foregoing.

5.11 Section 16 Matters. Prior to the Effective Time, the Company and Parent shall take all such steps as may be reasonably necessary to cause any dispositions of Shares (including derivative securities with respect to Shares, including the Company Options and/or Company RSU Awards) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.12 Stockholder Litigation. The Company shall promptly advise Parent, and give Parent the opportunity to participate in the defense, of any claim, demand, other substantive correspondence related to stockholder litigation against the Company and/or its directors and officers, or any of them, in connection with or relating to the Transactions (collectively, “Stockholder Claims”), including the Merger, and shall keep Parent reasonably informed regarding any such Stockholder Claims. The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such Stockholder Claims, and shall consider in good faith Parent’s views with respect to such Stockholder Claims. The Company shall not issue any supplemental disclosure, make any commitments with respect to, or otherwise settle or agree to settle any such Stockholder Claims without Parent’s prior written consent (which shall not be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.12, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to any such stockholder litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined), and Parent may offer comments or suggestions with respect to such stockholder litigation, which the Company shall consider in good faith, but will not be afforded any decision-making power or other authority over such stockholder litigation except for the settlement consent set forth above.

5.13 Stock Exchange Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and the rules and policies of Nasdaq to enable the delisting by the Company of the Common Stock from Nasdaq and the deregistration of the Common Stock under the Exchange Act promptly after the Effective Time. The Company shall direct Nasdaq to file with the SEC a Form 25 on the Closing Date and the Surviving Corporation shall file a Form 15 on the first (1st) Business Day that is at least ten (10) days after the date the Form 25 is filed (such period between the

Form 25 filing date and the Form 15 filing date, the “Delisting Period”). If the Company is reasonably likely to be required to file any quarterly or annual reports pursuant to the Exchange Act during the Delisting Period, the Company will use commercially reasonable efforts to prepare a draft, which is sufficiently developed such that it can be timely filed with a reasonable amount of effort within the time available, of any such reports reasonably likely to be required to be filed during the Delisting Period.

5.14 Director Resignations. Prior to the Effective Time, the Company shall use its reasonable best efforts to deliver to Parent resignations executed by each director of the Company in office immediately prior to the Effective Time, which resignations shall be effective at the Effective Time.

5.15 FIRPTA Certificate. The Company shall deliver to Parent prior to Closing (a) a duly executed certification of the Company, prepared in accordance with Treasury Regulations Sections 1.897-2(g) and (h) and 1.1445-2(c), dated as of the Closing Date, certifying that no interest in the Company is a “United States real property interest” within the meaning of Section 897(c) of the Code, and (b) a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2). The Company hereby authorizes Parent, and Parent hereby agrees, to deliver such certificate and notice to the IRS on behalf of the Company following the Closing; provided, however, that a failure to provide the certification and notice described in this Section 5.15 shall only permit Parent to complete required withholdings from the payments to be made pursuant to this Agreement (in accordance with applicable law and the provisions of Section 2.5 hereof).

5.16 Payoff Letters. The Company shall use commercially reasonable efforts to obtain and provide to Parent, at least three (3) Business Days prior to the Closing Date, a customary payoff letter executed by the administrative agent or other applicable party under the Credit Agreement, in form and substance reasonably acceptable to Parent, setting forth all amounts necessary to be paid as of the Closing Date in order to repay in full all the obligations thereunder (including all principal, interest, fees, prepayment premiums and penalties, if any) and providing for the guarantees and Liens in respect of the Credit Agreement to be released, together with any necessary UCC authorizations or other releases as are required or as Parent may reasonably request to evidence the satisfaction and discharge in full of such obligations, and the release of all Liens with respect thereto reasonably promptly following the repayment of funds contemplated by such payoff letter.

5.17 No Control of Other Party’s Business. The parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent, Merger Sub and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over its own business and operations.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

6.1 Conditions to Obligations of Each Party. The respective obligations of each party to consummate the Merger and the Transactions shall be subject to the satisfaction (or waiver, if permissible under Law) at the Effective Time of each of the following conditions:

(a) The Company Stockholder Approval shall have been obtained.

(b) At least twenty (20) calendar days shall have elapsed since the Company mailed to the Company Stockholders the Information Statement as contemplated by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

(c) The consummation of the Merger shall not then be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other

Governmental Entity, and there shall not be in effect any Law enacted, issued or promulgated by any Governmental Entity of competent jurisdiction that prevents the consummation of the Merger.

(d) Any waiting period under the HSR Act applicable to the Merger shall have expired or been terminated, and the other approvals, waivers and waiting, notice, approval or review periods under the Laws listed in Section 6.1(d) of the Company Disclosure Letter shall have expired, been terminated, otherwise obtained or deemed to have been received, as applicable (the “Other Required Approvals”).

6.2 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the Transactions is further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:

(a) Each representation and warranty of Parent and Merger Sub contained in this Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect or other similar qualifications contained therein, shall be true and correct on the date hereof and at and as of the Closing Date as though made at and as of the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time), and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent and Merger Sub shall have performed or complied in all material respects with all obligations, covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Effective Time.

(c) Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

6.3 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) at the Effective Time of the following conditions:

(a) Each representation and warranty of the Company (i) contained in Sections 3.1 (Corporate Organization), 3.3 (Authority; Execution and Delivery; Enforceability) and 3.20 (Broker’s Fees) without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though made at and as of the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be so true and correct as of such date or time); (ii) contained in Section 3.2(a) (Capitalization) shall be true and correct in all respects except for any de minimis inaccuracies as of the date hereof and at and as of the Closing Date as though made at and as of the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be so true and correct as of such date or time); and (iii) otherwise set forth in Article 3, without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct as of the date hereof and at and as of the Closing Date as though made at and as of the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be so true and correct as of such date or time), except as would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect.

(b) The Company shall have performed and complied in all material respects with all obligations, covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

(c) A Company Material Adverse Effect shall not have occurred since the date of this Agreement.

(d) The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Sections 6.3(a), 6.3(b) and 6.3(c) have been satisfied.

(e) The waiver and amendment agreement entered into by the Principal Stockholders under the TRA Waiver and Amendment shall be in full force and effect in accordance with its terms and otherwise shall not have been amended, repudiated, revoked or withdrawn by any of the Principal Stockholders.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, whether before or (subject to the terms hereof) after receipt of the Company Stockholder Approval, by action taken or authorized by the board of directors of the terminating party or parties:

(a) by mutual written consent of both the Company and Parent, by action of their respective boards of directors, at any time prior to the Effective Time;

(b) by either the Company or Parent, if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have enacted, issued or promulgated any Law or Order or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting, prior to the Effective Time, the consummation of the Merger, and such Law, Order or other action shall have become final and non-appealable provided, that, the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a party (and in the case of Parent, including Merger Sub) whose action or failure to perform or comply with any provision of this Agreement was a primary cause of (x) such Law or Order to be enacted, issued or promulgated or (y) the failure to remove such Law or Order;

(c) by either the Company or Parent if the Effective Time shall not have occurred on or before March 31, 2027 (the “Initial Outside Date”); provided, that, in the event that, at the Initial Outside Date, all of the conditions in Article 6 other than Sections 6.1(c) (solely with respect to Orders and Laws related to the HSR Act or any Other Required Approvals) or 6.1(d) have been satisfied (other than conditions that by their nature are to be satisfied on the Closing Date), or have been waived by Parent and Merger Sub or the Company, as applicable, then the Outside Date shall automatically be extended to September 30, 2027 (the “Extended Outside Date”), unless Parent and the Company mutually agree to an earlier Extended Outside Date; provided, however, that, neither the Company nor Parent shall be permitted to terminate this Agreement pursuant to this Section 7.1(c) if there has been any breach by such party (and in the case of Parent, including Merger Sub) of its representations, warranties or covenants contained in this Agreement, and such breach is the primary cause of or resulted in the failure of the Closing to have occurred prior to the Initial Outside Date or the Extended Outside Date, as the case may be;

(d) by Parent, if the Written Consent, duly executed by the Principal Stockholders shall not have been delivered to Parent and the Company by 11:59 p.m. Eastern Time on the date hereof;

(e) by Parent, at any time prior to the receipt of the Company Stockholder Approval, if the Company Board shall have effected a Company Board Recommendation Change;

(f) by Parent, at any time prior to the Effective Time, if (i) there has been a breach by the Company of its representations, warranties or covenants contained in this Agreement, in each case, such that any condition to the Merger contained in Sections 6.3(a) or 6.3(b) is not capable of being satisfied while such breach is continuing, (ii) Parent shall have delivered to the Company written notice of such breach, and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 6.3(a) and 6.3(b) prior to the applicable Outside Date or, if capable of cure, shall not have been cured by the earlier of (x) the date that is thirty (30) days following the date of delivery of such written notice to the Company, and (y) the Outside Date; provided, however, that, Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(f) if Parent or Merger Sub is then in breach of any of its representations, warranties or covenants contained in this Agreement, and such breach would result in the failure of the conditions set forth in Sections 6.2(a) and 6.2(b) to be satisfied; or

(g) by the Company, at any time prior to the Effective Time, if (i) there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in this Agreement, in each case, such that any condition to the Merger contained in Sections 6.2(a) or 6.2(b) is not capable of being satisfied while such breach is continuing, (ii) the Company shall have delivered to Parent written notice of such breach, and (iii) such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 6.2(a) and 6.2(b) prior to the applicable Outside Date or, if capable of cure, shall not have been cured by the earlier of (x) the date that is thirty (30) days following since the date of delivery of such written notice to Parent and (y) the Outside Date; provided, however, that, the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(g) if the Company is then in breach of any of its representations, warranties or covenants contained in this Agreement, and such breach would result in the failure of the conditions set forth in Sections 6.3(a) or 6.3(b) to be satisfied.

7.2 Effect of Termination. In the event of a proper and valid termination of this Agreement by either the Company or Parent as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, and this Agreement shall forthwith become void and have no further force and effect (other than the second sentence of Section 5.2, Section 5.7, Section 7.2, and Section 7.3, and Article 8, each of which shall survive termination of this Agreement), and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers, directors or Representatives, except with respect to the second sentence of Section 5.2, Section 5.7, Section 7.2, Section 7.3, and Article 8; provided, that, subject to Section 7.3, nothing herein shall relieve any party from liabilities or damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and, in the case of liabilities or damages payable by Parent or Merger Sub, would include the benefits of the Transactions lost by the Company Stockholders, taking into consideration all relevant matters, including lost stockholder premium) incurred or suffered as a result of a Willful and Material Breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective representations, warranties, covenants or other agreements set forth in this Agreement prior to such termination, and the aggrieved party shall be entitled to all remedies available at law or in equity.

7.3 Company Termination Fee.

(a) The parties hereto agree that if this Agreement is terminated (i) by Parent pursuant to Section 7.1(d) or Section 7.1(e) or (ii) by either party pursuant to Section 7.1(c) at a time when Parent could have terminated this Agreement pursuant to Section 7.1(d) or Section 7.1(e) at such time, then the Company shall pay to Parent within two (2) Business Days after such termination the Company Termination Fee. The “Company Termination Fee” means $40,440,000.

(b) The parties hereto agree that if (i) this Agreement is terminated pursuant to Section 7.1(c) or Section 7.1(f), (ii) after the date hereof and prior to such termination, an Acquisition Proposal has been publicly announced and not withdrawn prior to such termination and (iii) the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Transaction is consummated within twelve (12) months after such termination, then the Company shall pay the Company Termination Fee to Parent, no later than two (2) Business Days after the consummation of such transaction. For purposes of this Section 7.3(b), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 8.4, except that the references to “20%” shall be deemed to be references to “50%.”

(c) All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent, or in the absence of such designation, an account established for the sole benefit of Parent.

(d) Each of the parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. If Parent receives payment of the Company Termination Fee under the circumstances in which it is payable as provided in this Section 7.3, the receipt of the Company Termination Fee will be (i) the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and affiliates and any of their respective direct or indirect former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, attorneys, agents, affiliates or assignees of any of the foregoing (collectively, the “Company Related Parties”), for all losses and damages suffered as a result of the failure of the Transactions to be consummated or for any breach or failure to perform hereunder or otherwise, and upon payment of such amount (in circumstances where the Company Termination Fee is payable), none of the Company Related Parties shall have any further liability or obligation whatsoever relating to or arising out of this Agreement or the Transactions and (ii) deemed to be liquidated damages for any and all damages or losses suffered or incurred by Parent, Merger Sub or any of their respective affiliates in connection with this Agreement and the termination of this Agreement (or any matter forming the basis for such termination), and none of Parent, Merger Sub or any of their respective affiliates will be entitled to bring any Proceeding or otherwise be entitled to any remedy (including for specific performance pursuant to Section 8.14) against the Company or any of the Company Related Parties, at law or in equity or otherwise, arising from or in connection with this Agreement (including the termination thereof) or any of the Transactions. For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one (1) occasion.

7.4 Amendment. This Agreement may be amended by each of the Company, Parent and Merger Sub by action taken by or on behalf of their respective boards of directors or an applicable committee thereof at any time prior to the Effective Time; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made that, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company Stockholders without such approval. Notwithstanding the foregoing, this Agreement may not be amended, except by an instrument in writing signed by the parties hereto.

7.5 Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein; provided, however, that, after receipt of the Company Stockholder Approval, there may not be any extension or waiver of this Agreement that decreases the Merger Consideration or adversely affects the rights of the Company Stockholders hereunder without the approval of such stockholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 8

GENERAL PROVISIONS

8.1 Non-Survival of Representations and Warranties. None of the representations, warranties or covenants in this Agreement nor in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except that this Section 8.1 shall not limit any covenant or agreement of the parties that, by its terms, contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

8.2 Fees and Expenses. Subject to Section 7.2, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred the same.

8.3 Notices. Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person, (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

If to Parent or Merger Sub, addressed to it at:

Henkel US Operations Corporation

One Henkel Way

Rocky Hill, CT 06067

Attention: Robert McNamee, SVP, Chief Legal Officer & Secretary

Email: [***]

with a copy to (for information purposes only):

Latham & Watkins LLP

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Attention: Bradley Faris; Jason Morelli

Email: bradley.faris@lw.com; jason.morelli@lw.com

If to the Company, addressed to it at:

Olaplex Holdings, Inc.

432 Park Avenue South, Third Floor

New York, NY 10016

Attention: John C. Duffy

Email: [***]

with a copy to (for information purposes only):

Ropes & Gray LLP

1211 Avenue of the Americas

New York, New York 10036

Attention: Craig E Marcus; Sarah H. Young

Email: craig.marcus@ropesgray.com; sarah.young@ropesgray.com

8.4 Certain Definitions. For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that either (a) is in effect on the date of this Agreement or (b) if executed after the date hereof, is no less favorable in the aggregate to the Company than the Confidentiality Agreement, it being understood that such agreement need not contain any “standstill” or similar provisions that would prohibit the making of any Acquisition Proposal for a negotiated transaction with the Company.

“Acquisition Proposal” means any offer or proposal from a Third Party for an Acquisition Transaction.

“Acquisition Transaction” means any direct or indirect (a) merger, consolidation or other business combination, recapitalization, reorganization, liquidation, dissolution, or other transaction involving the Company pursuant to which any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of

Persons would hold Equity Interests representing twenty percent (20%) or more of the total outstanding Equity Interests of the Company (by vote or volume) after giving effect to the consummation of such transaction, (b) sale, lease or other disposition by merger, consolidation, business combination, share exchange, joint venture or otherwise, of assets of the Company (including Equity Interests of any Subsidiary of the Company) or its Subsidiaries representing twenty percent (20%) or more of the consolidated assets of the Company and its Subsidiaries, based on their fair market value as of the date of such transaction, (c) issuance or acquisition, sale or disposition (including by way of merger, tender offer, consolidation, business combination or share exchange) of Equity Interests representing twenty percent (20%) or more of the voting power of the Company, or (d) combination of the foregoing (in each case, other than the Merger).

“affiliate” means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first-mentioned Person.

“Anti-Corruption Law” means any Law, rules or regulations related to bribery, corruption or the protection of whistleblowers, including the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, the UN Convention Against Corruption and any implementing legislation promulgated pursuant to such Conventions, the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and any other applicable anti-bribery, anti-corruption or whistleblower protection Laws.

“beneficial ownership” (and related terms, such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Business Day” means a day other than Saturday, Sunday, any day on which banks located in New York, New York or Dusseldorf, Germany are authorized or obligated by applicable Law to close or any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means any change, event, state of facts, occurrence or development (an “Effect”) that, individually or in the aggregate, (a) has had, or would reasonably be expected to have, a material adverse effect on the business, financial condition, assets or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) has prevented or materially delayed or materially impaired, or would reasonably be expected to prevent or materially delay or materially impair, the Company’s ability to perform its obligations under this Agreement and to consummate the Transactions prior to the Outside Date; provided, however, that, for purposes of clause (a) above, adverse Effects arising out of the following (alone or in combination) shall not constitute or contribute to a Company Material Adverse Effect: (i) operating, business, regulatory or other conditions generally applicable to the industries or markets in which the Company and its Subsidiaries operate their business; (ii) global, national or regional political, legislative, financial, economic, capital market (including the prevailing interest rates, tariffs, inflation or inflation rates, credit markets or exchange rates) or business conditions, including hostilities, acts of war, military activity, cyber-attacks on the United States or any other country by a state or other geopolitical actor, sabotage or terrorism, including an outbreak or escalation of hostilities involving the United States or any other country or the declaration by the United States or any other country of a national emergency or war (whether or not declared, and including the Russian/Ukrainian and Israeli/Palestinian conflicts and United States and Israeli military action against Iran and retaliations and escalations and effects thereof); (iii) changes in GAAP or any changes in applicable Laws or the enforcement of the authoritative interpretation thereof, in each case, after the date hereof; (iv) hurricanes, earthquakes, floods or other natural disasters in the United States or any other country or region in the world in which the Company and its Subsidiaries has material operations; (v) any epidemic, pandemic or disease outbreak, quarantine restrictions, other outbreak or illness or public health event (whether human or animal); (vi) any effect arising from or attributable to the execution or announcement of this Agreement or pendency or the consummation of the transactions contemplated by this Agreement (including the identity of Parent or its affiliates), including any impact on the Company’s and its Subsidiaries’ relationships with employees, contractors, customers, suppliers, distributors, regulators or business partners (except that this clause (vi) shall not apply to any representation and warranty contained in Article III of this Agreement specifically addressing the results or consequences of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transactions, or any condition related thereto); (vii) any Proceeding arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transaction; (viii) any change in the market price or trading volume of the Common Stock or the credit rating of the Company and any changes in any analysts’ recommendations or ratings with respect to the Company (provided, that, the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred), (ix) the failure of the Company and its Subsidiaries to meet or achieve the results set forth in any internal, published, or analysts’ expectations or projections, performance measures, operating statistics, budgets, guidance, estimates, or revenue, earnings or other financial or operating metric predictions, projection or forecast (provided, that, the underlying cause of such failure shall be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect, unless such cause is otherwise specifically excluded by one of the other clauses of this definition), or (x) the matters listed in Schedule 8.4(b) of the Company Disclosure Letter; provided, however, that any Effect referred to in the foregoing clauses (i) through (v) shall be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect to the extent such Effect adversely affects the business of the Company and its Subsidiaries in a materially disproportionate manner in comparison to other participants in the industries in which the Company and its Subsidiaries operate their business.

“Company-Owned Intellectual Property” means all Intellectual Property that is owned by the Company or any of its Subsidiaries.

“Competition Laws” means applicable supranational, national, federal, state, provincial or local Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition in any country or jurisdiction, including the HSR Act, the Sherman Act, the Clayton Act and the Federal Trade Commission Act, in each case, as amended, and other similar competition or antitrust Laws of any jurisdiction other than the United States.

“Contract” means any binding agreement arrangement, contract, lease (whether for real or personal property), power of attorney, note, bond, mortgage, indenture, deed of trust, loan, evidence of indebtedness, letter of credit, settlement agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, purchase and sale order, and other legal commitment to which, in each case, a Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.

“control” (including the terms “controlled by” and “under common control with” or other correlative meanings) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of capital stock or other Equity Interests, as trustee or executor, by Contract or credit arrangement or otherwise.

“Credit Agreement” means that certain Credit Agreement, dated as of February 23, 2022, by and among Olaplex, Inc., Penelope Intermediate Corp., Goldman Sachs Bank USA, as administrative agent, collateral agent and swingline lender, and each lender and issuing bank from time to time party thereto.

“Environmental Claims” means any Proceeding, investigation, Order, demand, allegation, accusation or notice (written or oral) by any Person or entity alleging actual or potential liability arising out of or relating to any Environmental Laws, Environmental Permits or the presence in, or Release into, the environment of, or exposure to, any Hazardous Materials, but shall not include any claims relating to products liability.

“Environmental Laws” means any and all applicable, federal, state, provincial, local or foreign Laws, and all rules or regulations promulgated thereunder, regulating or relating to Hazardous Materials, pollution, protection of the environment (including ambient air, surface water, ground water, land surface, subsurface strata, wildlife, plants or other natural resources), and/or the protection of health and safety of persons from exposures to Hazardous Materials in the environment.

“Environmental Permits” means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity or ownership interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person or trade or business (whether or not incorporated) that is (or to the extent the Company has any outstanding liability with respect thereto, was), at the applicable time, treated as a single employer with the Company under Section 414 of the Code or Section 4001 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Government Official” means any (a) officer, agent or employee of a Governmental Entity, (b) person acting in an official capacity for or on behalf of a Governmental Entity, (c) candidate for government or political office, or (d) member of a royal family.

“Governmental Entity” means any transnational, national, federal, state, provincial, county, municipal, local or foreign government, or other political subdivision, governmental entity of any nature (including any governmental agency, branch, department, division, official or entity) or any court, arbitral body or arbitrator (public or private) or tribunal thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of, or pertaining to, government.

“Hazardous Materials” means any pollutants, contaminants or any other toxic, infectious, carcinogenic, reactive, corrosive, ignitable, flammable or otherwise hazardous material, substance or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Intellectual Property” means all intellectual property rights in any jurisdiction, including all: (a) patents and patent applications; (b) trademarks, service marks, trade dress, logos, slogans, brand names, trade names and corporate names (whether or not registered), and other indicia of origin, and all applications and registrations in connection therewith; (c) Internet domain names, and intellectual property rights in social media accounts and handles; (d) copyrights (whether or not published), and all applications and registrations in connection therewith; (e) mask works and industrial designs, and all applications and registrations in connection therewith; and (f) trade secrets and other intellectual property rights in confidential or proprietary information (including intellectual property rights, if any, in inventions, ideas, research and development information, know-how, formulas, compositions, technical data, designs, drawings, specifications, research records, test information, financial, marketing and business data, customer and supplier lists, algorithms and information, pricing and cost information, business and marketing plans and proposals, and databases and compilations of data).

“Intervening Event” means any effect, change, event, circumstance, condition, development, state of fact or occurrence first arising after the date hereof that (a) was not known to, or reasonably foreseeable by, the Company Board as of the date hereof and (b) does not relate to any Acquisition Proposal.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) when used with respect to the Company, the actual knowledge of the individuals listed in Section 8.4(a) of the Company Disclosure Letter and (b) when used with respect to Parent or Merger Sub, the actual knowledge of the officers and directors of Parent and Merger Sub.

“Law” means any applicable domestic or foreign national, federal, supranational, multinational, provincial, state, municipal and local laws (statutory, common or otherwise), acts, statutes, ordinances, codes, conventions, directives, rules, or regulations, administrative or judicial doctrines adopted, promulgated, issued or applied by any Governmental Entity and any Orders.

“Lien” means with respect to any property, equity interest or asset, any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, adverse claim, restriction on transfer, or option in respect of such property, equity interest or asset.

“Nasdaq” means The Nasdaq Stock Market LLC.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Order” means any order, award, writ, injunction, judgment, decision, directive, settlement, stipulation, ruling, determination, agreement, consent, verdict, decree, regulatory communication directing compliance or corrective action (including, but not limited to, Warning Letters or other advisory actions), or other action, whether civil, criminal, or administrative, in each case, that is entered, issued, made or rendered by or with any Governmental Entity.

“Outside Date” means the Initial Outside Date or the Extended Outside Date, as applicable.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has prevented or materially delayed or materially impaired, or would reasonably be expected to prevent or materially delay or materially impair, Parent’s or Merger Sub’s ability to perform its obligations under this Agreement or to consummate the Transactions prior to the Outside Date.

“Permitted Liens” means (a) statutory Liens for current Taxes, assessments and charges or levies by a Governmental Entity not yet due and payable, or that are being contested in good faith by appropriate Proceedings and for which appropriate reserves required pursuant to GAAP have been made in respect thereof; (b) Liens in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising in the ordinary course of business for amounts not yet due and payable and for which appropriate reserves required pursuant to GAAP have been made in respect thereof; (c) easements, covenants and rights of way (unrecorded and of record) and other similar restrictions, zoning, entitlements, conservation, building and other land use and environmental restrictions or regulations promulgated by Governmental Entities, in each case that do not materially and adversely impact the current use of the affected property or materially impair the value of such property; (d) all exceptions, restrictions, imperfections of title, charges and other Liens that do not materially and adversely interfere with the present use of the assets of the Company or any of its Subsidiaries, taken as a whole, or materially impair the value of such assets; (e) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (f) as to any Company Leased Real Property, any Lien created by or for the landlord thereof affecting the fee interest and not created by the Company, (g) with respect to leased or licensed personal property, the terms and conditions of the lease or license applicable thereto; (h) non-exclusive licenses to Intellectual Property granted in the ordinary course of business; (i) Liens arising under the Credit Agreement and (j) Liens described in Section 8.4(b) of the Company Disclosure Letter.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act), including a Governmental Entity.

“Personal Information” means information in any form that is associated with or can be used to identify, a natural Person and/or is considered “personally identifiable information,” “personal information,” “personal data,” or any similar term by any applicable Laws and/or Privacy Requirements.

“Principal Stockholders” means collectively, (i) Advent International GPE IX Limited Partnership, (ii) Advent International GPE IX-B Limited Partnership, (iii) Advent International GPE IX-C Limited Partnership, (iv) Advent International GPE IX-F Limited Partnership, (v) Advent International GPE IX-G Limited Partnership, (vi) Advent International GPE IX-H Limited Partnership, (vii) Advent International GPE IX-I Limited Partnership, (viii) Advent International GPE IX-A SCSp, (ix) Advent International GPE IX-D SCSp, (x) Advent International GPE IX-E SCSp, (xi) Advent International GPE IX Strategic Investors SCSp, (xii) Advent Partners GPE IX Limited Partnership, (xiii) Advent Partners GPE IX-A Limited Partnership, (xiv) Advent Partners GPE IX Cayman Limited Partnership, (xv) Advent Partners GPE IX-A Cayman Limited Partnership and (xvi) Advent Partners GPE IX-B Cayman Limited Partnership.

“Privacy Laws” means all Laws and binding guidance, guidelines and standards relating to privacy, data security, the Processing of Personal Information, data breach notification, website and mobile application privacy policies and practices, consumer protection, content moderation, online safety, online platform regulation, the Processing and security of payment card information (including the Payment Card Industry Data Security Standard and other applicable card association rules), restrictions on access to Personal Information or other protected information (including the DOJ Data Security Program Rule (28 C.F.R. Part 202)), wiretapping, the interception of electronic communications, the tracking or monitoring of online activity, data- or web-scraping, advertising or marketing, and email, text message, or telephone communications.

“Proceeding” means all actions, causes of action, suits, claims, complaints, charges, arbitrations, mediations, investigations, injunctions, audits, litigations or other similarly formal legal proceedings, in each case, by, before or involving any Governmental Entity.

“Process,” “Processed” or “Processing” means any operation or set of operations which is performed on information, including Personal Information, such as the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination, combination or disposal of such information, and/or is considered “processing” by any applicable Privacy Requirements.

“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other media.

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents, and other representatives.

“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any member State of the European Union or the United Kingdom; (b) any Person operating, organized or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person that is fifty percent (50%) or more directly or indirectly owned or controlled by or acting for or on behalf of any such Persons described in the foregoing clauses (a) through (c) or acting for or on behalf of such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union Member State or His Majesty’s Treasury of the United Kingdom.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Incident” means any (i) accidental, unlawful or unauthorized access, use, loss, exfiltration, disclosure, alteration, destruction, encryption or compromise of Personal Information or confidential information; (ii) accidental, unlawful or unauthorized occurrence or series of related occurrences on or conducted through the Company Systems that jeopardizes the confidentiality, integrity, or availability of the Company Systems or any Personal Information or confidential information stored or otherwise Processed therein; or (iii) occurrence that constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable Law.

“Service Provider” means any current or former employee, officer, director, manager, individual consultant, individual independent contractor or other individual service provider of the Company or any of its Subsidiaries.

“Software” means all software (including related assemblers, applets, compilers, source code, object code, intermediate/byte code, executable code, specifications, embodiments of algorithms, tools, user interfaces, data and databases (including scripts required to build and/or maintain such databases), firmware and related documentation), together with any error corrections, updates, modifications or enhancements thereto, in both machine-readable form and human-readable form.

“Subsidiary” of Parent, the Company or any other Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction on terms that the Company Board (or any committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel), taking into account all legal, financial, business, regulatory and other aspects of such Acquisition Proposal that the Company Board or such committee determines in good faith to be relevant, is more favorable, from a financial point of view, to the Company Stockholders (in their capacity as such) than the Merger and that, if accepted, would reasonably be expected to be completed on the terms set forth therein. For purposes of the reference to an “Acquisition Proposal” and “Acquisition Transaction” in this definition, all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

“Tax Authority” means any Governmental Entity having or purporting to exercise jurisdiction with respect to any Tax.

“Tax Receivable Agreement” means that certain Income Tax Receivable Agreement, dated as of September 29, 2021, by and among the Company and the TRA Parties, as amended, restated, supplemented or otherwise modified from time to time.

“Tax Return” means any report, return (including information return), claim for refund, statement or declaration relating to Taxes or the administration of any Tax Law filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means all taxes, duties, assessments and other charges in the nature of a tax imposed by any Governmental Entity, including, income, franchise, premium, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, payroll, employment, social security, disability, workers’ compensation, unemployment compensation (including health, workers’ compensation, and pension insurance), excise, estimated, withholding, ad valorem, stamp, transfer, registration, value-added tax, and any interest, penalty or additional amounts imposed by a Governmental Entity with respect thereto.

“Third Party” shall mean any Person other than Parent, Merger Sub or their respective affiliates.

“TRA Parties” means the Persons defined as the “TRA Parties” in the Tax Receivable Agreement.

“Trade Controls” means (a) all applicable trade, export control, import, human rights laws and regulations and antiboycott laws and regulations imposed, administered or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), Section 999 of the Internal Revenue Code, the U.S. customs laws at Title 19 of the U.S. Code, the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30), and (b) all applicable trade, export control, import and antiboycott laws and regulations imposed, administered or enforced by any other country where the Company operates.

“Treasury Regulations” means Treasury regulations promulgated under the Code.

“Union” means any union, employee association, works council or any other labor organization.

“Written Consent” means the Principal Stockholders Written Consent.

“Willful and Material Breach” means a material breach by a party of this Agreement that is a consequence of an act or an omission undertaken or omitted by the breaching party with the actual knowledge that the taking of such act or omission would result in such breach; it being acknowledged and agreed, without limitation, that any failure by any party to consummate the Merger and the other Transactions after the applicable conditions thereto have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions would be capable of being satisfied at such time) will constitute a Willful and Material Breach of this Agreement.

8.5 Terms Defined Elsewhere. The following table sets forth the terms that are defined elsewhere in this Agreement:

Agreement	Preamble
Alternative Acquisition Agreement	Section 5.3(a)
Book-Entry Shares	Section 2.2(b)(ii)
Capitalization Date	Section 3.2(a)
Certificate of Merger	Section 1.2
Certificates	Section 2.2(b)(i)
Closing	Section 1.2
Closing Date	Section 1.2
Common Stock	Recitals
Company	Preamble
Company Benefit Plan	Section 3.11(a)
Company Board	Recitals
Company Board Recommendation	Section 3.3(b)
Company Board Recommendation Change	Section 5.3(c)(i)
Company Bylaws	Section 3.1
Company Charter	Section 3.1
Company Disclosure Letter	Article 3
Company Equity Plans	Section 2.4(d)
Company Lease Agreement	Section 3.16(a)(vi)
Company Leased Real Property	Section 3.14(a)
Company Material Contracts	Section 3.16(b)
Company Option	Section 2.4(a)
Company Preferred Stock	Section 3.2(a)
Company Product	Section 3.9(c)(i)
Company Registered Intellectual Property	Section 3.17(a)
Company Related Parties	Section 7.3(d)
Company RSU Award	Section 2.4(b)
Company SEC Documents	Section 3.5(a)
Company SEC Financial Statements	Section 3.5(c)
Company Stockholder Approval	Section 3.3(c)
Company Stockholders	Recitals
Company Systems	Section 3.17(f)
Company Termination Fee	Section 7.3(a)
Confidentiality Agreement	Section 5.2
Continuing Employee	Section 5.8(a)
D&O Insurance	Section 5.9(c)
Data Partners	Section 3.18(a)
Delisting Period	Section 5.13
DGCL	Recitals
Dissenting Shares	Section 2.3
DPA	Section 3.9(g)
Effective Time	Section 1.2
Employment Laws	Section 3.12(d)
Extended Outside Date	Section 7.1(c)
Indemnitee	Section 5.9(a)
Information Statement	Section 5.4(b)
Initial Outside Date	Section 7.1(c)
Labor Agreement	Section 3.12(a)

Merger	Recitals
Merger Consideration	Section 2.1(a)
Merger Sub	Preamble
Notice Period	Section 5.3(d)(i)(B)
Other Required Approvals	Section 6.1(d)
Parent	Preamble
Parent Disclosure Letter	Article 4
Parent Subsidiary	Section 1.1(a)
Paying Agent	Section 2.2(a)
Permits	Section 3.10
Principal Stockholders Written Consent	Section 3.3(d)
Privacy Policy	Section 3.18(a)
Privacy Requirements	Section 3.18(a)
Protection Period	Section 5.8(a)
Relevant Business	Secton 5.5(e)
Sarbanes-Oxley Act	Section 3.5(b)
Share	Recitals
Surviving Corporation	Section 1.1(a)
TRA Waiver and Amendment	Recitals
Transactions	Recitals
WARN Act	Section 3.12(c)

8.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect, in any way, the meaning or interpretation of this Agreement.

8.7 Severability. If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement (or parts thereof) shall nevertheless remain in full force and effect and shall in no way be so long as the economic or legal substance of the Transactions is not affected, impaired or invalidated in any manner materially adverse to any party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in a mutually acceptable manner to the end that the Transactions are fulfilled to the extent possible.

8.8 Entire Agreement.

(a) This Agreement (together with the Exhibits and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein or therein, are not intended to confer upon any other Person any rights or remedies hereunder or thereunder.

(b) The Company Disclosure Letter and the Parent Disclosure Letter are “facts ascertainable” as that term is used in Section 251(b) of the DGCL, and do not form part of this Agreement.

8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of each of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that, Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement to any of their respective affiliates; provided, further, that, no such assignment shall relieve Parent or Merger Sub of its obligations hereunder or impose any delay or cause any detriment in the parties’ ability to consummate the Transactions. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

8.10 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than pursuant to (a) Section 5.9 and Section 7.3 or (b) the rights of the Company, on behalf of the Company’s stockholders (each of which are third-party beneficiaries of this Agreement solely to the extent required for the provision to be enforceable) to pursue specific performance as set forth in Section 8.14 or, if specific performance is not sought or granted as a remedy, seek damages (in which case the aggrieved party shall be entitled to seek all rights and remedies available at law or in equity, including for the avoidance of doubt, in the case of the Company, damages based on the loss of premium offered to each holder of Common Stock, which damages the Company shall be entitled to retain) in the event of fraud or Willful and Material Breach of any provision of this Agreement (it being agreed that in no event shall any stockholder of the Company or Parent be entitled to enforce any of their rights, or any of the parties’ obligations, under this Agreement directly in the event of any such breach, but rather that the Company shall have the sole and exclusive right to do so in its sole and absolute discretion, as agent for the Company’s stockholders), and the Company or Parent, as applicable, may retain any amounts obtained in connection therewith on any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.11 Mutual Drafting; Interpretation. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to the date set forth in the Preamble, unless the context requires otherwise. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement. The words “made available to Parent” and words of similar import refer to documents (a) posted to the data room maintained by the Company or its Representatives in connection with the Transactions, (b) delivered in person or electronically to Parent, Merger Sub or any of their respective Representatives or (c) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, prior to 6:00 p.m. Eastern Time on the date of this Agreement. The words “ordinary course of business” are deemed to be followed by the words “consistent with past practice.” Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and

“Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive, and the words “shall” and “will” have the same meaning. Whenever this Agreement refers to a number of days, such number refers to calendar days, unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

8.12 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, in the event such court does not have jurisdiction, Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the Transactions, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding, except in such courts; (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court; (iii) waives, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any such Proceeding in any such Delaware State or Federal court; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such Delaware State or Federal court. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(c).

8.13 Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect, and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise)

by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

8.14 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required by the parties hereunder to consummate the Transactions), irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur, and, accordingly, (a) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity; (b) the parties waive any requirement for the securing or posting of any bond or proof of actual damages in connection with the obtaining of any specific performance or injunctive relief; and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law and the defense that any award or specific performance is not an appropriate remedy for any reason at law or in equity. Subject to Section 7, the Company’s, Parent’s or Merger Sub’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of this Agreement involving a Willful and Material Breach.

[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

Parent:

HENKEL US OPERATIONS CORPORATION

/s/ Bjoern Jackisch
Name:	Bjoern Jackisch
Title:	President

/s/ Martijn de Regt
Name:	Martijn de Regt
Title:	Chief Financial Officer

Merger Sub:

MARGOT ACQUISITION MERGER SUB, INC.

/s/ Philipp Schaffer
Name:	Philipp Schaffer
Title:	President

/s/ Martijn de Regt
Name:	Martijn de Regt
Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

The Company:

OLAPLEX HOLDINGS, INC.

By:	/s/ Amanda Baldwin
Name: Amanda Baldwin
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF WRITTEN CONSENT

EXHIBIT B

FORM OF

CERTIFICATE OF INCORPORATION

OF SURVIVING CORPORATION

EXHIBIT C

FORM OF BYLAWS

OF SURVIVING CORPORATION

Annex B

Execution Version

LIMITED WAIVER AND AMENDMENT

This LIMITED WAIVER AND AMENDMENT, dated as of March 26, 2026 (this “Waiver and Amendment”), relates to that certain Income Tax Receivable Agreement dated as of September 29, 2021, by and among Olaplex Holdings, Inc., a Delaware corporation (the “Corporation”), and the parties listed on Annex A thereto (the “TRA Parties”) (such agreement, as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), and is entered into by and among the Corporation, certain of the TRA Parties (the “TRA Waiving Parties”) and Penelope Group Holdings GP, LLC, as representative of the TRA Parties (the “TRA Representative”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

RECITALS

WHEREAS, the parties hereto are parties to the Agreement; and

WHEREAS, pursuant to Section 4.01(d) of the Agreement, in the event of a Change of Control all obligations under the Agreement shall accelerate, and such obligations shall (except as otherwise provided in Section 4.01(d) of the Agreement) be calculated and finalized pursuant to ARTICLE IV of the Agreement as if an Early Termination Notice had been delivered on the date of the Change of Control and shall include (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the effective date of the Change of Control; (2) any Tax Benefit Payment agreed to by the Corporation and the TRA Representative as due and payable but as yet unpaid (except to the extent that such amount is included in the Early Termination Payment); and (3) any Tax Benefit Payment due for the Taxable Year ending prior to, with or including such date (except to the extent that such amount is included in the Early Termination Payment) (the “Change of Control Payment”); and

WHEREAS, substantially concurrently to the execution of this Waiver and Amendment, the Corporation is entering into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Corporation, Henkel US Operations Corporation, a Delaware corporation (“Parent”), and Margot Acquisition Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, Merger Sub will merge (the “Merger”) with and into the Corporation, with the Corporation continuing as the surviving corporation and a wholly owned Subsidiary of Parent, and this Waiver and Amendment shall be effective upon the execution and delivery of the Merger Agreement by all parties thereto (the “Waiver Effective Time”); and

WHEREAS, the TRA Waiving Parties desire to waive, effective as of the Waiver Effective Time, any and all remaining payments that have accrued or may become due and payable to such TRA Waiving Parties under the Agreement, in accordance with the terms of the Agreement and this Waiver and Amendment;

WHEREAS, the Corporation and the TRA Representative desire to amend the Agreement as set forth in this Waiver and Amendment to provide that the Agreement will automatically terminate upon the Corporation’s payment of the amounts set forth in Schedule A to this Waiver and Amendment to each Person listed on Schedule A to this Waiver and Amendment (which are all of the TRA Parties who would be entitled to a Change of Control Payment under the Agreement, except for the TRA Waiving Parties); and

WHEREAS, pursuant to Section 7.06(c) of the Agreement, no provision of the Agreement may be amended or waived unless such amendment or waiver is approved in writing by the Corporation and the TRA Representative; and

WHEREAS, this Waiver and Amendment is effective pursuant to Section 7.06(c) of the Agreement.

NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. WAIVER AND AMENDMENT.

(a) Subject to the terms and conditions of this Agreement, including Sections 1(e) and Section 4(a) hereof, from and after the Waiver Effective Time, each of the undersigned TRA Waiving Parties hereby irrevocably waives any and all of its rights to receive any payments under the Agreement, whether owed by the Corporation prior to, as of, or following the date hereof.

(b) Effective as of the date hereof, the Agreement is hereby amended by inserting a new Section 4.01(f) (as set forth below) into the Agreement (it being understood and agreed that if the Merger Agreement is terminated pursuant to its terms, this Section 1 of this Waiver and Amendment shall be null and void ab initio and of no force or effect and the Agreement shall continue in full force and effect as if this Waiver and Amendment had never been executed):

“(f) Notwithstanding anything herein to the contrary but subject to the terms of the Waiver and Amendment (as defined below), this Agreement shall automatically terminate in its entirety and the Corporation, the TRA Representative, the TRA Parties and any other party hereto shall have no further rights or obligations hereunder, including with respect to the payment of all or any portion of any Early Termination Payment or any other amounts owed pursuant to this Agreement, in each case, upon the effective time of the Merger without the taking of any further action by the Corporation or any other Person; provided that the Waiver and Amendment, the provisions thereof, including the obligation of the Corporation to pay each Non-Waiving TRA Party (as such term is defined in Section 1(d) of the Waiver and Amendment) such party’s respective Non-Waiving TRA Payment, and any Person’s rights or obligations thereunder shall expressly survive termination of this Agreement. For purposes of this Agreement: (x) the “Waiver and Amendment” shall mean that certain Limited Waiver and Amendment, dated as of March 26, 2026 by and among the Corporation, the TRA Parties, and Penelope Group Holdings GP, LLC, as representative of the TRA Parties, as amended, together with the schedules and exhibits thereto; (y) “Merger Agreement” shall mean that certain Agreement and Plan of Merger by and among the Corporation, Henkel US Operations Corporation, and Margot Acquisition Merger Sub, Inc.; and (z) “Merger” shall have the meaning set forth in the Merger Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Section 4.01 shall only take effect immediately prior to, and contingent upon the occurrence of, the effective time of the Merger under the Merger Agreement (it being understood that this Section 4.01 shall have no force or effect whatsoever unless and until immediately prior to the effective time of the Merger under the Merger Agreement). For the avoidance of doubt, if the Merger occurs, the effective time of the Merger and the closing of the transactions contemplated by the Merger Agreement shall not constitute a “Change of Control” for purposes of this Agreement (and Section 4.01(c) shall not apply in connection with the closing of the transactions contemplated by the Merger Agreement) and no Early Termination Payment or other amount otherwise payable under this Agreement shall be payable in connection with the effective time of the Merger and the closing of the transactions contemplated by the Merger Agreement or otherwise, except as set forth in Schedule A to the Waiver and Amendment.”

(c) The Corporation and the TRA Representative acknowledge and agree that the amendment of the Agreement pursuant to the foregoing Section 1(b), and the termination of the Agreement pursuant to the new Section 4.01(f) of the Agreement, shall not affect any party’s obligations under the remainder of this Waiver and Amendment.

(d) The Corporation, the undersigned TRA Waiving Parties and the TRA Representative agree that, from and after the Waiver Effective Time, no payments shall be payable to the TRA Waiving Parties and that the only amounts which shall be owed to any other TRA Party (each such other party, a “Non-Waiving TRA Party”) are those listed under Schedule A hereto (the “Non-Waiving TRA Payments”), and the Corporation shall pay to each Non-Waiving TRA Party such party’s respective Non-Waiving TRA Payment upon consummation of the Merger.

(e) If the Merger Agreement is terminated in accordance with its terms, Section 1 of this Waiver and Amendment shall be null and void ab initio and of no force or effect and all of the Corporation’s obligations under the Agreement shall continue in full force and effect as if this Waiver and Amendment had never been executed; provided, that automatically upon such termination and without the taking of any further action by the Corporation or any other Person, the Corporation shall as promptly as practicable make any payments and distributions under the Agreement that would have been then due but for the application of provisions of this Section 1.

(f) The Corporation and the TRA Representative agree that the Non-Waiving TRA Payments constitute the Non-Waiving TRA Parties share of any Early Termination Payments and Tax Benefit Payments owed in connection with the transactions contemplated by the Merger Agreement and the termination of the TRA, and the TRA Representative hereby agrees that it will not raise any objections with respect to the determination of such amounts.

(g) The terms of Section 6.02 of the Agreement (Consistency) shall apply with respect to the tax treatment of payments pursuant to or contemplated by Section 1 of this Amendment. The TRA Representative and the Corporation shall work in good faith (in a manner consistent with the principles and methodologies of the Agreement) to determine which payments are Compensatory Payments and which are Imputed Interest, and the parties: (a) will not take any position on a tax return inconsistent with the intended tax treatment described in Section 6.02 of the Agreement or this subsection (g), and (b) will not agree to settle any audit, examination, or other proceeding in a manner inconsistent with the intended tax treatment described in Section 6.02 of the Agreement or this subsection (g), in each case without the prior written consent of the Corporation (such consent not to be unreasonably withheld, conditioned or delayed). Upon written request of the TRA Representative, the Corporation will (i) provide the TRA Representative with a copy of the certificate which it is providing pursuant to Section 5.15 of the Merger Agreement, and (ii) use commercially reasonable efforts to provide the TRA Representative with such additional information and assistance as the TRA Representative may reasonably request in connection with tax reporting matters, including those relating to the payments contemplated by this Amendment; provided that the Corporation shall not be required to provide any information which it regards as confidential.

SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS WAIVED.

(a) This Waiver and Amendment shall be limited precisely as written and, except as specifically set forth above, shall not be deemed to be a waiver or modification or a suspension of compliance with any term or condition of the Agreement, or to prejudice any other right or rights that the TRA Parties may now or in the future have under or in connection with the Agreement. Subject to Section 1 hereof, the provisions of the Agreement shall remain in full force and effect. This Waiver and Amendment shall not constitute a novation of the Agreement, but shall constitute a waiver thereof. This Waiver and Amendment shall not be deemed to expressly or impliedly modify or supplement any provision of the Agreement other than as expressly set forth herein.

(b) The parties acknowledge and agree that the foregoing Section 1 shall not affect any party’s obligations under the remainder of this Waiver and Amendment. Each of the TRA Waiving Parties acknowledges and agrees that by entering into this Waiver and Amendment, it is expressly consenting that all payments owed to such TRA Waiving Parties pursuant to the Agreement shall be immediately suspended and shall terminate from and after the effective time of the Merger under the Merger Agreement, and from and after the effective time of the Merger under the Merger Agreement, no TRA Waiving Party shall be entitled to any further payment or other obligation under the Agreement.

SECTION 3. REPRESENTATIONS.

3.1	Each of the parties hereto represents and warrants as of the date of this Waiver and Amendment as follows:

(a) such party has the power and authority, and the legal right, to execute and deliver this Waiver and Amendment; and the execution, delivery and performance of this Waiver and Amendment have been duly authorized by such party by all necessary action (corporate and otherwise); and

(b) this Waiver and Amendment has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4. MISCELLANEOUS.

(a) This Waiver and Amendment shall terminate and shall be null and void ab initio and of no force or effect in its entirety upon the termination of the Merger Agreement pursuant to its terms; provided, that the terms of Section 1(e) shall survive the termination of this Waiver and Amendment until the Corporation shall have made all payments required thereunder. In the event of a termination of this Waiver and Amendment pursuant to this Section 4, the Agreement shall remain in full force and effect in accordance with its terms (without giving effect to any provisions of this Waiver and Amendment including, without limitation, Section 1 hereof).

(b) The provisions of the Agreement set forth in Section 7.01 (Notices), Section 7.02 (Counterparts), Section 7.04 (Governing Law), Section 7.05 (Severability), Section 7.06 (Successors; Assignment; Amendments; Waivers) and Section 7.07 (Resolution of Disputes) of the Agreement are incorporated by reference herein, mutatis mutandis.

(c) Notwithstanding anything to the contrary in Section 7.06 of the Agreement, none of the TRA Parties, including the TRA Waiving Parties, may directly or indirectly assign all or any portion of such TRA Party’s interest in the Agreement or this Waiver and Amendment. Any such purported assignment shall be void ab initio.

(d) Notwithstanding anything to the contrary in the Agreement or this Waiver and Amendment, this Waiver and Amendment shall be binding upon and inure solely to the benefit of each of the parties hereto and their respective successors and permitted assigns, and nothing in this Waiver and Amendment, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Waiver and Amendment. Notwithstanding the foregoing, the parties hereto agree that, unless the Merger Agreement is terminated in accordance with its terms prior to the effective time of the Merger and the closing of the transactions contemplated thereby, Parent is an express third party beneficiary of this Waiver and Amendment and this Waiver and Amendment is enforceable by Parent in all respects. None of the provisions of this Waiver and Amendment may be amended, modified or otherwise adjusted, and this Waiver and Amendment may not be terminated or waived in any respect, by any party hereto without the prior written consent of Parent (which consent may be withheld by Parent in its sole discretion).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Waiver and Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Olaplex Holdings, Inc:

By:	/s/ Amanda Baldwin
Name:	Amanda Baldwin
Title:	Chief Executive Officer

[Signature Page to Limited Waiver and Amendment]

IN WITNESS WHEREOF, the parties have caused this Waiver and Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Penelope Group Holdings GP, LLC, as TRA Representative:

By:
Advent International L.P., its Sole Member
Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Senior Director, Fund Administration

[Signature Page to Limited Waiver and Amendment]

IN WITNESS WHEREOF, the parties have caused this Waiver and Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Advent International GPE IX Limited Partnership
Advent International GPE IX-B Limited Partnership
Advent International GPE IX-C Limited Partnership
Advent International GPE IX-F Limited Partnership
Advent International GPE IX-G Limited Partnership
Advent International GPE IX-H Limited Partnership
Advent International GPE IX-I Limited Partnership

By: GPE IX GP Limited Partnership, General Partner
By: Advent International GPE IX, LLC, General Partner
By: Advent International, L.P., Manager
By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Senior Director, Fund Administration

Advent Partners GPE IX Cayman Limited Partnership
Advent Partners GPE IX-A Cayman Limited Partnership
Advent Partners GPE IX-B Cayman Limited Partnership
Advent Partners GPE IX Limited Partnership
Advent Partners GPE IX-A Limited Partnership

By: AP GPE IX GP Limited Partnership, General Partner
By: Advent International GPE IX, LLC, General Partner
By: Advent International, L.P., Manager
By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Senior Director, Fund Administration

[Signature Page to Limited Waiver and Amendment]

IN WITNESS WHEREOF, the parties have caused this Waiver and Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Advent International GPE IX-A SCSP
Advent International GPE IX-D SCSP
Advent International GPE IX-E SCSP
Advent International GPE IX Strategic Investors SCSP

By: GPE IX GP S.à r.l., General Partner
By: Advent International GPE IX, LLC, Manager

By:	/s/ Justin Nuccio
Name:	Justin Nuccio
Title:	Manager

By: Advent International, L.P., Manager
By: Advent International GP, LLC, General Partner

By:	/s/ Neil Crawford
Name:	Neil Crawford
Title:	Senior Director, Fund Administration

[Signature Page to Limited Waiver and Amendment]

IN WITNESS WHEREOF, the parties have caused this Waiver and Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

By:	/s/ Christine Dagousset
Name:	Christine Dagousset

[Signature Page to Limited Waiver and Amendment]

IN WITNESS WHEREOF, the parties have caused this Waiver and Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

By:	/s/ Deirdre Findlay
Name:	Deirdre Findlay

[Signature Page to Limited Waiver and Amendment]

Schedule A

Payments to Non-Waiving TRA Parties

[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]

Total		$14,822,247.50

Note: [***]

Annex C

March 24, 2026

The Board of Directors

Olaplex Holdings, Inc.

432 Park Avenue South, Third Floor

New York, NY 10016

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the “Company Common Stock”), of Olaplex Holdings, Inc. (the “Company”), of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Henkel US Operations Corporation (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), by and among the Company, the Acquiror and the Acquiror’s wholly-owned subsidiary, Margot Acquisition Merger Sub, Inc. (“Merger Sub”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held by the Company as treasury stock, or held directly by any wholly-owned subsidiary of the Company, or the Acquiror, Merger Sub or any of their wholly-owned subsidiaries and Dissenting Shares (as defined in the Agreement) (collectively, the “Excluded Shares”), will be converted into the right to receive $2.06 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft dated March 24, 2026 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company, the Acquiror or Merger Sub under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of the Company as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company, the Acquiror and Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock (other than holders of Excluded Shares) in the proposed Transaction and we express no opinion as to the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Acquiror. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Henkel AG & Co. KGAA, the parent entity of the Acquiror (“Henkel”), for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger on a revolving credit facility in July 2024. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Advent International, L.P. (“Advent”), the ultimate investment advisor to the Principal Stockholders (as defined in the Agreement), which are significant shareholders of the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor to Advent on the sale of Bharat Serum and Vaccines in November 2024. In addition, during the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Advent portfolio companies for which we and such affiliates have received customary compensation. Such services during such period have included providing debt syndication, equity underwriting and financial advisory services to Advent portfolio companies. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of certain portfolio companies of Advent, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Henkel. In the ordinary course of our businesses, we and our affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or Henkel for our own account or for the accounts of customers and, accordingly, we likely hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock (other than holders of Excluded Shares) in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

U174389

Annex D

DGCL § 262. Appraisal rights

[For application of this section, see 81 Del. Laws, c. 354, § 17; 82 Del. Laws, c. 45, § 23; 82

Del. Laws, c. 256, § 24; 83 Del. Laws, c. 377, § 22; and 84 Del. Laws, c. 98, § 16].

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

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